EXECUTION VERSION

CONTRIBUTION AND SIMPLIFICATION AGREEMENT
dated as of March 22, 2021
by and among
OMS HOLDINGS LLC,
OASIS MIDSTREAM SERVICES LLC,
OMP GP LLC,
OASIS MIDSTREAM PARTNERS LP,
OMP OPERATING LLC,
OMP DEVCO HOLDINGS CORP.,
BEARTOOTH DEVCO LLC,
BOBCAT DEVCO LLC,
OMS HOLDINGS MERGER SUB, LLC,
and,
for purposes of Sections 8.3 and 8.4 and Articles IX and XI hereof,
OASIS PETROLEUM INC.

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Appendix A – Knowledge Persons
Exhibit 2.2 – Cash Consideration Adjustment
Exhibit 8.4 – Subject Assets
Exhibit A – Form of Assignment Agreement
Exhibit B – Form of Third A&R Beartooth LLC Agreement
Exhibit C – Form of Third A&R Bobcat LLC Agreement
Exhibit D – Form of Second A&R Partnership Agreement
Exhibit E – Form of Second A&R General Partner LLC Agreement
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CONTRIBUTION AND SIMPLIFICATION AGREEMENT
This Contribution and Simplification Agreement (this “Agreement”) is made as of March 22, 2021 by and among OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), OMP GP LLC, a Delaware limited liability company (the “General Partner”), Oasis Midstream Partners LP, a Delaware limited partnership (“OMP”), OMP Operating LLC, a Delaware limited liability company (“OMP Operating”), OMP DevCo Holdings Corp., a Delaware corporation (“Corp Sub”), Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo”), Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo” and, together with Beartooth DevCo, the “DevCos”), OMS Holdings Merger Sub, LLC, a Delaware limited liability company (“GP Merger Sub”), and for purposes of Section 8.3, Section 8.4, Article IX and Article XI hereof, Oasis Petroleum Inc., a Delaware corporation (“Oasis”).
RECITALS
WHEREAS, OMS and GP Merger Sub are wholly owned subsidiaries of OMS Holdings, OMP Operating is a wholly owned subsidiary of OMP and Corp Sub is a wholly owned subsidiary of OMP Operating;
WHEREAS, prior to the consummation of the transactions contemplated by this Agreement, OMS owns 64.7% of the issued and outstanding limited liability company interests in, and is a member of, Bobcat DevCo, and 30% of the issued and outstanding limited liability company interests in, and is a member of, Beartooth DevCo;
WHEREAS, prior to the consummation of the transactions contemplated by this Agreement, OMP Operating owns 35.3% of the issued and outstanding limited liability company interests in, and is a member of, Bobcat DevCo and 70% of the issued and outstanding limited liability company interests in, and is a member of, Beartooth DevCo;
WHEREAS, OMP Operating desires to cause (i) Beartooth DevCo to issue the Beartooth Preferred Interest (as defined herein) to Corp Sub in exchange for a cash contribution by Corp Sub to Beartooth DevCo and (ii) Bobcat DevCo to issue the Bobcat Preferred Interest (as defined herein) to Corp Sub in exchange for a cash contribution by Corp Sub to Bobcat DevCo;
WHEREAS, OMS Holdings desires to cause OMS to contribute all of its remaining limited liability company interest in Bobcat DevCo and all of its remaining limited liability company interests in Beartooth DevCo (collectively, the “Subject Interests”) to OMP Operating, as the designee of OMP, and OMP desires to cause OMP Operating to accept and acquire the Subject Interests in accordance with the terms of this Agreement (the “Conveyance”);
WHEREAS, OMP and the General Partner desire to cause the Incentive Distribution Rights (as defined herein) to be converted into OMP Common Units (as defined herein) and, in connection therewith, to amend and restate the Amended and Restated Agreement of Limited Partnership of OMP, dated as of September 25, 2017 (the “Partnership Agreement”) in its entirety (together with the Conveyance, collectively, the “Transaction”);
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WHEREAS, (a)(i) the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors (the “Board”) of the General Partner has previously received an opinion of Janney, the financial advisor to the Conflicts Committee, that, as of such date and subject to the various assumptions, qualifications and limitations set forth therein, the consideration to be paid in the Transaction is fair, from a financial point of view, to OMP and holders of OMP Common Units, other than the General Partner, OMS Holdings and their respective Affiliates and (ii) based on the belief of the members of the Conflicts Committee that the consummation of the Transaction on the terms and conditions set forth in this Agreement is in the best interests of the Partnership Group (as defined in the Partnership Agreement), unanimously approved the Transaction, such approval constituting “Special Approval” for purposes of the Partnership Agreement, and unanimously recommended that the Board approve the Transaction and (b) subsequently, the Board has approved the Transaction; and
WHEREAS, in accordance with Section 8.6 of the Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of May 22, 2017 (as amended, the “General Partner LLC Agreement”), OMS Holdings, in its capacity as the managing member of the General Partner, has approved the Transaction.
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:
Article I

DEFINITIONS

Section 1.1    Definitions. The respective terms defined in this Section 1.1 shall, when used in this Agreement, have the respective meanings specified herein, with each such definition equally applicable to both singular and plural forms of the terms so defined:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person; provided that such term when used (a) with respect to OMS Holdings, means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with OMS Holdings, excluding OMP, OMP Operating and its subsidiaries and (b) with respect to OMP, shall mean only OMP Operating. No Person shall be deemed an Affiliate of any Person solely by reason of the exercise or existence of rights, interests or remedies under this Agreement.
“Agreement” has the meaning ascribed to such term in the preamble.
“Applicable Law” means, with respect to any matter, any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to such matter.
“Assets” means all of the assets owned as of the Closing Date by the DevCos.
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“Assignment Agreement” means the Assignment Agreement between OMS and OMP Operating dated as of the Closing Date, a form of which is attached hereto as Exhibit A.
“Beartooth DevCo” has the meaning ascribed to such term in the preamble.
“Beartooth LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Beartooth DevCo, dated as of February 22, 2019, by and between OMP Operating and OMS.
“Beartooth Preferred Interest” has the meaning ascribed to such term in the Third A&R Beartooth LLC Agreement.
“Beartooth Preferred Purchase Price” has the meaning ascribed to such term in Section 2.1(a).
“Board” has the meaning ascribed to such term in the recitals.
“Bobcat DevCo” has the meaning ascribed to such term in the preamble.
“Bobcat LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Bobcat DevCo, dated as of February 22, 2019, by and between OMP Operating and OMS.
“Bobcat Preferred Interest” has the meaning ascribed to such term in the Third A&R Beartooth LLC Agreement.
“Bobcat Preferred Purchase Price” has the meaning ascribed to such term in Section 2.1(b).
“Business Day” means any day except a Saturday, a Sunday and any day that is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, in each case, in Houston, Texas.
“Cash Consideration” has the meaning ascribed to such term in Section 2.2(b)(i).
“Ceiling Amount” has the meaning ascribed to such term in Section 11.6(a).
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended.
“Certificate of Merger” has the meaning ascribed to such term in Section 2.3(b).
“Class B Units” has the meaning ascribed to such term in the General Partner LLC Agreement.
“Closing” has the meaning ascribed to such term in Section 2.1.
“Closing Date” means the date on which the Closing occurs.
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“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission.
“Conflicts Committee” has the meaning ascribed to such term in the recitals.
“Consideration” means the Cash Consideration and the New OMP Common Units.
“Control” and its derivatives mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Conveyance” has the meaning ascribed to such term in the recitals.
“Corp Sub” has the meaning ascribed to such term in the preamble.
“Damages” means any direct or indirect losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including court costs and reasonable attorneys’ and expert’s fees) of any and every kind or character, known or unknown, fixed or contingent.
“Deductible Amount” has the meaning ascribed to such term in Section 11.6(a).
“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended.
“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended.
“DevCo Contracts” means (a) every contract that materially affects the ownership, operation or business of the DevCos or the Assets to which any DevCo is a party or to which any Asset is subject as of the date of this Agreement and which remains executory in whole or in part and (b) each DevCo LLC Agreement.
“DevCo Financial Statements” has the meaning ascribed to such term in Section 3.5(a).
“DevCo LLC Agreement” means, with respect to Bobcat DevCo, the Bobcat LLC Agreement, and, with respect to Beartooth DevCo, the Beartooth LLC Agreement.
“DevCos” has the meaning ascribed to such term in the preamble.
“Disclosure Schedules” has the meaning ascribed to such term in Article III.
“Direct Claim” has the meaning ascribed to such term in Section 11.5.
“Dispute” has the meaning ascribed to such term in Section 12.6(a).
“Effective Time” means 12:00 am CT on January 1, 2021.
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“Environmental Laws” means any Applicable Law, statute, regulation, rule (including fundamental principles of common law), ordinance, judgment, order, decree, injunction or other legally enforceable directive or requirement of any Governmental Authority with jurisdiction over any DevCo, or their respective Assets, operations and businesses, in effect as of the Closing Date and relating to: (a) pollution, (b) protection of the environment or human health or workplace safety (to the extent such health or safety relates to exposure to Hazardous Materials), (c) the Release of Hazardous Materials or (d) the generation, manufacture, processing, distribution, handling, use, treatment, storage, transport or disposal of Hazardous Materials. Without limiting the foregoing definition, Environmental Laws includes the Resource Conservation and Recovery Act, the Clean Air Act, CERCLA, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the National Environmental Policy Act, the Pollution Prevention Act of 1990, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act and the Federal Insecticide, Fungicide and Rodenticide Act.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Finance Corp.” means OMP Finance Corp., a Delaware corporation and wholly owned subsidiary of OMP Operating.
“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.
“General Partner” has the meaning ascribed to such term in the preamble.
“General Partner LLC Agreement” has the meaning ascribed to such term in the preamble.
“Governmental Approval” has the meaning ascribed to such term in Section 3.3(b).
“Governmental Authority” means any federal, state, municipal or other government, governmental court, department, commission, board, bureau, agency or instrumentality, whether foreign or domestic.
“GP Merger” has the meaning ascribed to such term in Section 2.3(b).
“GP Merger Effective Time” has the meaning ascribed to such term in Section 2.3(b).
“GP Merger Sub” has the meaning ascribed to such term in the preamble.
“Hazardous Materials” means any substance, whether by its nature or its use, that is regulated under or pursuant to any Environmental Law including any: (a) substance listed, defined or regulated as a “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic substance,” “pollutant,” “contaminant” or words of similar meaning or import
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found in any Environmental Law, (b) petroleum, petroleum hydrocarbons, petrochemical or petroleum products, petroleum substances, oil and natural gas exploration and production wastes, natural gas, synthetic gas or crude oil and any components, fractions or derivatives thereof and (c) asbestos or asbestos containing materials, polychlorinated biphenyls, radioactive materials, urea formaldehyde or radon.
“IDR Conversion Common Units” has the meaning ascribed to such term in Section 2.3(a).
“Incentive Distribution Right” has the meaning ascribed to such term in the Partnership Agreement.
“Intended Tax Treatment” has the meaning ascribed to such term in Section 9.5.
“Janney” means Janney, Montgomery, Scott, LLC, financial advisor to the Conflicts Committee.
“Knowledge,” as used in this Agreement with respect to a party hereof, means the actual knowledge of that party’s designated personnel after due inquiry. The designated personnel for OMS Holdings and OMP are set forth on Appendix A.
“Lien” means any mortgage, deed of trust, lien, assessment, security interest, pledge, conditional sales contract, charge, encumbrance, purchase option or right, easement or other similar property interest.
“Material Adverse Effect” means a material adverse effect on or a material adverse change in (a) the value of the Assets, or the business, operations or financial condition of the DevCos, taken as a whole, other than any effect or change (i) that impacts the onshore midstream industry generally (including any change in the prices of crude oil or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law or GAAP), (ii) in the United States or global political or economic conditions or financial markets in general, or (iii) resulting from the announcement of the transactions contemplated by this Agreement and the taking of any actions contemplated by this Agreement, provided, that in the case of clauses (i) and (ii), the impact on the Assets or the business, operations or financial condition of the DevCos, taken as a whole, is not materially disproportionate to the impact on similarly situated assets or businesses in the onshore midstream industry, or (b) the ability of OMS Holdings or OMS to perform their obligations under this Agreement and the Assignment Agreement or to consummate the transactions contemplated hereby or thereby.
“Minimum Claim Amount” has the meaning ascribed to such term in Section 11.6(a).
“Nasdaq” means The NASDAQ Stock Market LLC.
“New OMP Common Units” has the meaning ascribed to such term in Section 2.2(b)(ii).
“Notes” means senior notes of OMP and Finance Corp.
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“Notes Offering” means any offering and issuance of the Notes pursuant to a registered public offering or a private placement pursuant to Rule 144A and/or Regulation S of the Securities Act.
“Notice” has the meaning ascribed to such term in Section 12.5.
“Oasis” has the meaning ascribed to such term in the preamble.
“Oasis Entity” has the meaning ascribed to such term in the Omnibus Agreement.
“Offering Option” has the meaning ascribed to such term in Section 10.1(e).
“Omnibus Agreement” means that certain Omnibus Agreement among Oasis, Oasis Petroleum LLC, OMS Holdings, OMS, OMP and the General Partner, dated as of September 25, 2017.
“OMP” has the meaning ascribed to such term in the preamble.
“OMP Common Units” means common units representing limited partner interests in OMP.
“OMP Indemnified Parties” has the meaning ascribed to such term in Section 11.1.
“OMP Operating” has the meaning ascribed to such term in the preamble.
“OMS” has the meaning ascribed to such term in the preamble.
“OMS Holdings” has the meaning ascribed to such term in the preamble.
“OMS Holdings Indemnified Parties” has the meaning ascribed to such term in Section 11.2.
“Organizational Documents” means with respect to any Person that is not a natural Person, the articles or certificate of incorporation or formation, bylaws, limited partnership agreement, partnership agreement or limited liability company agreement, as applicable, or such other governing or organizational documents of such Person.
“Outside Date” shall mean the date that is 60 days after the date of this Agreement.
“Partnership Agreement” has the meaning ascribed to such term in the recitals.
“Partnership Group” has the meaning ascribed to such term in the Omnibus Agreement.
“Partnership Group Member” has the meaning ascribed to such term in the Omnibus Agreement.
“Partnership Interest” has the meaning ascribed to such term in the Partnership Agreement.
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“Permitted Liens” means all: (a) mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’, carriers’, workmen’s or other like Liens or charges arising by operation of law, in the ordinary course of business or incident to the construction or improvement of any of the Assets, in each case, for amounts not yet delinquent (including any amounts being withheld as provided by law); (b) Liens arising under original purchase price conditional sales contracts and equipment leases with Persons other than OMS Holdings, OMP, the DevCos and their respective Affiliates entered into in the ordinary course of business; (c) immaterial defects and irregularities in title, encumbrances, exceptions and other matters that, singularly or in the aggregate, will not materially interfere with the ownership, use, value, operation or maintenance of the Assets to which they pertain or OMS Holdings’ or OMS’s ability to perform its obligations hereunder with respect thereto; (d) Liens for Taxes that are not yet due and payable; (e) pipeline, utility and similar easements and other rights in respect of surface operations; (f) Liens supporting surety bonds, performance bonds and similar obligations issued in connection with the Assets; (g) all rights to consent or require notices to, filings with or other actions by Governmental Authorities or Persons other than OMS Holdings, OMP, the DevCos and their respective Affiliates in connection with the sale or conveyance of easements, rights of way, licenses, facilities or interests therein if they are customarily obtained subsequent to the sale or conveyance; and (h) all Liens disclosed on Schedule 3.6 hereto.
“Person” means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, Governmental Authority or other entity.
“Purchase Agreement” means that certain purchase agreement by and among OMP and the purchasers party thereto, to be entered into prior to the Closing Date, providing for the offer and sale by OMP and purchase by the purchasers of OMP Common Units in a private placement.
“Release” means any releasing, depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing, whether intentional or unintentional.
“ROFR” has the meaning ascribed to such term in Section 8.4.
“ROFR Assets” has the meaning ascribed to such term in Section 8.4.
“ROFR Notice” has the meaning ascribed to such term in Section 8.4.
“ROFR Offer” has the meaning ascribed to such term in Section 8.4.
“ROFR Period” has the meaning ascribed to such term in Section 8.4.
“Rules” has the meaning ascribed to such term in Section 12.6(a).
“Second A&R Partnership Agreement” has the meaning ascribed to such term in Section 2.3(a).
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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subject Assets” means the assets included on Exhibit 8.4 hereto.
“Subject Interests” has the meaning ascribed to such term in the recitals.
“Supplemental Disclosure Letter” has the meaning ascribed to such term in Section 8.2.
“Surviving Company” has the meaning ascribed to such term in Section 2.3(b).
“Tax” means any and all U.S. federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, capital stock, profits, margin, license, license fee, environmental, customs duty, unclaimed property or escheat payments, alternative fuels, mercantile, lease, service, withholding, payroll, employment, unemployment, social security, disability, excise, severance, registration, stamp, occupation, premium, property (real or personal), windfall profits, fuel, value added, alternative or add on minimum, estimated or other similar taxes, duties, levies, customs, tariffs, imposts or assessments (including public utility commission property tax assessments) imposed by any Governmental Authority, together with any interest, penalties or additions thereto payable to any Governmental Authority in respect thereof or any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person.
“Tax Return” means any return, declaration, report, statement, election, claim for refund or other written document, together with all attachments, amendments and supplements thereto, filed with or provided to, or required to be filed with or provided to, a Governmental Authority in respect of Taxes.
“Third A&R Beartooth LLC Agreement” has the meaning ascribed to such term in Section 2.1(c).
“Third A&R Bobcat LLC Agreement” has the meaning ascribed to such term in Section 2.1(c).
“Transaction” has the meaning ascribed to such term in the recitals.
“Transfer” means to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of, whether in one or a series of transactions.
“Transfer Taxes” has the meaning ascribed to such term in Section 9.2.
“Tribunal” has the meaning ascribed to such term in Section 12.6(b).
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“Underwriting Agreement” means that certain underwriting agreement by and among OMP and the underwriters party thereto, to be entered into prior to the Closing Date, providing for the offer and sale by OMP and purchase by the underwriters of OMP Common Units.
“Unit” has the meaning ascribed to such term in the General Partner LLC Agreement.
Section 1.2    Construction
. In constructing this Agreement: (a) the word “includes” and its derivatives means “includes, without limitation” and corresponding derivative expressions; (b) the currency amounts referred to herein, unless otherwise specified, are in United States dollars; (c) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; (d) unless otherwise specified, all references in this Agreement to “Article,” “Section,” “Exhibit,” “preamble” or “recitals” shall be references to an Article, Section, Exhibit, preamble or recitals hereto; and (e) whenever the context requires, the words used in this Agreement shall include the masculine, feminine and neuter and singular and the plural.
Article II

TRANSACTIONS AND CLOSING

Section 2.1    Purchases of Preferred Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the closing of the Transactions (the “Closing”):
(a)    Beartooth DevCo shall issue and sell to Corp Sub the Beartooth Preferred Interest, free and clear of all Liens (other than restrictions on transfer (i) that may be imposed under applicable federal and state securities laws and (ii) that are set forth in Beartooth DevCo’s Organizational Documents) and, in consideration for the issuance and sale of the Beartooth Preferred Interest by Beartooth DevCo to Corp Sub, Corp Sub shall pay to Beartooth DevCo a purchase price of $3,200,000 (the “Beartooth Preferred Purchase Price”);
(b)    Bobcat DevCo shall issue and sell to Corp Sub the Bobcat Preferred Interest, free and clear of all Liens (other than restrictions on transfer (i) that may be imposed under applicable federal and state securities laws and (ii) that are set forth in Bobcat DevCo’s Organizational Documents) and, in consideration for the issuance and sale of the Bobcat Preferred Interest by Bobcat DevCo to Corp Sub, Corp Sub shall pay to Bobcat DevCo a purchase price of $5,900,000 (the “Bobcat Preferred Purchase Price”); and
(c)    OMP Operating and Corp Sub shall cause (i) the Beartooth LLC Agreement to be amended and restated in its entirety in substantially the form set forth in Exhibit B attached hereto (as so amended and restated, the “Third A&R Beartooth LLC Agreement”), and (ii) the Bobcat LLC Agreement to be amended and restated in its entirety in substantially the form set forth in Exhibit C attached hereto (as so amended and restated, the “Third A&R Bobcat LLC Agreement”).
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    The Third A&R Beartooth LLC Agreement, the Third A&R Bobcat LLC Agreement, and the issuances and sales of the Beartooth Preferred Interest and the Bobcat Preferred Interest to Corp Sub (in each case pursuant to the terms and conditions set forth in this Section 2.1 and as applicable, the Third A&R Beartooth LLC Agreement or the Third A&R Bobcat LLC Agreement) shall be effective as of immediately prior to the Effective Time. OMS, in its capacity as a member of Beartooth DevCo and Bobcat DevCo immediately prior to the Effective Time, hereby consents to and approves the Third A&R Beartooth LLC Agreement and the Third A&R Bobcat LLC Agreement.
Section 2.2    Conveyance.
(a)    Upon the terms and subject to the conditions set forth in this Agreement and in the Assignment Agreement, at the Closing, OMS Holdings shall cause OMS to contribute, transfer, assign and convey the Subject Interests to OMP Operating, free and clear of all Liens (other than restrictions on transfer (i) that may be imposed under applicable federal and state securities laws and (ii) that are set forth in the Organizational Documents of Beartooth DevCo or Bobcat DevCo, as applicable), and OMP Operating, in its capacity as designee of OMP, shall accept and acquire the Subject Interests from OMS. The contribution, transfer, assignment and conveyance of the Subject Interests shall be effective as of the Effective Time.
(b)    At the Closing, in exchange for the contribution of the Subject Interests, OMP shall pay the Consideration, which shall be payable at Closing as follows:
(i)    OMP shall distribute to OMS Holdings an aggregate amount of cash (the “Cash Consideration”) equal to $229,000,000, which amount shall be subject to adjustment as of the Closing Date in accordance with Exhibit 2.2 hereto to account for the Conveyance being effective as of the Effective Time, with such cash to be sourced from the proceeds of the Notes Offering and to be treated, in part, as a reimbursement of capital expenditures; and
(ii)    OMP shall issue to OMS Holdings or its designee an aggregate of 12,949,644 OMP Common Units (the “New OMP Common Units”).
Section 2.3    Conversion of Incentive Distribution Rights; General Partner Merger.
(a)    Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, OMP and the General Partner shall cause the Incentive Distribution Rights to be cancelled and converted into 1,850,356 OMP Common Units (the “IDR Conversion Common Units”) and in connection therewith, at the Closing, the General Partner shall cause the Partnership Agreement to be amended and restated in its entirety (acting pursuant to its authority in Section 13.1(d) of the Partnership Agreement) in substantially the form set forth in Exhibit D attached hereto (as so amended and restated, the “Second A&R Partnership Agreement”). OMS Holdings, in its capacity as a limited partner of OMP, hereby consents to and approves the Second A&R Partnership Agreement.
(b)    Immediately following the Closing, GP Merger Sub shall merge with and into the General Partner, with the General Partner surviving the merger as a wholly owned subsidiary of
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OMS Holdings (the “Surviving Company”) and whereupon the separate existence of GP Merger Sub shall cease (the “GP Merger”). In order to effect the GP Merger, on the Closing Date, OMS Holdings shall cause GP Merger Sub and the General Partner to file with the Secretary of State of the State of Delaware the certificate of merger (the “Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the Delaware LLC Act. The GP Merger shall become effective at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such other, later date and time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the Delaware LLC Act (such date and time is hereinafter referred to as the “GP Merger Effective Time”). At the GP Merger Effective Time, by virtue of the GP Merger and without any action on the part of the GP Merger Sub, the General Partner, OMS Holdings, or the holders of any securities of the GP Merger Sub or the General Partner, (i) each Unit issued and outstanding immediately prior to the GP Merger Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into, and shall thereafter represent, the right to receive the IDR Conversion Common Units on a pro rata basis subject to the following sentence, and (ii) the limited liability company interest in GP Merger Sub shall be converted into all of the outstanding limited liability company interests of the Surviving Company and OMS Holdings shall continue as the sole member of the Surviving Company. Certain of the IDR Conversion Common Units received by the holders of Class B Units will be subject to vesting terms and conditions set forth in a supplement to the Incentive Unit Award Agreement between such holder and the General Partner, which supplement will be executed contemporaneously with the execution hereof. At the GP Merger Effective Time, the certificate of formation of the General Partner, as in effect immediately prior to the GP Merger Effective Time, shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with the provisions thereof, this Agreement and applicable law. At the GP Merger Effective Time, the General Partner LLC Agreement shall be amended and restated in its entirety in substantially the form set forth in Exhibit E attached hereto and shall be the limited liability company agreement of the Surviving Company until thereafter amended in accordance with the provisions thereof, this Agreement and applicable law.
Section 2.4    Closing.
(a)    The Closing shall be held at the offices of Oasis at 1001 Fannin Street, Suite 1500, Houston, TX 77002 within three Business Days of the satisfaction (or waiver by the party entitled to the benefit thereof) of the conditions to Closing set forth in Section 10.1, Section 10.2, Section 10.3 and Section 10.4 (other than the conditions that must be satisfied at the Closing), or at such other time and place as the parties may agree.
(b)    At the Closing, Corp Sub or its designee shall deliver, or cause to be delivered, the following:
(i)    payment of the Beartooth Preferred Purchase Price to Beartooth DevCo by wire transfer of immediately available funds to an account designated by Beartooth DevCo prior to the Closing Date, and evidence satisfactory to Beartooth DevCo confirming such payment;
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(ii)    a counterpart of the Third A&R Beartooth LLC Agreement, duly executed by Corp Sub, to Beartooth DevCo;
(iii)    payment of the Bobcat Preferred Purchase Price to Bobcat DevCo by wire transfer of immediately available funds to an account designated by Bobcat DevCo prior to the Closing Date, and evidence satisfactory to Bobcat DevCo confirming such payment;
(iv)    a counterpart of the Third A&R Bobcat LLC Agreement, duly executed by Corp Sub, to Bobcat DevCo; and
(v)    a certificate of good standing of recent date of Corp Sub, to the DevCos.
(c)    At the Closing, Beartooth DevCo and Bobcat DevCo shall deliver to Corp Sub the Beartooth Preferred Interest and the Bobcat Preferred Interest, respectively.
(d)    At the Closing, OMP or its designee shall deliver, or cause to be delivered, the following:
(i)    the New OMP Common Units to OMS Holdings, together with evidence that such New OMP Common Units have been approved for listing on the Nasdaq (subject to official notice of issuance);
(ii)    the Cash Consideration by wire transfer in immediately available funds paid to OMS Holdings or its designee(s);
(iii)    a counterpart of the Assignment Agreement, duly executed by OMP Operating, to OMS Holdings;
(iv)    the IDR Conversion Common Units to the General Partner, together with evidence that such IDR Conversion Common Units have been approved for listing on the Nasdaq (subject to official notice of issuance);
(v)    counterparts of the Third A&R Beartooth LLC Agreement and the Third A&R Bobcat LLC Agreement, duly executed by OMP Operating, to Beartooth DevCo and Bobcat DevCo, respectively, and Corp Sub;
(vi)    a certificate of good standing of recent date of OMP and OMP Operating, to OMS Holdings;
(vii)    a certificate, dated as of the Closing, from a duly elected officer of OMP to the effect that each of the conditions set forth in Section 10.2(a) and Section 10.2(b) have been satisfied, to OMS Holdings; and
(viii)    such other certificates, instruments of conveyance and documents as may be reasonably requested by OMS Holdings at least two Business Days prior to the Closing Date to carry out the intent and purposes of this Agreement.
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(e)    At the Closing, OMS Holdings or its designee shall deliver, or cause to be delivered, the following to OMP:
(i)    a counterpart of the Assignment Agreement, duly executed by OMS;
(ii)    an executed counterpart of the Second A&R Partnership Agreement, duly executed by the General Partner;
(iii)    a certificate of good standing of recent date of OMS Holdings, OMS, the General Partner and each DevCo;
(iv)    foreign qualification certificates of recent date of each DevCo;
(v)    an affidavit, duly executed and acknowledged by Oasis and dated as of the Closing Date, in accordance with Treasury Regulation §1.1445-2(b)(2) and Section 1446(f) of the Code, certifying that Oasis is not a “foreign person” for such purposes;
(vi)    a certificate, dated as of the Closing, from a duly elected officer of OMS Holdings to the effect that each of the conditions set forth in Section 10.1(a) and Section 10.1(b) have been satisfied; and
(vii)    such other certificates, instruments of conveyance and documents as may be reasonably requested by OMP at least two Business Days prior to the Closing Date to carry out the intent and purposes of this Agreement.
Article III
REPRESENTATIONS AND WARRANTIES OF OMS HOLDINGS, OMS AND THE GENERAL PARTNER

OMS Holdings, OMS and the General Partner hereby represent and warrant to OMP that, except as disclosed in the disclosure schedules delivered to OMP on the date of this Agreement (the “Disclosure Schedules”) (it being understood that any information set forth on any section of the Disclosure Schedules shall be deemed to apply to and qualify all sections or subsections of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other sections or subsections):
Section 3.1    Organization.
(a)    OMS Holdings is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
(b)    OMS is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company
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power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
(c)    The General Partner is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
(d)    Each DevCo is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and Assets and to carry on its business as now conducted. Each DevCo is duly licensed or qualified to do business and is in good standing in the states in which the character of the properties and Assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.2    Authority and Approval.
(a)    Each of OMS Holdings, OMS and the General Partner has full limited liability company power and authority to execute and deliver this Agreement and, (i) in the case of OMS, the Assignment Agreement, and (ii) in the case of the General Partner, the Second A&R Partnership Agreement, to consummate the transactions contemplated hereby and thereby and to perform all of the obligations hereof and thereof to be performed by either of them. The execution and delivery by OMS Holdings, OMS and the General Partner of this Agreement and, (y) in the case of OMS, the Assignment Agreement and (z) in the case of the General Partner, the Second A&R Partnership Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all of the obligations hereof and thereof to be performed by OMS Holdings, OMS or the General Partner, as the case may be, have been duly authorized and approved by all requisite limited liability company action on the part of each of OMS Holdings, OMS and the General Partner.
(b)    This Agreement has been duly executed and delivered by each of OMS Holdings, OMS and the General Partner and constitutes the valid and legally binding obligation of each of OMS Holdings, OMS and the General Partner, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).
Section 3.3    No Conflict; Consents.
(a)    The execution, delivery and performance of this Agreement, the Assignment Agreement and the Second A&R Partnership Agreement by OMS Holdings, OMS and the General Partner, as applicable, does not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and
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thereby will not (i) violate, conflict with, result in any breach of or require the consent of any Person under any of the terms, conditions or provisions of the Organizational Documents of Oasis, OMS Holdings, OMS, the General Partner or any DevCo; (ii) conflict with or violate any provision of Applicable Law that applies to Oasis, OMS Holdings, OMS, the General Partner or any DevCo or any property or Asset of any DevCo; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both) or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which Oasis, OMS Holdings, OMS, the General Partner or any DevCo is a party or by which any of them or any of the Assets are bound; (iv) result in the creation of any Lien (other than Permitted Liens) on any of the Assets or on the Subject Interests under any such indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument, or (v) result in the revocation, cancellation, suspension or material modification, individually or in the aggregate, of any Governmental Approval possessed by either of the DevCos that is necessary for the ownership, lease or operation of the Assets as now conducted, except in the case of clauses (ii), (iii), (iv) and (v) for those items that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or result in any material liability or obligation of OMP, OMP Operating or any DevCo (other than any liability or obligation hereunder); and
(b)    No consent, approval, license, permit, order, waiver or authorization of or registration, declaration or filing with, any Governmental Authority (each, a “Governmental Approval”) or consent, approval, license, permit, order, waiver or authorization of, or registration, declaration or filing with, any other Person is required to be obtained or made by OMS Holdings, OMS, the General Partner or any DevCo in connection with the execution, delivery and performance of this Agreement, the Assignment Agreement and the Second A&R Partnership Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect (including such consents, approvals, licenses, permits, orders or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing without any material liability on OMP, OMP Operating or any DevCo).
Section 3.4    Ownership; Title to Subject Interests.
(a)    OMS owns, beneficially and of record, the Subject Interests and will convey good title, free and clear of all Liens, to the Subject Interests to OMP Operating. Except (i) as expressly provided in the applicable DevCo LLC Agreement, (ii) the contribution of the Subject Interests contemplated by this Agreement, (iii) restrictions under applicable federal and state securities laws and (iv) as set forth on Schedule 3.4 hereto, the Subject Interests are not subject to any agreements or understandings with respect to their voting or transfer, members’ agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy
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arrangement. The Subject Interests have been duly authorized and are validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).
(b)    The General Partner owns, beneficially and of record, the Incentive Distribution Rights and, upon the effectiveness of the Second A&R Partnership Agreement, the Incentive Distribution Rights will be cancelled and converted into the IDR Common Units.
(c)    Except for the issuance and sale of the Beartooth Preferred Interests and the Bobcat Preferred Interests in accordance with this Agreement, there are (i) no authorized or outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire from either DevCo any equity interests of or in such DevCo, (ii) no commitments on the part of either DevCo to issue limited liability company interests, shares, subscriptions, warrants, options, convertible securities or other similar rights, and (iii) no equity securities of either DevCo reserved for issuance for any such purpose. Neither DevCo has any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or interests. Except as expressly provided in the applicable DevCo LLC Agreement, in this Agreement and as set forth on Schedule 3.4, there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity securities of any DevCo. No DevCo has any outstanding bonds, debentures, notes or other liabilities the holders of which have the right to vote on any matter (or convertible into or exercisable for securities having the right to vote on any matter) with the holders of the Subject Interests. Neither DevCo owns any equity interests in any other Person.
Section 3.5    Financial Information; Undisclosed Liabilities.
(a)    OMS Holdings has provided to OMP a true and complete copy of the unaudited consolidated balance sheet of each DevCo as of December 31, 2020 and December 31, 2019, and the related statements of income for the years ended December 31, 2020 and December 31, 2019 (collectively, the “DevCo Financial Statements”). The DevCo Financial Statements (i) are consistent with the books and records of the applicable DevCo, and (ii) present fairly in all material respects the financial position of the applicable DevCo as of the date thereof. There are no material off balance sheet arrangements of any DevCo, and the DevCo Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods presented.
(b)    Except as disclosed on Schedule 3.5 hereto, there are no liabilities or obligations of any DevCo of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise) and, to OMS Holdings’ Knowledge, there are no facts or circumstances that would reasonably be expected to result in any such liabilities or obligations, whether arising in the context of federal, state or local judicial, regulatory, administrative or permitting agency proceedings, other than (i) liabilities or obligations reflected or reserved against in the DevCo Financial Statements, (ii) current liabilities incurred in the ordinary course of business since December 31, 2020 and (iii) liabilities or obligations (whether known or unknown and whether accrued, absolute, contingent or otherwise) that are not material.
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Section 3.6    Title to DevCo Properties; Condition of Assets.
(a)    Each DevCo has (i) good and marketable fee simple title to the owned real property used or held for use by such DevCo for the conduct of such DevCo’s business, free and clear of any Liens (other than Permitted Liens) and (ii) a valid, binding and enforceable leasehold interest in each of the leased properties used or held for use by such DevCo for the conduct of such DevCo’s business, free and clear of any Liens (other than Permitted Liens). All tangible personal property included in the Assets is owned by the applicable DevCo free and clear of all Liens (other than Permitted Liens).
(b)    Except as disclosed on Schedule 3.6 hereto:
(i)    the Assets are (x) in good operating condition and repair (normal wear and tear excepted) and have been maintained in accordance with generally accepted industry practices, (y) free from any material defects (other than Permitted Liens) and (z) suitable for the purposes for which they are currently used;
(ii)    none of the Assets is in need of maintenance or repairs except for ordinary, routine maintenance and except for regularly scheduled overhauls from time to time; and
(iii)    the Assets are sufficient to conduct the business and operations of the applicable DevCo in a manner consistent in all material respects with the way the business and operations of the applicable DevCo is conducted as of the date of this Agreement.
Section 3.7    Litigation; Laws and Regulations. Except as disclosed on Schedule 3.7 hereto:
(a)    there are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations or proceedings pending or threatened against either DevCo, (ii) judgments, orders, decrees or injunctions of any Governmental Authority, whether at law or in equity, against either DevCo or (iii) pending or threatened investigations by any Governmental Authority against either DevCo, except in each case, for those items that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(b)    neither DevCo is in violation of or in default under any Applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.8    No Adverse Changes. Since December 31, 2020:
(a)    there has not been a Material Adverse Effect; and
(b)    there has not been any damage, destruction or loss to any material portion of the Assets, whether or not covered by insurance, in excess of $2,000,000; and
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(c)    the business and operations of the applicable DevCo and the Assets have been operated and maintained in the ordinary course of business consistent with past practices.
Section 3.9    Taxes.
(a)    Except as would not reasonably be expected to have a Material Adverse Effect (i) all Tax Returns required to be filed by or with respect to the DevCos, the Assets or the operations of the DevCos have been filed on a timely basis (taking into account all extensions of due dates); (ii) all Taxes owed by the DevCos, or any of their Affiliates with respect to the DevCos, the Assets or the operations of the DevCos, including, but not limited to, any Tax that any of the DevCos are required to withhold and remit on behalf of another, as applicable, that are or have become due have been timely paid, other than Taxes the amount or validity of which is being contested in good faith by appropriate proceedings for which an adequate reserve has been established therefor; (iii) there are no Liens on any of the Assets or the Subject Interests that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings for which an adequate reserve has been established therefor; and (iv) there is no pending or, to OMS Holdings’ Knowledge, threatened action, proceeding or investigation for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to the DevCos, the Assets or the operations of the DevCos.
(b)    Each DevCo is classified as a partnership for U.S. federal income Tax purposes and has in effect or is eligible to make an election pursuant to Section 754 of the Code.
(c)    For the most recent four complete calendar quarters for which financial information is available, at least 90% of the gross income generated by each DevCo has been “qualifying income” within the meaning of Section 7704(d) of the Code.
Section 3.10    Environmental Matters. Except as disclosed on Schedule 3.10 hereto, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:
(a)    each DevCo and its Assets, operations and business are in compliance with Environmental Laws, which compliance includes the timely application for, or possession and maintenance of and, to the extent received, compliance with, all material permits, permit exemptions, licenses or similar authorizations required under all Environmental Laws;
(b)    to OMS Holdings’ Knowledge, no circumstances exist with respect to either DevCo or their respective Assets, operations or business that give rise to an obligation by such DevCo or its operators to investigate or remediate the presence, on-site or offsite, of Hazardous Materials under any Environmental Laws;
(c)    neither DevCo has received any written communication from a Governmental Authority that remains unresolved alleging that it may be in violation of any Environmental Law
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or any permit, permit exemption, license or similar authorizations issued pursuant to Environmental Law;
(d)    neither DevCo nor its Assets, operations or business are subject to any pending or, to OMS Holdings’ Knowledge, threatened claim, action, suit, investigation or proceeding under any Environmental Law (including designation as a potentially responsible party under CERCLA or any analogous state law);
(e)    all permits, permit exemptions, licenses or similar authorizations, if any, required to be obtained by either DevCo under any Environmental Law in connection with its Assets, operations and business have been timely applied for or duly obtained, are valid and currently in effect, and each DevCo and its Assets, operations and business are in compliance with such received permits, permit exemptions, licenses or authorizations;
(f)    there has been no Release of any Hazardous Material into the environment by either DevCo, or their respective Assets, operations or business, except in compliance with Environmental Law; and
(g)    neither DevCo or their Assets is the subject of any outstanding administrative or judicial order or judgment, consent agreement or arbitration award from a Governmental Authority under any Environmental Law that requires remediation or the payment of a fine or penalty.
Notwithstanding any other provision of this Article III to the contrary, this Section 3.10 contains the sole and exclusive representations and warranties of OMS Holdings and OMS with respect to matters arising under Environmental Law, including Hazardous Materials.
Section 3.11    Licenses; Permits. As of the date of this Agreement:
(a)    Each DevCo has all licenses, permits and authorizations issued or granted or waived by Governmental Authorities that are necessary for the conduct of its respective business as now being conducted (collectively, “DevCo Permits”), except, in each case, for such items for which the failure to obtain or have waived would not, individually or in the aggregate, result in a Material Adverse Effect.
(b)    All DevCo Permits are validly held by the applicable DevCo or its operators and are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    Each DevCo has complied with all terms and conditions of its respective DevCo Permits, except as would not reasonably be expected to have a Material Adverse Effect.
(d)    There is no outstanding written notice nor any other notice of revocation, cancellation or termination of any DevCo Permit, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
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(e)    No proceeding is pending or threatened with respect to any alleged failure by either DevCo to have any material DevCo Permit necessary for the operation of any of the Assets or the conduct of such DevCo’s business.
Section 3.12    DevCo Contracts. Except as disclosed on Schedule 3.12 hereto:
(a)    each DevCo Contract is valid, binding and enforceable in all material respects and in full force and effect, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)    each DevCo Contract will continue to be so valid, binding and enforceable and in full force and effect on terms identical to those contemplated in (a) above following the consummation of the transactions contemplated by this Agreement;
(c)    (x) neither DevCo nor, to OMS Holdings’ Knowledge, any applicable counterparty to any DevCo Contract is in material breach or default of any DevCo Contract, and (y) to OMS Holdings’ Knowledge, no event has occurred that, with notice or lapse of time, would constitute a material breach or default under any DevCo Contract;
(d)    none of OMS Holdings or any of its Affiliates is in breach or default of any DevCo Contract to which it is a party, and no event has occurred that, with notice or lapse of time, would constitute a breach or default by any such party under any such DevCo Contract; and
(e)    the DevCo Contracts are sufficient for the ownership, use, operation and maintenance of the Assets in the ordinary course of business consistent with past practices.
Section 3.13    Employees. Neither DevCo has, nor has had, any employees, nor has either DevCo maintained or contributed to, nor is either DevCo subject to any liability in respect of, any employee benefit or welfare plan of any nature, including plans subject to ERISA.
Section 3.14    Transactions with Affiliates. Except as otherwise contemplated in this Agreement, neither DevCo is or, as of the date of this Agreement, was a party to any material agreement, contract or arrangement with any of its Affiliates.
Section 3.15    Insurance. All material insurance policies that each DevCo holds or OMS Holdings or OMS hold with respect to either DevCo and the Subject Interests, whether OMS Holdings, OMS or either DevCo is the beneficiary, are in full force and effect, all premiums due and payable under such policies have been paid, and neither OMS Holdings nor OMS nor any DevCo has received written notice of any pending or threatened termination of, or indication of an intention not to renew, such policies.
Section 3.16    Brokerage Arrangements
. None of OMS Holdings or its Affiliates has entered (directly or indirectly) into any agreement with any Person that would obligate OMP or any of its Affiliates, or either DevCo, to pay any
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commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the Assignment Agreement or the transactions contemplated hereby or thereby.
Section 3.17    Books and Records. All books and records maintained by, or made available to, OMS Holdings or OMS with respect to the DevCos and the Subject Interests made available for inspection by OMP, the Conflicts Committee or their advisors have been accurate in all material respects.
Section 3.18    Regulatory Matters. Each DevCo has duly filed all forms and reports required to be filed by or with respect to such DevCo (and its business, operations and Assets) with any state public utility commission having jurisdiction over any of such DevCo’s business, operations or Assets, and such forms and reports have been prepared in accordance with Applicable Law, except to the extent that any failure to obtain such approval, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 3.19    Projections. The financial projections provided by OMS and/or OMS Holdings to the Conflicts Committee and its advisors in connection with the evaluation of this Agreement and the Transaction (the “Projections”) have been prepared in good faith and are based on reasonable assumptions.
Section 3.20    No Other Representations. Except as set forth in this Article III, none of OMS Holdings, OMS or their respective Affiliates makes any other representations or warranties.
Article IV
REPRESENTATIONS AND WARRANTIES OF OMP AND OMP OPERATING

OMP and OMP Operating hereby jointly and severally represent and warrant to OMS Holdings and OMS as follows:
Section 4.1    Organization and Existence.
(a)    OMP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
(b)    OMP Operating is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
Section 4.2    Authority and Approval.
(a)    Each of OMP and OMP Operating has full limited partnership power and authority or full limited liability company power and authority, as applicable, to execute and
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deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the obligations hereof to be performed by it. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the obligations hereof to be performed by OMP and OMP Operating have been duly authorized and approved by all requisite limited partnership or limited liability company action, as applicable, of OMP and OMP Operating.
(b)    This Agreement has been duly executed and delivered by or on behalf of OMP and OMP Operating and constitutes the valid and legally binding obligation of OMP and OMP Operating, enforceable against OMP and OMP Operating in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).
Section 4.3    No Conflict; Consents.
(a)    The execution, delivery and performance of this Agreement by OMP and OMP Operating does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) violate, conflict with, result in any breach of or require the consent of any Person under any of the terms, conditions or provisions of the Organizational Documents of OMP or OMP Operating; (ii) conflict with or violate any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to OMP, OMP Operating or any property or asset of OMP or OMP Operating; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which OMP or OMP Operating is a party or by which it is bound or to which any of its property is subject, except in the case of clauses (ii) and (iii) for those items that, individually or in the aggregate, would not reasonably be expected to affect the ability of any of OMP or OMP Operating to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(b)    No Governmental Approval or consent, approval, license, permit, order, waiver or authorization of, or registration, declaration or filing with, any other Person is required to be obtained or made by or with respect to OMP or OMP Operating in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate would not reasonably be expected to affect the ability of any of OMP or OMP Operating to perform its obligations under this Agreement or to consummate the transactions contemplated hereby (including such consents, approvals, licenses, permits, orders or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).
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Section 4.4    Brokerage Arrangements. Except for any fees and expenses of Janney incurred in connection with the Transaction, none of OMP or OMP Operating has entered (directly or indirectly) into any agreement with any Person that would obligate OMP, OMP Operating or any of their respective Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby or thereby.
Section 4.5    Litigation. Except as disclosed on Schedule 4.5 hereto, there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to OMP’s Knowledge, threatened that (a) question or involve the validity or enforceability of any of OMP’s or OMP Operating’s obligations under this Agreement or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by OMP or OMP Operating of the transactions contemplated by this Agreement or (ii) Damages in connection with any such consummation.
Section 4.6    Investment Intent. OMP Operating is accepting the Subject Interests for its own account with the present intention of holding the Subject Interests for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws. OMP and OMP Operating acknowledge that the Subject Interests will not be registered under the Securities Act or any applicable state securities law, and that such Subject Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.
Section 4.7    Valid Issuance of Units.
(a)    The New OMP Common Units and the limited partner interests represented thereby have been duly authorized by OMP in accordance with the Partnership Agreement prior to the Closing Date and, when issued and delivered to OMS Holdings in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement, this Agreement or applicable state and federal securities laws, (ii) such Liens as are created by OMS Holdings or OMS and (iii) such Liens as arise under the Partnership Agreement or the Delaware LP Act; and
(b)    Except for any such preemptive rights that have been waived or set forth in the Partnership Agreement, there are no Persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the New OMP Common Units; and, except (i) pursuant to this Agreement, (ii) for the New OMP Common Units issued pursuant to this Agreement, (iii) for awards issued pursuant to the Oasis Midstream Partners LP 2017 Long-Term Incentive Plan, as amended, or (iv) as disclosed in OMP’s public filings with the Commission pursuant to the Securities Act or the Exchange Act, as applicable, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or
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exchange any securities for, partnership securities or ownership interests in OMP are outstanding.
Section 4.8    No Other Representations. Except as set forth in this Article IV, none of the General Partner, OMP or OMP Operating make any other representations or warranties.
Article V
REPRESENTATIONS AND WARRANTIES OF CORP SUB

Corp Sub hereby represents and warrants to Beartooth DevCo and Bobcat DevCo as follows:
Section 5.1    Organization and Existence. Corp Sub is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as now conducted.
Section 5.2    Authority and Approval.
(a)    Corp Sub has full corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the obligations hereof to be performed by it. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the obligations hereof to be performed by Corp Sub have been duly authorized and approved by all requisite corporate action, including having been approved by the board of directors of Corp Sub.
(b)    This Agreement has been duly executed and delivered by or on behalf of the Corp Sub and constitutes the valid and legally binding obligation of Corp Sub, enforceable against Corp Sub in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).
Section 5.3    No Conflict; Consents.
(a)    The execution, delivery and performance of this Agreement by the Corp Sub does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) violate, conflict with, result in any breach of or require the consent of any Person under any of the terms, conditions or provisions of the Organizational Documents of Corp Sub; (ii) conflict with or violate any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Corp Sub or any property or asset of Corp Sub; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or
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other instrument to which Corp Sub is a party or by which it is bound or to which any of its property is subject, except in the case of clauses (ii) and (iii) for those items that, individually or in the aggregate, would not reasonably be expected to affect the ability of Corp Sub to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(b)    No Governmental Approval or consent, approval, license, permit, order, waiver or authorization of, or registration, declaration or filing with, any other Person is required to be obtained or made by or with respect to Corp Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate would not reasonably be expected to affect the ability of Corp Sub to perform its obligations under this Agreement or to consummate the transactions contemplated hereby (including such consents, approvals, licenses, permits, orders or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).
Section 5.4    Brokerage Arrangements. Corp Sub has not entered (directly or indirectly) into any agreement with any Person that would obligate Corp Sub or any of its Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby or thereby.
Section 5.5    Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or threatened that (a) question or involve the validity or enforceability of Corp Sub’s obligations under this Agreement or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by Corp Sub of the transactions contemplated by this Agreement or (ii) Damages in connection with any such consummation.
Section 5.6    Investment Intent. Corp Sub is accepting the Beartooth Preferred Interest and the Bobcat Preferred Interest for its own account with the present intention of holding the Beartooth Preferred Interest and the Bobcat Preferred Interest for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws. Beartooth DevCo and Bobcat DevCo acknowledge that the Beartooth Preferred Interest and the Bobcat Preferred Interest, respectively, will not be registered under the Securities Act or any applicable state securities law, and that such Beartooth Preferred Interest and the Bobcat Preferred Interest, respectively, may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable. Corp Sub is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act.
Section 5.7    No Other Representations. Except as set forth in this Article V, Corp Sub does not make any other representations or warranties.
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Article VI
REPRESENTATIONS AND WARRANTIES OF BEARTOOTH DEVCO AND BOBCAT DEVCO

Each of Beartooth DevCo and Bobcat DevCo hereby represents and warrants to Corp Sub as follows:
Section 6.1    Organization and Existence. Such DevCo is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
Section 6.2    Authority and Approval.
(a)    Such DevCo has full limited liability company power and authority, as applicable, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the obligations hereof to be performed by it. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the obligations hereof to be performed by such DevCo have been duly authorized and approved by all requisite limited liability company action of such DevCo.
(b)    This Agreement has been duly executed and delivered by or on behalf of such DevCo and constitutes the valid and legally binding obligation of such DevCo, enforceable against such DevCo in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).
Section 6.3    No Conflict; Consents.
(a)    The execution, delivery and performance of this Agreement by such DevCo does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) violate, conflict with, result in any breach of or require the consent of any Person under any of the terms, conditions or provisions of the Organizational Documents such DevCo; (ii) conflict with or violate any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to such DevCo or any of its property or assets; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which such DevCo is a party or by which it is bound or to which any of its property is subject, except in the case of clauses (ii) and (iii) for those items that, individually or in the aggregate, would not reasonably be expected to affect the ability of such DevCo to
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perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(b)    No Governmental Approval or consent, approval, license, permit, order, waiver or authorization of, or registration, declaration or filing with, any other Person is required to be obtained or made by or with respect to such DevCo in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate would not reasonably be expected to affect the ability of such DevCo to perform its obligations under this Agreement or to consummate the transactions contemplated hereby (including such consents, approvals, licenses, permits, orders or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).
Section 6.4    Brokerage Arrangements. Such DevCo has not entered (directly or indirectly) into any agreement with any Person that would obligate such DevCo or any of its respective Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby or thereby.
Section 6.5    Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or threatened that (a) question or involve the validity or enforceability of such DevCo’s obligations under this Agreement or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by such DevCo of the transactions contemplated by this Agreement or (ii) Damages in connection with any such consummation.
Section 6.6    Valid Issuance of Interests.
(a)    With respect to Beartooth DevCo, as of the Closing, the Beartooth Preferred Interest and the limited liability company interest represented thereby has been duly authorized by Beartooth DevCo in accordance with its Organizational Documents and, when issued and delivered to Corp Sub in accordance with the terms of this Agreement and the Third A&R Beartooth LLC Agreement, will be validly issued, fully paid (to the extent required by the Third A&R Beartooth LLC Agreement) and, subject to the Delaware LLC Act, nonassessable and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Third A&R Beartooth LLC Agreement, this Agreement or applicable state and federal securities laws, (ii) such Liens as are created by Corp Sub and (iii) such Liens as arise under the Third A&R Beartooth DevCo LLC Agreement or the Delaware LLC Act. There are no Persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Beartooth Preferred Interest and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in Beartooth DevCo are outstanding.
(b)    With respect to Bobcat DevCo, as of the Closing, the Bobcat Preferred Interest and the limited liability company interest represented thereby has been duly authorized by
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Bobcat DevCo in accordance with its Organizational Documents and, when issued and delivered to Corp Sub in accordance with the terms of this Agreement and the Third A&R Bobcat LLC Agreement, will be validly issued, fully paid (to the extent required by the Third A&R Bobcat LLC Agreement) and, subject to the Delaware LLC Act, nonassessable and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Third A&R Bobcat LLC Agreement, this Agreement or applicable state and federal securities laws, (ii) such Liens as are created by Corp Sub and (iii) such Liens as arise under the Third A&R Bobcat DevCo LLC Agreement or the Delaware LLC Act. There are no Persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Bobcat Preferred Interest and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ownership interests in Bobcat DevCo are outstanding.
Section 6.7    No Other Representations. Except as set forth in this Article VI and applicable to such DevCo, such DevCo does not make any other representations or warranties.
Article VII
REPRESENTATIONS AND WARRANTIES OF GP MERGER SUB

GP Merger Sub hereby represents and warrants to the General Partner as follows:
Section 7.1    Organization and Existence. GP Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all the requisite limited liability company power and authority to carry on its business as now conducted.
Section 7.2    Authority and Approval.
(a)    GP Merger Sub has full limited liability company power and authority, as applicable, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the obligations hereof to be performed by it. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the obligations hereof to be performed by GP Merger Sub have been duly authorized and approved by all requisite limited liability company action of GP Merger Sub.
(b)    This Agreement has been duly executed and delivered by or on behalf of the GP Merger Sub and constitutes the valid and legally binding obligation of GP Merger Sub, enforceable against GP Merger Sub in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).
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Section 7.3    No Conflict; Consents.
(a)    The execution, delivery and performance of this Agreement by the GP Merger Sub does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, (i) violate, conflict with, result in any breach of or require the consent of any Person under any of the terms, conditions or provisions of the Organizational Documents of GP Merger Sub; (ii) conflict with or violate any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to GP Merger Sub or any property or asset of GP Merger Sub; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which GP Merger Sub is a party or by which it is bound or to which any of its property is subject, except in the case of clauses (ii) and (iii) for those items that, individually or in the aggregate, would not reasonably be expected to affect the ability of GP Merger Sub to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(b)    No Governmental Approval or consent, approval, license, permit, order, waiver or authorization of, or registration, declaration or filing with, any other Person is required to be obtained or made by or with respect to GP Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those that individually or in the aggregate would not reasonably be expected to affect the ability of GP Merger Sub to perform its obligations under this Agreement or to consummate the transactions contemplated hereby (including such consents, approvals, licenses, permits, orders or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).
Section 7.4    Brokerage Arrangements. GP Merger Sub has not entered (directly or indirectly) into any agreement with any Person that would obligate GP Merger Sub or any of its Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby or thereby.
Section 7.5    Litigation
. There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or threatened that (a) question or involve the validity or enforceability of GP Merger Sub’s obligations under this Agreement or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by GP Merger Sub of the transactions contemplated by this Agreement or (ii) Damages in connection with any such consummation.
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Section 7.6    No Other Representations. Except as set forth in this Article VII, GP Merger Sub does not make any other representations or warranties.
Article VIII
ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS

Section 8.1    Operation of the DevCos.
(a)    Except as provided by this Agreement or as consented to by the other party, during the period from the date of this Agreement through the Closing Date, each of OMS Holdings, OMS and OMP shall cause the DevCos to:
(i)    conduct their respective businesses and operations in the usual and ordinary course thereof; and
(ii)    preserve, maintain and protect the Assets and operations of the DevCos as are now being conducted.
(b)    Except as provided by this Agreement or as consented to by the other party, during the period from the date of this Agreement through the Closing Date, neither OMS Holdings, OMS or OMP shall permit either DevCo to:
(i)    amend its Organizational Documents;
(ii)    liquidate, dissolve, recapitalize or otherwise wind up its business;
(iii)    enter into any DevCo Contract, or terminate any DevCo Contract or amend any DevCo Contract in any material respect, in each case, other than in the ordinary course of business;
(iv)    purchase or otherwise acquire (including by lease) any Asset or business of, or any equity interest in, any Person other than in the ordinary course of business;
(v)    sell, lease, abandon or otherwise dispose of any Asset other than in the ordinary course of business;
(vi)    take any action, refrain from taking any action, or enter into any agreement or contract that would result in the imposition of any Lien (other than Permitted Liens) on any Assets;
(vii)    merge, consolidate or enter into any other business combination with any Person;
(viii)    issue or sell any limited liability company interests, notes, bonds or other securities, or any option, warrant or right to acquire the same or incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business;
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(ix)    other than in the ordinary course of business, make any distribution with respect to its limited liability company interests or redeem, purchase or otherwise acquire any of its limited liability company interests;
(x)    take any action that would reasonably be expected to result in any representation and warranty of OMS Holdings or OMS set forth in this Agreement becoming untrue in any material respect; or
(xi)    agree, whether in writing or otherwise, to do any of the foregoing.
Section 8.2    Disclosure Schedule Update. OMS Holdings and OMS shall have the right to disclose additional matters in a letter to OMP (a “Supplemental Disclosure Letter”) at any time prior to the tenth Business Day prior to the Closing Date, with respect to any event, condition, fact or circumstance that arises, or with respect to which OMS Holdings’ Knowledge is first obtained, following the date of this Agreement that, had such additional matters been existing or occurring or of which OMS Holdings had been aware as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules delivered to OMP on the date of this Agreement in order to make the representations and warranties true and correct as of the date of this Agreement and/or as of the Closing Date. OMP shall have ten Business Days after receipt of such Supplemental Disclosure Letter in which to review the Supplemental Disclosure Letter. If OMP has the right to terminate this Agreement pursuant to Section 13.1 as a result of any matter disclosed in such Supplemental Disclosure Letter, but does not exercise such termination right by giving written notice to OMS within ten Business Days after delivery of such Supplemental Disclosure Letter, then each supplement or amendment will be effective for purposes of Section 10.1(a), as if such supplement or amendment had been disclosed on the Disclosure Schedules delivered on the date of this Agreement, and OMP shall be deemed to have waived its right to subsequently assert that the conditions in Section 10.1(a) have not been satisfied on account thereof and OMP shall have no right to subsequently terminate this Agreement pursuant to Section 13.1 on account thereof; provided, however, that such Supplemental Disclosure Letter shall not be taken into account for purposes of Section 11.1 and shall not affect the rights of OMP to bring any claim against Oasis, OMS Holdings or OMS for indemnification under Section 11.1.
Section 8.3    Consummation of Notes Offering. Subject to the terms and conditions of this Agreement, each of OMP and Oasis shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate the Notes Offering on terms substantially similar to the terms set forth on Schedule 8.3 hereto.
Section 8.4    Right of First Refusal to Develop Certain Midstream Assets. In the event any Oasis Entity receives a bona fide offer (a “ROFR Offer”) from a third party that such Oasis Entity is willing to accept to purchase, build or otherwise develop oil, gas or produced water midstream infrastructure for the purpose of directly servicing any of the applicable Subject Assets (such infrastructure, the “ROFR Assets”), then for a period of eight (8) years following the date of this Agreement (the “ROFR Period”), the Partnership Group shall have a right of first refusal (“ROFR”) to purchase, build or develop such ROFR Assets.  The applicable Oasis Entity shall notify the Partnership Group and the Conflicts Committee in writing of any ROFR Offer
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received by such Oasis Entity prior to entering into a binding written agreement with respect to such ROFR Offer (the “ROFR Notice”). Any ROFR Notice shall include a redacted copy of the ROFR Offer, including fee structure and all other material terms and conditions of the offer. For a period of thirty (30) Days from the Conflicts Committee’s receipt of a ROFR Notice, the Conflicts Committee, on behalf of the Partnership Group, may elect to exercise the ROFR by delivering written notice to the applicable Oasis Entity that it will purchase, build or otherwise develop such ROFR Assets on terms substantially consistent with those in the ROFR Offer and as described in the ROFR Notice. In the event that the Conflicts Committee does not timely and properly exercise the ROFR on behalf of the Partnership Group, the Partnership Group shall be deemed to have waived its rights hereunder with respect to such ROFR Assets. If the Conflicts Committee timely and properly exercises the ROFR on behalf of the Partnership Group, the applicable member of the Partnership Group shall then have the obligation to immediately commence and diligently pursue the purchase of, or the construction and development of any required, pipelines, connections, equipment and facilities comprising the ROFR Assets. In the event that, during the ROFR Period, there occurs a Transfer of all or any portion of the ROFR Assets, including by merger, equity purchase, consolidation, recapitalization or other transaction, the result of which is that any Person other than any Oasis Entity becomes the direct or indirect owner of the ROFR Assets, the applicable Oasis Entity shall cause the acquiring Person to assume (without modification) all of the Oasis Entities’ obligations under this Section 8.4 at the closing of, and as a condition to, such Transfer and shall deliver to the Partnership Group and the Conflicts Committee a copy of such assumption documentation. Notwithstanding anything herein to the contrary, following the ROFR Period, no provision of this Section 8.4 shall be enforceable against any Person by any member of the Partnership Group or the Conflicts Committee.
Article IX
TAX MATTERS

Section 9.1    Liability for Income Taxes.
(a)    Oasis, OMS Holdings and OMS, jointly and severally, shall be liable for, and shall indemnify, defend and hold harmless the General Partner, OMP and OMP Operating from, any unpaid income Taxes imposed on or incurred by or with respect to the Subject Interests or the Assets attributable to any taxable period ending on or prior to the Closing Date or portion thereof to the extent occurring on or prior to the Closing Date.
(b)    The General Partner, OMP and OMP Operating, jointly and severally, shall be liable for any income Taxes imposed on or incurred by or with respect to the Subject Interests or the Assets attributable to any taxable period beginning after the Closing Date or portion thereof to the extent occurring after the Closing Date.
(c)    Whenever it is necessary for purposes of this Article IX to determine the amount of any Taxes imposed on or incurred by or with respect to the Subject Interests or the Assets for a taxable period beginning before and ending after the Closing Date that is allocable to the period
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ending on or prior to the Closing Date, the determination shall be made in accordance with the applicable DevCo LLC Agreement.
(d)    If the General Partner, OMP or OMP Operating receives a refund of any income Taxes that Oasis, OMS Holdings or OMS is responsible for hereunder, or if OMS Holdings or OMS receives a refund of any income Taxes that the General Partner, OMP or OMP Operating is responsible for hereunder, the party receiving such refund shall, within 90 days after receipt of such refund, remit it to the party that has responsibility for such Taxes hereunder less any expenses incurred by such recipient party in obtaining such refund. The parties shall cooperate in order to take all necessary and reasonable steps to claim any such refund.
(e)    For U.S. federal income Tax purposes, the parties agree to report any payments with respect to Section 9.1, Section 11.1 and Section 11.2 as an adjustment to the Consideration.
Section 9.2    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement (the “Transfer Taxes”) shall be borne by the party to whom such obligation is imposed. Such party shall file all necessary Tax Returns and other documentation with respect to such Transfer Taxes. If required by Applicable Law, OMS Holdings and OMP shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation.
Section 9.3    Allocation of Consideration. The parties will use commercially reasonable efforts to agree upon an allocation of the Consideration to the Subject Interests and further among the Assets for U.S. federal income Tax purposes in compliance with the principles of Treasury Regulation Section 1.755-1.
Section 9.4    Conflict. In the event of a conflict between the provisions of this Article IX and any other provisions of this Agreement, the provisions of this Article IX shall control.
Section 9.5    Tax Treatment. The parties intend that for U.S. federal income Tax purposes (the “Intended Tax Treatment”) the Transaction shall be treated (a) in part, consistent with the requirements of Section 721(a) of the Code, as a contribution of property to OMP by Oasis in exchange for the New OMP Common Units and distributions of cash from OMP that are not treated as consideration in a disguised sale, to the maximum extent allowed for such distributions to be treated (i) first, as a debt-financed transfer pursuant to Treasury Regulations Section 1.707-5(b) and (ii) then, to the extent not treated as a debt-financed transfer, as a reimbursement of capital expenditures described in Treasury Regulation Section 1.707-4(d), and (b) in part as a taxable sale of the Subject Interests to OMP by Oasis. Except as otherwise required by Applicable Law, following a final determination by the U.S. Internal Revenue Service or a Governmental Authority with competent jurisdiction, the parties agree to file all Tax Returns and otherwise act at all times in a manner consistent with the Intended Tax Treatment.
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Article X
CONDITIONS TO CLOSING

Section 10.1    Conditions to the Obligations of OMP. The obligations of OMP to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by OMP:
(a)    (i) The representations and warranties of OMS Holdings, OMS and the General Partner set forth in Article III (other than those representations and warranties referenced in clause (ii) below) shall (x) in the case of a representation or warranty qualified as to materiality or Material Adverse Effect, be true and correct in all respects as of the date of the Closing (unless such representation or warranty specifies an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), and (y) in the case of a representation or warranty not so qualified, be true and correct in all material respects (unless such representation or warranty specifies an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except, in each case of clause (x) and (y), to the extent that the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, result in a Material Adverse Effect and (ii) in the case of a representation or warranty contained in Sections 3.1, 3.2, 3.4 and 3.6, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made at and as of such time.
(b)    OMS Holdings, OMS and the General Partner shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by either of them by the time of the Closing.
(c)    No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition, preventing the consummation of the transactions contemplated hereby shall be in effect.
(d)    OMS Holdings, OMS or the General Partner or their respective designees shall have delivered, or caused to be delivered, to OMP all of the documents, certificates and other instruments required to be delivered under, and otherwise complied with the provisions of, Section 2.4(e).
(e)    With respect to the purchasers’ or the underwriters’ option to purchase additional OMP Common Units pursuant to the Purchase Agreement or the Underwriting Agreement, as applicable (the “Offering Option”), the earliest to occur of the following events shall have occurred: (i) the purchasers or the underwriters, as applicable, exercise the Offering Option, (ii) the purchasers or the underwriters, as applicable, waive in writing their right to exercise the Offering Option or (iii) the time period during which the Offering Option may be exercised expires without any exercise thereof.
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(f)    The Notes Offering shall have been consummated on terms substantially similar to the terms set forth on Schedule 8.3 hereto.
Section 10.2    Conditions to the Obligations of OMS Holdings. The obligations of OMS Holdings to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by OMS Holdings:
(a)    The representations and warranties of OMP set forth in Article IV shall (i) in the case of a representation or warranty qualified as to materiality or Material Adverse Effect, be true and correct in all respects as of the date of the Closing (unless such representation or warranty specifies an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date) and (ii) in the case of a representation or warranty not so qualified, be true and correct in all material respects (unless such representation or warranty specifies an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except, in each case of clause (i) and (ii), to the extent that the failure of such representations and warranties to be so true and correct would not prevent OMP from performing its obligations under this Agreement.
(b)    OMP shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it by the time of the Closing.
(c)    No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition, preventing the consummation of the transactions contemplated hereby shall be in effect.
(d)    OMP or its designee shall have delivered, or caused to be delivered, to OMS Holdings all of the documents, certificates and other instruments required to be delivered under, and otherwise complied with the provisions of, Section 2.4(d).
(e)    With respect to the Offering Option, the earliest to occur of the following events shall have occurred: (i) the purchasers or the underwriters, as applicable, exercise the Offering Option, (ii) the purchasers or the underwriters, as applicable, waive in writing their right to exercise the Offering Option or (iii) the time period during which the Offering Option may be exercised expires without any exercise thereof.
Section 10.3    Conditions to the Obligations of Corp Sub. The obligations of Corp Sub to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Corp Sub:
(a)    The representations and warranties of each DevCo set forth in Article VI shall (i) in the case of a representation or warranty qualified as to materiality or Material Adverse Effect,
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be true and correct in all respects as of the date of the Closing (unless such representation or warranty specifies an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date) and (ii) in the case of a representation or warranty not so qualified, be true and correct in all material respects (unless such representation or warranty specifies an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except, in each case of clause (i) and (ii), to the extent that the failure of such representations and warranties to be so true and correct would not prevent either DevCo from performing its obligations under this Agreement.
(b)    Each DevCo shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it by the time of the Closing.
(c)    No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition, preventing the consummation of the transactions contemplated hereby shall be in effect.
(d)    Beartooth DevCo and Bobcat DevCo shall have delivered the Beartooth Preferred Interest and the Bobcat Preferred Interest, respectively, in accordance with Section 2.4(c).
Section 10.4    Conditions to the Obligations of the DevCos. The obligations of each of Beartooth DevCo and Bobcat DevCo to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by such DevCo:
(a)    The representations and warranties of Corp Sub set forth in Article V shall (i) in the case of a representation or warranty qualified as to materiality or Material Adverse Effect, be true and correct in all respects as of the date of the Closing (unless such representation or warranty specifies an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date) and (ii) in the case of a representation or warranty not so qualified, be true and correct in all material respects (unless such representation or warranty specifies an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except, in each case of clause (i) and (ii), to the extent that the failure of such representations and warranties to be so true and correct would not prevent Corp Sub from performing its obligations under this Agreement.
(b)    Corp Sub shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it by the time of the Closing.
(c)    No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or
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prohibition, preventing the consummation of the transactions contemplated hereby shall be in effect.
(d)    Corp Sub or its designee shall have delivered, or caused to be delivered, to such DevCo all of the documents, certificates and other instruments required to be delivered to it under, and otherwise complied with the provisions applicable to such DevCo of, Section 2.4(b).
Article XI
INDEMNIFICATION

Section 11.1    Indemnification of OMP. Subject to the limitations set forth in this Agreement, Oasis, OMS Holdings, OMS and the General Partner shall indemnify, defend and hold OMP and OMP Operating and their respective securityholders, directors, officers and employees, and the officers, directors and employees of the General Partner, but otherwise excluding OMS Holdings, OMS, the General Partner and their Affiliates (the “OMP Indemnified Parties”), harmless from and against any and all Damages suffered or incurred by any OMP Indemnified Party as a result of or arising out of (a) any breach or inaccuracy of a representation or warranty of OMS Holdings, OMS or the General Partner in this Agreement and (b) any breach of any agreement or covenant on the part of OMS Holdings, OMS or the General Partner made under this Agreement or in connection with the transactions contemplated hereby or thereby; provided, however, that, for purposes of determining the amount of any Damages suffered or incurred by the OMP Indemnified Parties for Damages other than those described in the final proviso of this Section 11.1, OMP’s acquisition pursuant to this Agreement of 64.7% of the limited liability company interests of Bobcat DevCo and 30% of the limited liability company interests of Beartooth DevCo, as the case may be, shall be taken into account such that the aggregate Damages suffered or incurred shall be deemed to equal no more than 64.7% of the total of such Damages for Bobcat DevCo or no more than 30% of the total of such Damages for Beartooth DevCo, as applicable; provided, further, however, that the amount of any Damages suffered or incurred as a result of any breach or inaccuracy of a representation set forth in Section 3.1 (Organization), Section 3.2 (Authority and Approval), Section 3.3 (No Conflicts; Consents), Section 3.4 (Ownership; Title to Subject Interests), Section 3.9(c) (Taxes), Section 3.16 (Brokerage Arrangements) and Section 3.17 (Books and Records) would equal 100% of the total of such Damages. Any indemnification provided pursuant to this Agreement shall not be duplicative of any indemnification provided pursuant to the Omnibus Agreement.
Section 11.2    Indemnification of OMS Holdings. Subject to the limitations set forth in this Agreement, OMP and OMP Operating, jointly and severally, shall indemnify, defend and hold OMS Holdings, OMS and their Affiliates (other than any of the OMP Indemnified Parties) and their respective securityholders, directors, officers, agents, representatives and employees (the “OMS Holdings Indemnified Parties”) harmless from and against any and all Damages suffered or incurred by the OMS Holdings Indemnified Parties as a result of or arising out of (a) any breach or inaccuracy of a representation or warranty of OMP or OMP Operating in this Agreement, or (b) any breach of any agreement or covenant on the part of OMP or OMP Operating made under this Agreement or in connection with the transactions contemplated
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hereby or thereby. Any indemnification provided pursuant to this Agreement shall not be duplicative of any indemnification provided pursuant to the Omnibus Agreement.
Section 11.3    Survival. All the provisions of this Agreement shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto, provided that the representations and warranties set forth in Article III and Article IV shall terminate and expire on the date that is 12 months following the Closing Date, except (a) the representations and warranties of OMS Holdings, OMS and the General Partner set forth in Section 3.9 (Taxes) shall survive until the date that is 60 days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling), (b) the representations and warranties of OMS Holdings, OMS and the General Partner set forth in Section 3.10 (Environmental Matters) shall terminate and expire on the 18 month anniversary of the Closing Date, (c) the representations and warranties of OMS Holdings, OMS and the General Partner set forth in Section 3.1 (Organization), Section 3.2 (Authority and Approval), Section 3.4(a) (Ownership) and Section 3.16 (Brokerage Arrangements) shall survive until the expiration of the applicable statute of limitations, (d) the representations and warranties of OMP and OMP Operating set forth in Section 4.1 (Organization and Existence), Section 4.2 (Authority and Approval) and Section 4.4 (Brokerage Arrangements) shall survive until the expiration of the applicable statute of limitations, (d) the representations and warranties of Corp Sub set forth in Section 5.1 (Organization and Existence), Section 5.2 (Authority and Approval) and Section 5.4 (Brokerage Arrangements) shall survive until the expiration of the applicable statute of limitations and (e) the representations and warranties of each DevCo set forth in Section 6.1 (Organization and Existence), Section 6.2 (Authority and Approval) and Section 6.4 (Brokerage Arrangements) shall survive until the expiration of the applicable statute of limitations. After a representation and warranty has terminated and expired, no indemnification shall or may be sought pursuant to this Article XI on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article XI to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that in the case of each representation and warranty that shall terminate and expire as provided in this Section 11.3, no claim presented in writing for indemnification pursuant to this Article XI on the basis of that representation and warranty prior to its termination and expiration shall be affected in any way by that termination and expiration. The indemnification obligations under this Article XI or elsewhere in this Agreement shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence or strict liability of the indemnified party. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing.
Section 11.4    Indemnification Procedures.
(a)    The indemnified party hereunder agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article XI, it will provide notice thereof in writing to the indemnifying party, specifying the nature of and specific basis for such claim.
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(b)    The indemnifying party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the indemnified party that are covered by the indemnification under this Article XI, including the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such claim or any matter or any issues relating thereto; provided, however, that no such settlement for only the payment of money shall be entered into without the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, unless it includes a full release of the indemnified party from such claim; provided further, that no such settlement containing any form of injunctive or similar relief shall be entered into without the prior written consent of the indemnified party, which consent shall not be unreasonably delayed or withheld.
(c)    The indemnified party agrees to cooperate in good faith and in a commercially reasonably manner with the indemnifying party with respect to all aspects of the defense of and pursuit of any counterclaims with respect to any claims covered by the indemnification under this Article XI, including the prompt furnishing to the indemnifying party of any correspondence or other notice relating thereto that the indemnified party may receive, permitting the name of the indemnified party to be utilized in connection with such defense and counterclaims, the making available to the indemnifying party of any files, records or other information of the indemnified party that the indemnifying party considers relevant to such defense and counterclaims, the making available to the indemnifying party of any employees of the indemnified party and the granting to the indemnifying party of reasonable access rights to the properties and facilities of the indemnified party; provided, however, that in connection therewith the indemnifying party agrees to use reasonable efforts to minimize the impact thereof on the operations of the indemnified party and further agrees to maintain the confidentiality of all files, records and other information furnished by the indemnified party pursuant to this Section 11.4. The obligation of the indemnified party to cooperate with the indemnifying party as set forth in the immediately preceding sentence shall not be construed as imposing upon the indemnified party an obligation to hire and pay for counsel in connection with the defense of and pursuit of any counterclaims with respect to any claims covered by the indemnification set forth in this Article XI, provided, however, that the indemnified party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense and counterclaims. The indemnifying party agrees to keep any such counsel hired by the indemnified party informed as to the status of any such defense or counterclaim, but the indemnifying party shall have the right to retain sole control over such defense and counterclaims so long as the indemnified party is still seeking indemnification hereunder.
(d)    In determining the amount of any Damages for which the indemnified party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the indemnified party in respect of such Damages from third-party insurers, and such correlative insurance benefit shall be net of any expenses related to the receipt of such proceeds, including any premium adjustments that become due and payable by the indemnified party as a result of such claim, and (ii) all amounts recovered by the indemnified party in respect of such Damages under contractual indemnities from third parties.
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Section 11.5    Direct Claim. Any claim by an indemnified party with respect to any Damages that do not result from a claim for indemnity involving a third party (a “Direct Claim”) will be asserted by giving the indemnifying party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable. The indemnifying party will have a period of 90 days from receipt of such Direct Claim within which to respond to such Direct Claim. If the indemnifying party does not respond within such 90-day period, the indemnifying party will be deemed to have accepted such Direct Claim. If the indemnifying party rejects such Direct Claim, the indemnified party will be free to seek enforcement of its rights to indemnification under this Agreement.
Section 11.6    Limitations on Indemnification.
(a)    To the extent that OMP Indemnified Parties would otherwise be entitled to indemnification for Damages pursuant to Section 11.1(a), Oasis, OMS Holdings, OMS and the General Partner shall be liable only if (i) the Damages with respect to any individual claim exceed $75,000 (the “Minimum Claim Amount”) and (ii) the Damages for all claims that exceed the Minimum Claim Amount exceed, in the aggregate, $5,150,840 (the “Deductible Amount”), and then OMS Holdings and OMS shall be liable only for Damages to the extent of any excess over the Deductible Amount. In no event shall Oasis’s, OMS Holdings’, OMS’s and the General Partner's aggregate liability to OMP Indemnified Parties under Section 11.1 exceed $77,262,600 (the “Ceiling Amount”). Notwithstanding the foregoing, the Deductible Amount and the Ceiling Amount shall not apply to breaches or inaccuracies of representations and warranties contained in Section 3.1, Section 3.2, Section 3.4, Section 3.9, Section 3.16, and Section 3.17; provided, that Oasis’s, OMS Holdings’, OMS’s and the General Partner's aggregate liability for all claims under this Agreement, including for breaches or inaccuracies of representations and warranties contained in such sections and for breaches of covenants, shall not exceed the Consideration. In no event shall the OMP’s and OMP Operating’s aggregate liability to OMS Holdings Indemnified Parties exceed the Consideration.
(b)    For purposes of determining the amount of Damages, with respect to any asserted claim for indemnification by an OMP Indemnified Party, such determination shall be made without regard to any qualifier as to “material,” “materiality” or Material Adverse Effect expressly contained in Article III; provided, that this Section 11.6(b) shall not so modify the representations and warranties for purposes of first determining whether a breach of any representation or warranty has occurred.
(c)    Additionally, neither Oasis, OMS Holdings, the General Partner or OMS, on the one hand, nor OMP and OMP Operating, on the other hand, will be liable as an indemnitor under this Agreement for any consequential, incidental, special, indirect or exemplary damages suffered or incurred by the indemnified party or parties except to the extent resulting pursuant to third-party indemnity claims.
(d)    Notwithstanding any other provision to the contrary in this Agreement, this Agreement does not diminish or revoke any right of a party hereto that exists under the Omnibus Agreement.
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Section 11.7    Sole Remedy. None of Oasis, OMS Holdings, OMS, the General Partner, OMP or OMP Operating shall have liability under this Agreement or the transactions contemplated hereby except as is provided in Article IX or this Article XI (other than claims or causes of action arising from fraud or willful misconduct).
Article XII
MISCELLANEOUS

Section 12.1    Acknowledgements. Each party acknowledges that it has relied on the representations and warranties of the other party expressly and specifically set forth in this Agreement. Such representations and warranties constitute the sole and exclusive representations and warranties of the parties hereto in connection with the transactions contemplated hereby, and the parties hereto understand, acknowledge and agree that all other representations and warranties of any kind or nature, whether expressed, implied or statutory, oral or written, past or present, are specifically disclaimed.
Section 12.2    Cooperation; Further Assurances. OMS Holdings, OMS, the General Partner, OMP, OMP Operating, Corp Sub, Beartooth DevCo, Bobcat DevCo, and GP Merger Sub shall use their respective commercially reasonable efforts to obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement. Each of the parties acknowledges that certain actions may be necessary with respect to the matters and actions contemplated by this Agreement, such as making notifications and obtaining consents or approvals or other clearances that are material to the consummation of the transactions contemplated hereby, and each agrees to take all appropriate action and to do all things necessary, proper or advisable under Applicable Laws and regulations to make effective the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement will require any party hereto to hold separate or make any divestiture not expressly contemplated herein of any asset or otherwise agree to any restriction on its operations or other burdensome condition that would in any such case be material to its assets, liabilities or business in order to obtain any consent or approval or other clearance required by this Agreement.
Section 12.3    Pre-Closing Distributions. For the avoidance of doubt, the parties hereby acknowledge and agree that any distributions payable with respect to OMP Common Units with a record date prior to the Closing Date shall not in any way be affected by this Agreement or the transactions contemplated hereunder, and shall be payable to holders of Partnership Interests in accordance with the terms of the Partnership Agreement.
Section 12.4    Expenses. Except as otherwise provided herein, each party shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.
Section 12.5    Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another party hereto (herein collectively called “Notice”) shall be in writing and delivered in person, by courier service requiring acknowledgment of receipt of delivery as follows:
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If to OMS Holdings, the General Partner, OMS, and/or GP Merger Sub, addressed to:
OMS Holdings LLC
1001 Fannin Street, Suite 1500
Houston, Texas 77002
Attn: General Counsel

If to OMP, OMP Operating, Corp Sub, Beartooth DevCo and/or Bobcat DevCo, addressed to:
Oasis Midstream Partners LP
1001 Fannin Street, Suite 1500
Houston, TX 77002
Attn: General Counsel

Notice given by personal delivery or courier service shall be effective upon actual receipt. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.
Section 12.6    Arbitration.
(a)    Any dispute, controversy or claim arising out of or in connection with this Agreement or its subject matter or formation, whether in tort, contract, under statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination, and including any non-contractual claim (a “Dispute”) shall be finally and exclusively resolved by arbitration under the arbitration rules of the American Arbitration Association (the “Rules”), which Rules are deemed to be incorporated by reference into this Agreement.
(b)    The arbitral tribunal (the “Tribunal”) shall consist of three arbitrators to be appointed in accordance with the Rules.
(c)    The seat of the arbitration shall be Houston, Texas.
(d)    The language of the arbitration shall be English.
(e)    Any award rendered by the Tribunal shall be made in writing and shall be final and binding on the parties to this Agreement. The parties to this Agreement undertake to carry out the award without delay.
(f)    All aspects of the arbitration shall be confidential. Save to the extent required by law or pursuant to any proceedings to enforce or challenge an award, no aspect of the proceedings, documentation or any partial or final award or order or any other matter connected with the arbitration shall be disclosed to any other Person by any party or its counsel, agents,
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corporate parents, Affiliates or subsidiaries without the prior written consent of the other party / parties.
(g)    Nothing in this Section 12.6 shall be construed as preventing any party from seeking conservatory or similar interim relief from any court with competent jurisdiction.
(h)    In respect of any Dispute, each party to this Agreement expressly waives any right to claim or recover from the other party, and the Tribunal is not empowered to award, punitive, exemplary, moral, multiple or similar non-compensatory damages.
(i)    Articles 3 and 9 of the International Bar Association (IBA) Rules on the Taking of Evidence in International Arbitration shall apply to the arbitration.
(j)    Each party hereby waives, to the fullest extent permitted by law: (i) any right under the laws of any jurisdiction to apply to any court or other judicial authority to determine any preliminary point of law, except as expressly provided in Section 12.6(g) and/or (ii) any right it may otherwise have under the laws of any jurisdiction to appeal or otherwise challenge the award, other than on the same grounds on which recognition and enforcement of an award may be refused under Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958.
(k)    Judgment upon any award and/or order may be entered in any court having jurisdiction thereof.
Section 12.7    Governing Law.
(a)    This Agreement shall be subject to and governed by the laws of the State of Delaware. Except as provided in Section 12.6, each party hereby submits to the exclusive jurisdiction of the state and federal courts in the State of Texas and to venue in the state courts in Harris County, Texas and in the federal courts of Harris County, Texas.
(b)    Each of the parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding between the parties arising out of or relating to this Agreement or the transactions contemplated by this Agreement.
Section 12.8    Public Statements. The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by Applicable Law or stock exchange regulations.
Section 12.9    Entire Agreement; Amendments and Waivers.
(a)    This Agreement, the Assignment Agreement, the Third A&R Beartooth LLC Agreement, the Third A&R Bobcat LLC Agreement and the Second A&R Partnership Agreement constitute the entire agreement among the parties with respect to the subject matter
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hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Each party to this Agreement agrees that no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth herein and in the Assignment Agreement. The Appendix and Exhibits referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, such Exhibits are incorporated in the definition of “Agreement.”
(b)    No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
Section 12.10    Conflicting Provisions. This Agreement, the Assignment Agreement, the Third A&R Beartooth LLC Agreement, the Third A&R Bobcat LLC Agreement and the Second A&R Partnership Agreement, read as a whole, set forth the parties’ rights, responsibilities and liabilities with respect to the transactions contemplated by this Agreement. In this Agreement, the Assignment Agreement, the Third A&R Beartooth LLC Agreement, the Third A&R Bobcat LLC Agreement and the Second A&R Partnership Agreement, and as between them, specific provisions prevail over general provisions.
Section 12.11    Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of each other party; provided, that OMP and OMP Operating may assign their right to receive the Subject Interests hereunder to a wholly owned subsidiary without the written consent of OMS Holdings, provided, further, that OMP and OMP Operating shall not be relieved of any obligations or liabilities hereunder as a result of any such assignment. Nothing in this Agreement, express or implied, is intended to confer upon any Person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder, except for express language with respect to OMP Indemnified Parties and the OMS Holdings Indemnified Parties contained in the indemnification provisions of Article XI.
Section 12.12    Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, OMS Holdings and OMP shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.
Section 12.13    Interpretation. It is expressly agreed by the parties that this Agreement shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any provision hereof or who supplied the form of this Agreement. Each party agrees that this Agreement has been purposefully drawn and
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correctly reflects its understanding of the transactions contemplated by this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
Section 12.14    Headings. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 12.15    Multiple Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, PDF or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 12.16    Action by OMP. With respect to any action, notice, consent, approval, supplement, modification or waiver that is required to be taken or given or that may be taken or given by OMP with respect to the transactions contemplated hereby, such action, notice, consent, approval, supplement, modification or waiver shall be taken or given by the Conflicts Committee on behalf of OMP.
Article XIII
TERMINATION

Section 13.1    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned as follows:
(a)    The parties may elect to terminate this Agreement at any time prior to the Closing by mutual written consent thereof;
(b)    Any party by written notice to the other parties may terminate this Agreement if the Closing shall not have occurred on or before the Outside Date; provided, however, that no party may terminate this Agreement if such party is at such time in material breach of any provision hereof;
(c)    OMS by written notice to OMP may terminate this Agreement at any time prior to the Closing if OMP shall have materially breached its representations, warranties or covenants made hereunder and the aggregate effect of such breach or breaches has, or would reasonably be expected to, result in the prohibition or material delay in the consummation of the transactions contemplated by this Agreement, and such breach or breaches are incapable of being cured by the Outside Date or, if capable of being cured by the Outside Date, have not been cured within 30 days after receipt of written notice thereof by OMS;
(d)    OMP by written notice to OMS may terminate this Agreement at any time prior to the Closing if OMS shall have materially breached its representations, warranties or covenants made hereunder and the aggregate effect of such breach or breaches has had, or would reasonably be expected to have, a Material Adverse Effect or would result in the prohibition or
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material delay in the consummation of the transactions contemplated by this Agreement, and such breach or breaches are incapable of being cured by the Outside Date or, if capable of being cured by the Outside Date, have not been cured within 30 days after receipt of written notice thereof by OMP.
(e)    Corp Sub by written notice to the DevCos may terminate this Agreement at any time prior to the Closing if either DevCo shall have materially breached its representations, warranties or covenants made hereunder and the aggregate effect of such breach or breaches has had, or would reasonably be expected to have, a Material Adverse Effect or would result in the prohibition or material delay in the consummation of the transactions contemplated by this Agreement, and such breach or breaches are incapable of being cured by the Outside Date or, if capable of being cured by the Outside Date, have not been cured within 30 days after receipt of written notice thereof by such DevCo.
(f)    Either DevCo by written notice to Corp Sub may terminate this Agreement at any time prior to the Closing if Corp Sub shall have materially breached its representations, warranties or covenants made hereunder and the aggregate effect of such breach or breaches has had, or would reasonably be expected to have, a Material Adverse Effect or would result in the prohibition or material delay in the consummation of the transactions contemplated by this Agreement, and such breach or breaches are incapable of being cured by the Outside Date or, if capable of being cured by the Outside Date, have not been cured within 30 days after receipt of written notice thereof by Corp Sub.
Section 13.2    Effect of Termination Prior to Closing. If Closing does not occur as a result of any party exercising its right to terminate pursuant to Section 13.1, then no party shall have any further rights or obligations under this Agreement, except that (a) nothing herein shall relieve any party from any liability for fraud or any willful breach of this Agreement, and (b) the provisions of Article XII shall survive termination of this Agreement.
[Signature Page Follows.]
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
OMS HOLDINGS LLC

By:    /s/ Michael H. Lou____________________
Name:    Michael H. Lou
Title:    Executive Vice President and Chief Financial Officer

OASIS MIDSTREAM SERVICES LLC

By:    /s/ Michael H. Lou____________________
Name:    Michael H. Lou
Title:    Executive Vice President and Chief Financial Officer

OMP GP LLC

By:    /s/ Richard N. Robuck_________________
Name:    Richard N. Robuck
Title:    Senior Vice President and Chief Financial Officer

OASIS MIDSTREAM PARTNERS LP
By: OMP GP LLC, its General Partner

By:    /s/ Richard N. Robuck_________________
Name:    Richard N. Robuck
Title:    Senior Vice President and Chief Financial Officer

OMP OPERATING LLC

By:    /s/ Richard N. Robuck_________________
Name:    Richard N. Robuck
Title:    Senior Vice President and Chief Financial Officer

Signature Page to
Contribution and Simplification Agreement

OMP DEVCO HOLDINGS CORP.

By:    /s/ Richard N. Robuck_________________
Name:    Richard N. Robuck
Title:    Senior Vice President and Chief Financial Officer

BEARTOOTH DEVCO LLC
By: OMP Operating LLC, its Managing Member

By:    /s/ Richard N. Robuck_________________
Name:    Richard N. Robuck
Title:    Senior Vice President and Chief Financial Officer

BOBCAT DEVCO LLC
By: OMP Operating LLC, its Managing Member

By:    /s/ Richard N. Robuck_________________
Name:    Richard N. Robuck
Title:    Senior Vice President and Chief Financial Officer

OMS HOLDINGS MERGER SUB, LLC

By:    /s/ Michael H. Lou____________________
Name:    Michael H. Lou
Title:    Executive Vice President and Chief Financial Officer

OASIS PETROLEUM INC., for purposes of Sections 8.3 and 8.4 and Articles IX and XI hereof

By:    /s/ Michael H. Lou____________________
Name:    Michael H. Lou
Title:    Executive Vice President and Chief Financial Officer

Signature Page to
Contribution and Simplification Agreement

APPENDIX A
Knowledge Persons
The designated personnel for OMS Holdings and OMP, for purposes of “Knowledge” in this Agreement, are set forth below.
1.    Taylor L. Reid
2.    Michael H. Lou
3.    Nickolas J. Lorentzatos
4.    Richard N. Robuck

EXHIBIT 2.2
CASH CONSIDERATION ADJUSTMENT
The Cash Consideration shall be (a) increased by an amount equal to the sum of 100% of the aggregate amount, if any, of all cash or non-cash capital contributions to Bobcat DevCo and/or Beartooth DevCo by or on behalf of OMS relating to operations of such entities for the period from the Effective Time through the Closing Date and (b) decreased by an amount equal to 100% of the aggregate amount, if any, of any cash or non-cash dividends or distributions by Bobcat DevCo and/or Beartooth DevCo to OMS relating to earnings from such entities for the period from the Effective Time through the Closing Date.

EXHIBIT 8.4
SUBJECT ASSETS
1.    With respect to oil, gas or produced water assets, any Oasis Operated DSUs (as described in the applicable map) within the bounds of the “Painted Woods and City of Williston ROFR area” on the applicable map set forth below:

[See attached.]

OIL ROFR

Oasis Operated DSUs

Painted Woods and City of Williston ROFR area

Williams
McKenzie
30N 58E
30N 59E
29N 58E
29N 59E
28N 58E
28N 59E
27N 58E
27N 59E
26N 58E
26N 59E
25N 58E
25N 59E
156N 104W
156N 103W
156N 102W
156N 101W
156N 100W
156N 99W
155N 104W
155N 103W
155N 102W
155N 101W
155N 100W
155N 99W
154N 104W
154N 103W
154N 102W
154N 101W
154N 100W
154N 99W
153N 104W
153N 103W
153N 102W
153N 101W
153N 100W
153N 99W
153N 98W
152N 104W
152N 103W
152N 102W
152N 101W
152N 100W
152N 99W
151N 104W
151N 103W
151N 102W
151N 101W
151N 100W
151N 99W

PRODUCED WATER ROFR

Oasis Operated DSUs

Painted Woods and City of Williston ROFR area

Williams
McKenzie
156N 104W
156N 103W
156N 102W
156N 101W
156N 100W
156N 99W
156N 98W
155N 104W
155N 103W
155N 102W
155N 101W
155N 100W
155N 99W
155N 98W
154N 104W
154N 103W
154N 102W
154N 101W
154N 100W
154N 99W
154N 98W
153N 104W
153N 103W
153N 102W
153N 101W
153N 100W
153N 99W
153N 98W
152N 104W
152N 103W
152N 102W
152N 101W
152N 100W
152N 99W
151N 104W
151N 103W
151N 102W
151N 101W
151N 100W
151N 99W
30N 58E
30N 59E
29N 58E
29N 59E
28N 58E
28N 59E
27N 58E
27N 59E
26N 58E
26N 59E
25N 58E
25N 59E

GAS ROFR

Oasis Operated DSUs

Painted Woods and City of Williston ROFR area

Williams
McKenzie

EXHIBIT A
FORM OF ASSIGNMENT AGREEMENT
This Assignment Agreement, dated as of [___], 2021, is entered into by and between Oasis Midstream Services LLC, a Delaware limited liability company (“Assignor”), and OMP Operating LLC, a Delaware limited liability company (“Assignee” and, together with Assignor, the “Parties”).
RECITALS
WHEREAS, Assignor and Assignee are parties to that certain Contribution and Simplification Agreement, dated as of March 22, 2021, by and among OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), OMP GP LLC, a Delaware limited liability company, Oasis Midstream Partners LP, a Delaware limited partnership (“OMP”), Assignor, Assignee, OMP DevCo Holdings Corp., a Delaware corporation, Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo”), Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo”), OMS Holdings Merger Sub, LLC, a Delaware limited liability company, and, for certain limited purposes set forth therein, Oasis Petroleum Inc. a Delaware corporation (the “Contribution Agreement”);
WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Contribution Agreement;
WHEREAS, Assignor is a wholly owned subsidiary of OMS Holdings and Assignee is a wholly owned subsidiary of OMP;
WHEREAS, prior to the consummation of the transaction contemplated by the Contribution Agreement (the “Transaction”), Assignor owns 64.7% of the issued and outstanding limited liability company interests in Bobcat DevCo, and 30% of the issued and outstanding limited liability company interests in Beartooth DevCo;
WHEREAS, prior to the consummation of the Transaction, Assignee owns 35.3% of the issued and outstanding limited liability company interests in Bobcat DevCo and 70% of the issued and outstanding limited liability company interests in Beartooth DevCo;
WHEREAS, pursuant to the Contribution Agreement, Assignor desires to assign and transfer to Assignee its remaining 64.7% limited liability company interest in Bobcat DevCo and its remaining 30% limited liability company interest in Beartooth DevCo (collectively, the “Subject Interests”) in exchange for the Consideration, and Assignee desires to accept such assignment of the Subject Interests; and
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.    Assignment and Assumption. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in, under and to the Subject Interests. Assignee hereby accepts, and takes assignment of, the Subject Interests. This Assignment Agreement is intended to be effective as of the Effective Time (as defined in the Contribution Agreement). Following the effectiveness of this Assignment Agreement, Assignor shall automatically cease to be a member of each of Beartooth DevCo and Bobcat DevCo.
2.    Further Assurances. From time to time after the date hereof, each Party agrees to promptly take such further actions and execute and deliver such additional instruments of sale, transfer, assignment, conveyance and delivery, and such consents, assurances and other similar instruments as may be reasonably requested by the other Party in order to vest in Assignee (a) all right, title and interest in and to the Subject Interests and (b) all duties and obligations under the Subject Interests, and to otherwise carry out the purpose and intent of this Assignment Agreement.
3.    Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard for any conflict of law rules or principles that would require the application of the laws of any other jurisdiction.
4.    Successors and Assigns. This Assignment Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
5.    Counterparts. This Assignment Agreement may be executed in one or more counterparts, including by facsimile signature, portable document format (.pdf) signature or similar electronic signature delivery, all of which shall be considered originals and taken together shall constitute one and the same Assignment Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Assignment Agreement to be duly executed on its behalf by a representative duly authorized as of the date first set forth above.

ASSIGNOR:
OASIS MIDSTREAM SERVICES LLC
By: OMS Holdings LLC, its sole member

By:    _____________________________________
Name:
    Title:

ASSIGNEE:
OMP OPERATING LLC

By: Oasis Midstream Partners LP, its sole member

By: OMP GP LLC, its general partner

By:    _____________________________________
Name:
Title:

Signature Page to
Form of Assignment Agreement

EXHIBIT B
FORM OF THIRD A&R BEARTOOTH LLC AGREEMENT
[See attached]

Final Form

BEARTOOTH DEVCO LLC
___________
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
___________
Dated as of [___], 2021

TABLE OF CONTENTS
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Section 13.8 Governing Law	33
Section 13.9 No Bill for Accounting	33
Section 13.10 Waiver of Partition	33
Section 13.11 Third Parties	33
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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BEARTOOTH DEVCO LLC
This Third Amended and Restated Limited Liability Company Agreement of Beartooth DevCo LLC (the “Company”), dated as of [___], 2021 and effective as of January 1, 2021 (the “Effective Date”), is entered into by and between OMP Operating LLC, a Delaware limited liability company (“OMP Operating” or the “Managing Member”), and OMP DevCo Holdings Corp., a Delaware corporation (the “Preferred Member”). OMP Operating and the Preferred Member are each referred to herein as, a “Member” and collectively, as “Members” of the Company. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
RECITALS:
WHEREAS, Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), previously formed the Company as a limited liability company under the Delaware Limited Liability Company Act by filing a Certificate of Formation with the Secretary of State of the State of Delaware effective as of May 8, 2017.
WHEREAS, the Company was initially governed by that certain Limited Liability Company Agreement dated as of May 8, 2017 (the “Original LLC Agreement”).
WHEREAS, the Managing Member and OMS amended and restated the Original LLC Agreement in its entirety by executing that certain Amended and Restated Limited Liability Company Agreement dated as of September 25, 2017, which was amended by that certain Amendment No. 1 thereto dated as of November 7, 2017 (as amended, the “First Amended and Restated LLC Agreement”), and the Managing Member and OMS further amended and restated the First Amended and Restated LLC Agreement by executing that certain Second Amended and Restated Limited Liability Company Agreement dated as of February 22, 2019 (the “Second Amended and Restated LLC Agreement”), which governed the Company prior to the execution of this Agreement.
WHEREAS, in connection with that certain Contribution and Simplification Agreement, dated March 22, 2021 (the “Contribution and Simplification Agreement”), (a)(i) OMS contributed all of its interest in the Company to OMP in exchange for certain common units in OMP and cash and (ii) OMP then contributed such interests to OMP Operating and (b) the Preferred Member contributed the Preferred Purchase Price to the Company in exchange for Company Interests as described herein and (c) the Members now desire to amend and restate the Second Amended and Restated LLC Agreement in its entirety by executing this Second Amended and Restated Limited Liability Company Agreement of the Company.
NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Members hereby amend and restate the Second Amended and Restated LLC Agreement in its entirety and hereby enter into this Agreement:
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ARTICLE I
DEFINITIONS AND CONSTRUCTION

Section 1.1    Definitions. The following terms have the following meanings when used in this Agreement.
“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:
(i)    Credit to such Capital Account any amounts which such Member is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)    Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Allocation Year.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” means this Third Amended and Restated Limited Liability Company Agreement of Beartooth DevCo LLC, as it may be amended, supplemented or restated from time to time.
“Allocation Year” means (a) each calendar year ending on December 31st or (b) any portion thereof for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article V.
“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each
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case as amended (including all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.
“Call Notice” is defined in Section 4.4(a).
“Capital Account” means, with respect to any Member, the Capital Account established and maintained for such Member in accordance with the following provisions:
(i)    To each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 5.3 or Section 5.4 and (C) the amount of any Liabilities of the Company assumed by such Member or that are secured by any Property distributed to such Member;
(ii)    To each Member’s Capital Account there shall be debited (A) the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Losses and any items in the nature of deduction, expense or loss which are specially allocated to such Member pursuant to Section 5.3 or Section 5.4 and (C) the amount of any Liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company;
(iii)    In the event a Company Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; and
(iv)    In determining the amount of any Liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Tax Matters Member shall determine in good faith and on a commercially reasonable basis that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Tax Matters Member may amend this Agreement without the consent of any other Member notwithstanding any other provision of this Agreement (including Section 13.6) to make such modification; provided that the Tax Matters Member shall promptly give each other Member written notice of such modification. The Tax Matters Member also shall, in good faith and on a commercially reasonable basis, (A) make any adjustments to the Capital Accounts that are necessary or appropriate to maintain equality
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between the aggregate Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (B) make any appropriate modifications to the Capital Accounts in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
“Capital Contributions” means, with respect to any Member, (i) the amount of cash, cash equivalents or the initial Gross Asset Value of any Property (other than cash) contributed or deemed contributed to the Company by such Member or (ii) current distributions that a Member is entitled to receive but otherwise waives.
“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its subsidiaries in accordance with GAAP.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Common Interest” means the Company Interests other than the Preferred Interest.
“Common Member” means those Person(s) listed on Exhibit A holding a Common Interest.
“Company” is defined in the introductory paragraph.
“Company Interest” means any equity interest, including any class or series of equity interest, in the Company, which shall include any Member Interests.
“Contribution and Simplification Agreement” is defined in the Recitals.
“Default Contribution” is defined in Section 4.7(a).
“Default Interest Amount” is defined in Section 4.7(c).
“Default Interest Rate” means the lesser of (a) eight percent (8%) per annum and (b) the maximum rate of interest permitted by Applicable Law.
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
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“Delinquent Member” is defined in Section 4.7(a).
“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Allocation Year for federal income tax purposes, except that (i) if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at the beginning of such Allocation Year and such difference is being eliminated by use of the “remedial allocation method” as defined in Regulations Section 1.704-3(d), Depreciation for such Allocation Year shall equal the amount of book basis recovered for such period under the rules prescribed in Regulations Section 1.704-3(d) and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.
“Disqualified Capital Stock” means any Member Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Member Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Member Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part.
“Distributable Cash” means, with respect to any Quarter: (i) the sum of all cash and cash equivalents of the Company and its Subsidiaries on hand at the end of such Quarter; less (ii) the amount of any cash reserves established by the Managing Member to (A) provide for the proper conduct of the business of the Company and its Subsidiaries (including reserves for future capital or operating expenditures and for anticipated future credit needs of the Company and its Subsidiaries) subsequent to such Quarter; and (B) comply with Applicable Law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any of its Subsidiaries is a party or by which any of them is bound or any of their respective assets are subject.
“Effective Date” is defined in the introductory paragraph.
“First Amended and Restated LLC Agreement” is defined in the Recitals.
“Fiscal Year” means a calendar year ending December 31.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority
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exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
    “Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rule of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(i)    The initial Gross Asset Value of any Property contributed by a Member to the Company shall be the gross fair market value of such asset as agreed to by each Member or, in the absence of any such agreement, as determined by the Managing Member;
(ii)    The Gross Asset Values of all items of Property shall be adjusted to equal their respective fair market values as determined by the Managing Member as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, (B) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company, (C) the issuance of additional Company Interests as consideration for the provision of services, (D) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than pursuant to Section 708(b)(1)(B) of the Code), (E) the issuance of a Noncompensatory Option, or (F) any other event to the extent determined by the Members to be necessary to properly reflect the Gross Asset Values in accordance with the standards set forth in Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that in the event of the issuance of an interest in the Company pursuant to the exercise of a Noncompensatory Option where the right to share in Company capital represented by the Company interest differs from the consideration paid to acquire and exercise the Noncompensatory Option, the Gross Asset Value of each Property immediately after the issuance of the Company interest shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to the Property and the Capital Accounts of the Members shall be adjusted in a manner consistent with Regulations Section 1.704-1(b)(2)(iv)(s); and provided further, however, if any Noncompensatory Options are outstanding upon the occurrence of an event described in this paragraph (ii)(A) through (ii)(F), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2);
(iii)    The Gross Asset Value of any item of Property distributed to any Member shall be adjusted to equal the fair market value of such item on the date of distribution as determined by the Managing Member; and
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(iv)    The Gross Asset Value of each item of Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of Profits and Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), subparagraph (ii) or subparagraph (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
“Guarantees” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person or in any manner providing for the payment of any Indebtedness or other obligation of any other Person or otherwise protecting the holder of such Indebtedness or other obligations against loss (whether arising by virtue of organizational agreements, by obtaining letters of credit, by agreement to keep-well, to take-or-pay or to purchase assets, goods, securities or services, or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Indebtedness” means any of the following: (i) all obligations for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (ii) all obligations (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (iii) all accounts payable and all accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services; (iv) all obligations under Capital Leases; (v) all obligations under Synthetic Leases; (vi) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of the Company, whether or not such Indebtedness is assumed by the Company; (vii) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by the Company or in which the Company otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (viii) all obligations or undertakings to maintain or cause to be maintained the financial position or covenants of others to purchase the Indebtedness or Property of others; (ix) obligations to deliver commodities, goods or services, including, without limitation, hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (x) obligations to pay for goods or services even if such goods or services are not actually received or utilized (other than firm transportation or storage, or drilling contracts); (xi) any Indebtedness of a partnership for which the Company is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (xii)
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Disqualified Capital Stock; and (xiii) the undischarged balance of any production payment created by the Company or for the creation of which the Company directly or indirectly received payment. The Indebtedness shall include all obligations of the character described above to the extent the Company remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of the Company under GAAP.
“Indemnitee” means (i) any Member, (ii) any Person who is or was an Affiliate of a Member, (iii) any Person who is or was a member, manager, partner, director, officer, fiduciary or trustee of a Member or any Affiliate of a Member, (iv) any Person who is or was serving at the request of a Member or any Affiliate of a Member as a member, manager, partner, director, officer, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (v) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the business and affairs of the Company and its Subsidiaries.
“IPO Date” means the date of the closing of the initial public offering of common units representing limited partner interests in OMP.
“Liability” means any Indebtedness, obligation or other liability, whether arising under Applicable Law, contract or otherwise, known or unknown, fixed or contingent, real or potential, tangible or intangible, now existing or hereafter arising.
    “Lien” means any interest in any Property securing an obligation owed to, or a claim by, a Person other than the Company or its Subsidiaries.
“Make-Up Contribution” is defined in Section 4.7(c).
“Managing Member” is defined in the Preamble, provided that such term shall also include such entity’s successors and permitted assigns that are admitted to the Company as managing member and any additional managing member of the Company, each in its capacity as managing member of the Company.
“Member” is defined in the introductory paragraph, provided that such term shall also include such entity’s successors and permitted assigns that are admitted as a member of the Company and each additional Person who becomes a member of the Company pursuant to the terms of this Agreement, in each case, in such Person’s capacity as a member of the Company.
“Member Interest” means an equity interest of a Member in the Company and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member pursuant to the terms and provisions of this Agreement.
“Member Nonrecourse Debt” is defined in Regulations Section 1.704-2(b)(4).
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“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Member Nonrecourse Deductions” is defined in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Minimum Gain” is defined in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“NDP Amount” is defined in Section 4.7(b).
“Noncompensatory Option” is defined in Regulations Section 1.721-2(f).
“Nonrecourse Deductions” is defined in Regulations Section 1.704-2(b)(1) and 1.704-2(c).
“Nonrecourse Liability” is defined in Regulations Section 1.704-2(b)(3).
“OMP” means Oasis Midstream Partners LP, a Delaware limited partnership.
“OMP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of OMP, dated on or about the date hereof, and entered into in connection with the Contribution and Simplification Agreement, as it may be amended, modified, supplemented or restated from time to time, or any successor agreement.
“OMP Operating” is defined in the introductory paragraph.
“OMS” is defined in the Recitals.
“Original LLC Agreement” is defined in the Recitals.
“Percentage Interest” means, with respect to any Common Member, the percentage interest set forth opposite such Common Member’s name on Exhibit A attached hereto as adjusted pursuant to Section 3.2. In the event of an adjustment to the respective Percentage Interests of the Common Members (other than an adjustment pursuant to Section 3.2(a)), each Common Member’s Percentage Interest shall be redetermined and shall be equal to such Common Member’s Redetermined Percentage Interest. In the event any Company Interest is transferred in accordance with the provisions of this Agreement, the transferee of such interest shall succeed to the Percentage Interest of his transferor to the extent it relates to the transferred interest.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, Governmental Authority or political subdivision thereof or other entity.
“Preferred Member” has the meaning set forth in the introductory paragraph.
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“Preferred Purchase Price ” means $3,200,000.
“Preferred Return” means an amount that accrues in respect of the Preferred Member’s Preferred Purchase Price at a 6% per annum rate on the Preferred Purchase Price from the Effective Date until the liquidation of the Preferred Interest. The Preferred Return shall be cumulative and shall compound annually.
“Profits” and “Losses” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):
(i)    The Company shall be treated as owning directly its proportionate share (as determined by the Managing Member) of any other partnership, limited liability company, unincorporated business or other entity classified as a partnership or disregarded entity for U.S. federal income tax purposes of which the Company is, directly or indirectly, a partner, member or other equity-holder;
(ii)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;
(iii)    Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses, shall be subtracted from such taxable income or loss;
(iv)    In the event the Gross Asset Value of any item of Property is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the item of Property) or an item of loss (if the adjustment decreases the Gross Asset Value of the item of Property) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;
(v)    Gain or loss resulting from any disposition of any Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the item of Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;
(vi)    In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;
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(vii)    To the extent an adjustment to the adjusted tax basis of any item of Property pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Company Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Property) or loss (if the adjustment decreases such basis) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits or Losses; and
(viii)    Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.3 or Section 5.4 shall not be taken into account in computing Profits or Losses.
The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.3 and Section 5.4 shall be determined by applying rules analogous to those set forth in subparagraph (i) through subparagraph (viii) above. For the avoidance of doubt, any guaranteed payment that accrues with respect to an Allocation Year will be treated as an item of deduction of the Company for purposes of computing Profits and Losses in accordance with the provisions of Regulations Section 1.707-1(c).
“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company or, with respect to the fiscal quarter of the Company which includes the IPO Date, the portion of such fiscal quarter from and after the IPO Date.
“Redetermined Percentage Interest” means, with respect to any Common Member, the percentage obtained by dividing (A) the sum of (i) the product of (x) such Common Member’s Percentage Interest (as determined prior to any redetermination) and (y) the aggregate Gross Asset Values of the Company’s Property (determined after giving effect to the adjustment to the Gross Asset Values of the Company’s Property pursuant to subparagraph (ii) of the definition of Gross Asset Value that is made in connection with the event giving rise to such redetermination), plus (ii) the amount of the Capital Contribution made by the Common Member at such time by (B) the sum of (i) the aggregate Gross Asset Values of the Company’s Property (determined after giving effect to the adjustment to the Gross Asset Values of the Company’s Property pursuant to subparagraph (ii) of the definition of Gross Asset Value that is made in connection with the event giving rise to such redetermination), plus (ii) the aggregate amount of the Capital Contributions made by the Common Members at such time. Notwithstanding the foregoing or any other provision of this Agreement, the Common Members may agree to a fixed aggregate Gross Asset Value of the Company’s Property to be applicable to calculations of Redetermined Percentage Interests and without adjustment for an agreed upon period of time.
“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
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“Regulatory Allocations” is defined in Section 5.4.
“Required Contribution” is defined in Section 4.4(a).
“Required Contribution Amount” means the aggregate amount of the Capital Contributions determined to be necessary by the Managing Member with respect to a Required Contribution.
“Second Amended and Restated LLC Agreement” is defined in the Recitals.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
    “Synthetic Leases” means all leases that shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Company (whether contingently or otherwise) for the payment of rent thereunder and that were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Tax Matters Member” is defined in Section 5.9(a).
“Transaction Documents” is defined in the OMP Partnership Agreement.
“Treasury Regulation” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute proposed or final Treasury Regulations.
“Unpaid Preferred Return Balance” means, for the Preferred Member, the cumulative accrued Preferred Return on the Preferred Purchase Price less all amounts distributed by the Company to the Preferred Member in payment thereof pursuant to Section 6.1(a).
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Section 1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation” and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the Managing Member, any action taken pursuant thereto and any determination made by the Managing Member in good faith shall, in each case, be conclusive and binding on all Members, each other Person who acquires an interest in a Company Interest and all other Persons for all purposes.
ARTICLE II
BUSINESS PURPOSE AND TERM OF THE COMPANY

Section 2.1    Formation. The Company was previously formed as a limited liability company by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act and the execution of the Original LLC Agreement. This Agreement amends and restates the Second Amended and Restated LLC Agreement, as amended, in its entirety. Except as expressly provided in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Company Interests shall constitute personal property of the owner thereof for all purposes.
Section 2.2    Name. The name of the Company shall be “Beartooth DevCo LLC”. Subject to Applicable Law, the Company’s business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words “Limited Liability Company,” “L.L.C.,” “Ltd.” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may, without the consent of any Member, amend this Agreement and the Certificate of Formation to change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 1001 Fannin Street, Suite 1500, Houston, Texas 77002, or
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such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The address of the Managing Member shall be the address set forth on Exhibit A, or such other place as the Managing Member may from time to time designate by notice to the Members. The address of each additional Member shall be the place such Member designates from time to time by notice to the Managing Member.
Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to engage directly or indirectly in any business activity that is approved by the Managing Member and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act; provided, however, that the Managing Member shall not cause the Company to engage, directly or indirectly, in any business activity that the Managing Member determines would be reasonably likely to cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes. To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve the conduct by the Company of any business and may decline to do so free of any fiduciary duty or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Managing Member in determining whether to propose or approve the conduct by the Company of any business shall be permitted to do so in its sole and absolute discretion.
Section 2.5    Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.
Section 2.6    Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.
Section 2.7    Title to Property. Title to Property, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Property or any portion thereof. Title to any or all of the Property may be held in the name of the Company, the Managing Member, one or more Affiliates of the Managing Member or one or more nominees of the Managing Member or its Affiliates, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Property for which record title is held in the name of the Managing Member or one or more Affiliates of the Managing Member or one or more nominees of the Managing Member or its Affiliates shall be held by the Managing Member or
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such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor Managing Member. All Property shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Property is held.
ARTICLE III
MEMBERS

Section 3.1    Members; Percentage Interests. The Members are comprised of the Preferred Member and the Common Members. The name(s) of the Common Members, their respective Percentage Interests, and the type of Company Interest held by such Common Member are set forth on Exhibit A to this Agreement. The Preferred Member is listed on Exhibit B to this Agreement.
Section 3.2    Adjustments in Percentage Interests. The respective Percentage Interests of the Common Members shall be adjusted in accordance with the definition of Percentage Interest (a) at the time of any transfer of all or a portion of such Member’s Company Interest pursuant to Section 9.1, (b)  at the time of the admission of each new Member in accordance with this Agreement, and (c) at the time any Default Contribution or Make-Up Contribution is made pursuant to Section 4.7, in each case to take into account such transfer, issuance, admission of a new Member or capital contribution. The Managing Member shall amend Exhibit A to this Agreement to reflect any such adjustment without the consent of any other Member.
Section 3.3    Determination of Fair Market Value. The methodology for determining fair market value under any provision of this Agreement, including for the purposes of adjusting the Gross Asset Value of any Company Property pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, shall be determined in good faith by the Managing Member.
Section 3.4    Limitation of Liability. The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
ARTICLE IV
CAPITAL CONTRIBUTIONS

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Section 4.1    Capitalization of the Company. The Company is authorized to issue two classes of Membership Interests consisting of the Common Interest and the Preferred Interest. The Company Interests shall be designated as Member Interests, having such rights, powers, preferences and designations as set forth in this Agreement.
Section 4.2    Additional Capital Contributions. The Common Members shall make additional Capital Contributions to the Company at such times and in such amounts as determined by the Managing Member in accordance with this Agreement.
Section 4.3    Withdrawal of Capital; Interest
. No Member may withdraw capital or receive any distributions from the Company except as specifically provided herein. No interest shall accrue or be payable by the Company on any Capital Contributions.
Section 4.4    Required Pro Rata Capital Contributions
.
(a)    Notwithstanding anything in Section 4.2 to the contrary, whenever the Managing Member determines in good faith that additional Capital Contributions in cash from the Common Members are necessary to fund the Company’s operations, the Managing Member may issue a notice to each Common Member (a “Call Notice”) for an additional Capital Contribution by each Common Member (a “Required Contribution”) in an amount equal to such Common Member’s pro rata portion (based on the Percentage Interests of the Members) of the Required Contribution Amount.
(b)    All Call Notices shall be expressed in U.S. dollars and shall state the date on which the Required Contribution is due and the bank(s) or account(s) to which the Required Contribution is to be made. Each Call Notice shall specify in reasonable detail (i) the purpose(s) for which such Required Contribution is required, (ii) the Required Contribution Amount and (iii) each Common Member’s portion of the Required Contribution Amount. Each Common Member shall contribute its Required Contribution within fifteen (15) Business Days of the date of delivery of the relevant Call Notice. The Company shall use the proceeds of such Required Contributions exclusively for the purpose specified in the relevant Call Notice.
Section 4.5    Reserved.
Section 4.6    Reserved.
Section 4.7    Failure to Contribute.
(a)    If a Member fails to contribute all or any portion of a Required Contribution that such Member (a “Delinquent Member”) is required to make as provided in this Agreement, then, while such Member is a Delinquent Member, each non-Delinquent Member may (but shall have no obligation to) elect to fund all or any portion of the Delinquent Member’s Required Contribution as a Capital Contribution pursuant to this Section 4.7 (a “Default
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Contribution”). If a non-Delinquent Member so desires to fund such amount, such non-Delinquent Member shall so notify each of the other non-Delinquent Members, who shall have five (5) days thereafter to elect to participate in such funding.
(b)    The portion that each participating non-Delinquent Member may fund as a Capital Contribution pursuant to this Section 4.7 (the “NDP Amount”) shall be equal to the product of (x) the delinquent amount of such Required Contribution multiplied by (y) a fraction, the numerator of which shall be the Percentage Interest then held by such participating non-Delinquent Member and the denominator of which shall be the aggregate Percentage Interest held by all such participating non-Delinquent Members; provided, that if any participating non-Delinquent Member elects to fund less than its full allocation of such amount, the fully participating non-Delinquent Members shall be entitled to take up such shortfall (allocated, as necessary, based on their respective Percentage Interests). Upon such funding as a Capital Contribution, the Percentage Interest of each Member shall be adjusted as set forth in the definition of Percentage Interest.
(c)    Notwithstanding anything in this Section 4.7 to the contrary, the Delinquent Member may cure such delinquency (i) by contributing its Required Contribution prior to the Capital Contribution being made by another Member or (ii) on or before the sixtieth (60th) day following the date that the participating non-Delinquent Member(s) satisfied the Required Contribution by making a Capital Contribution to the Company in an amount equal to the Required Contribution (a “Make-Up Contribution”) and paying to each participating non-Delinquent Member an amount equal to its respective NDP Amount multiplied by the Default Interest Rate for the period from the date such participating non-Delinquent Member funded its NDP Amount to the date that the Delinquent Member makes its Make-Up Contribution (the “Default Interest Amount”). If a Delinquent Member cures its delinquency pursuant to Section 4.7(c)(ii) by making a Make-Up Contribution and paying the Default Interest Amount, then (A) first, the Company shall distribute to each existing Member that is a participating non-Delinquent Member the NDP Amount that such participating non-Delinquent Member funded pursuant to Section 4.7(b), (B) second, the respective Capital Accounts and Percentage Interests of the Members shall be adjusted with all necessary increases or decreases to return the Members’ Percentage Interests status quo ante application of Section 4.7(b) and (C) third, the Percentage Interest of each Member shall be adjusted as set forth in the definition of Percentage Interest. If the delinquency is remedied (i) by the Delinquent Member making its Required Contribution or Make-Up Contribution pursuant to this Section 4.7(c) or (ii) by funding by the non-Delinquent Member(s) as a Capital Contribution pursuant to Section 4.7(b), the Delinquent Member shall no longer be deemed to be a Delinquent Member with respect to the unfunded Required Contribution.
ARTICLE V
ALLOCATIONS AND OTHER TAX MATTERS

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Section 5.1    Profits. After giving effect to the special allocations set forth in Section 5.3 and Section 5.4, Profits for any Allocation Year shall be allocated among the Members as follows:
(a)    First, to the Preferred Member until it has been allocated a cumulative amount pursuant to this Section 5.1(a) equal to the cumulative Losses allocated to the Preferred Member pursuant to Section 5.2(b);
(b)    Second, Profits for any Allocation Year subsequent to an Allocation Year for which the limitation set forth in Section 5.2(a) was applicable shall be allocated to reverse any Losses allocated to the Common Members pursuant to the second sentence of Section 5.2(a) and in proportion to how such Loses were allocated; and
(c)    Thereafter, 100% to the Common Members in proportion to their respective Percentage Interests.
Section 5.2    Losses. After giving effect to the special allocations set forth in Section 5.3 and Section 5.4, Losses for any Allocation Year shall be allocated among the Members as follows:
(a)    First, 100% to the Common Members in proportion to their respective Percentage Interests; provided, however, the Losses allocated pursuant to this Section 5.2(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Common Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Common Members would have Adjusted Capital Account Deficits as a result of an allocation of Losses pursuant to this Section 5.2(a), Losses that would otherwise be allocated to a Common Member pursuant to this Section 5.2(a) but for the limitation set forth in this Section 5.2(a) shall be allocated to the remaining Common Members in proportion to their relative Percentage Interests; and
(b)    Thereafter, any remaining Losses shall be allocated to the Preferred Member.
Section 5.3    Special Allocations. The following special allocations shall be made in the following order:
(a)    Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Minimum Gain during any Allocation Year, each Common Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Common Member’s share of the net decrease in Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Common Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(g)(2). This Section 5.3(a) is intended to comply with the minimum
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gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)    Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Common Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Common Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)    Qualified Income Offset. In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 5.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.3(c) were not in this Agreement.
(d)    Gross Income Allocation. In the event that any Common Member has an Adjusted Capital Account Deficit at the end of any Allocation Year, each such Common Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.3(d) shall be made only if and to the extent that such Common Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if Section 5.3(c) and this Section 5.3(d) were not in this Agreement.
(e)    Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be allocated among the Common Members in proportion to their respective Percentage Interests.
(f)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Common Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
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(g)    Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Regulations Section 1.752-3(a)(3) shall be allocated among the Common Members in the manner chosen by the Tax Matters Member and consistent with such section of the Regulations.
(h)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Property, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Common Member in complete liquidation of such Common Member’s Company Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Common Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Common Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(i)    Special Final Allocation. For any Allocation Year of the Company that includes a dissolution of the Company pursuant to Section 12.1, to the extent the ratio of the Capital Account balances of the Common Members is not equal to the ratio of the Percentage Interests of the Common Members, Profits and Losses for such Allocation Year (and to the extent necessary, any items of gross income, gain, loss and expense includable in the computation of Profits and Losses) shall be allocated among the Common Members for such Allocation Year, in such a manner as shall cause the ratio of the Capital Accounts of the Common Members (as adjusted to reflect all Regulatory Allocations and all distributions prior to the dissolution of the Company) to equal, as nearly as possible, the ratio of the Percentage Interests of the Common Members.
(j)    Preferred Income Allocation. For any Allocation Year, a pro rata portion of each item of gross income and gain shall be allocated to the Preferred Member until it has been allocated a cumulative amount pursuant to this Section 5.3(j) equal to the cumulative distributions to the Preferred Member pursuant to Sections 6.1(a) and 12.2(c)(i).
Section 5.4    Curative Allocations. The allocations set forth in Section 5.3 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, the Regulatory Allocations shall be offset either with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.4. Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Tax Matters Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Common Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Common Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 5.1, Section 5.2 and Section 5.3 (other than the Regulatory Allocations). In exercising its discretion under this Section 5.4, the Tax Matters
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Member shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.
Section 5.5    Other Allocation Rules.
(a)    Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article V as of the last day of each Fiscal Year; provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of the Company’s assets are adjusted pursuant to subparagraph (ii) of the definition of “Gross Asset Value” in Section 1.1.
(b)    For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily proration basis by the Tax Matters Member under Code Section 706 and the Regulations thereunder.
Section 5.6    Tax Allocations: Code Section 704(c).
(a)    Except as otherwise provided in this Section 5.6, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article V. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Common Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). Such allocation shall be made in accordance with the “remedial method” described by Regulations Section 1.704-3(d).
(b)    In the event the Gross Asset Value of any Property is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such Property shall take account of any variation between the adjusted basis of such Property for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Such allocation shall be made in accordance with the “remedial method” described by Regulations Section 1.704-3(d).
(c)    In accordance with Regulations Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Common Members upon the sale or other taxable disposition of any Property shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.6(c), be characterized as “recapture income” in the same proportions and to the same extent as such Common Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as “recapture income.”
(d)    Any elections or other decisions relating to such allocations shall be made by the Tax Matters Member in any manner that reasonably reflects the purpose and intention of
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this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
Section 5.7    Tax Elections.
(a)    The Members intend that the Company be treated as a partnership or a “disregarded entity” for federal income tax purposes. Accordingly, neither the Tax Matters Member nor any Member shall file any election or return on its own behalf or on behalf of the Company that is inconsistent with that intent.
(b)    The Company shall make the election under Code Section 754 in accordance with the applicable Regulations issued thereunder, subject to the reservation of the right to seek to revoke any such election upon the Tax Matters Member’s determination that such revocation is in the best interests of the Members.
(c)    Any elections or other decisions relating to tax matters that are not expressly provided herein, shall be made jointly by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.
Section 5.8    Tax Returns.
(a)    The Company shall cause to be prepared and timely filed all federal, state, local and foreign income tax returns and reports required to be filed by the Company and its subsidiaries. The Company shall provide copies of all the Company’s federal, state, local and foreign tax returns (and any schedules or other required filings related to such returns) that reflect items of income, gain, deduction, loss or credit that flow to separate Member returns, to the Members for their review and comment prior to filing, except as otherwise agreed by the Members. The Members agree in good faith to resolve any difference in the tax treatment of any item affecting such returns and schedules. However, if the Members are unable to resolve the dispute, the position of the Tax Matters Member shall be followed if nationally recognized tax counsel acceptable to the Member provides an opinion that substantial authority exists for such position. Substantial authority shall be given the meaning ascribed to it for purposes of applying Code Section 6662. If the Members are unable to resolve the dispute prior to the due date for filing the return, including approved extensions, the position of the Tax Matters Member shall be followed, and amended returns shall be filed if necessary at such time the dispute is resolved. The costs of the dispute shall be borne by the Company. The Members agree to file their separate federal income tax returns in a manner consistent with the Company’s return, the provisions of this Agreement and in accordance with Applicable Law.
(b)    The Company shall elect the most rapid method of depreciation and amortization allowed under Applicable Law, unless the Members agree otherwise.
(c)    The Members shall provide each other with copies of all correspondence or summaries of other communications with the Internal Revenue Service or any state, local or
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foreign taxing authority (other than routine correspondence and communications) regarding the tax treatment of the Company’s operations. No Member shall enter into settlement negotiations with the Internal Revenue Service or any state, local or foreign taxing authority with respect to any issue concerning the Company’s income, gains, losses, deductions or credits if the tax adjustment attributable to such issue (assuming the then current aggregate tax rate) would be $100,000 or greater, without first giving reasonable advance notice of such intended action to the other Members.
Section 5.9    Tax Matters Member.
(a)    The Managing Member shall be the “Tax Matters Member” of the Company within the meaning of Section 6231(a)(7) of the Code, and shall act in any similar capacity under the Applicable Law of any state, local or foreign jurisdiction, but only with respect to returns for which items of income, gain, loss, deduction or credit flow to the separate returns of the Members. If at any time there is more than one Managing Member, the Tax Matters Member shall be the Managing Member with the largest Percentage Interest following such admission.
(b)    The Tax Matters Member shall incur no Liability (except as a result of the gross negligence or willful misconduct of the Tax Matters Member) to the Company or the other Members including, but not limited to, Liability for any additional taxes, interest or penalties owed by the other Members due to adjustments of Company items of income, gain, loss, deduction or credit at the Company level.
Section 5.10    Duties of Tax Matters Member.
(a)    Except as provided in Section 5.10(b), the Tax Matters Member shall cooperate with the other Members and shall promptly provide the other Members with copies of notices or other materials from, and inform the other Members of discussions engaged with, the Internal Revenue Service or any state, local or foreign taxing authority and shall provide the other Members with notice of all scheduled proceedings, including meetings with agents of the Internal Revenue Service or any state, local or foreign taxing authority, technical advice conferences, appellate hearings, and similar conferences and hearings, as soon as possible after receiving notice of the scheduling of such proceedings, but in any case prior to the date of such scheduled proceedings.
(b)    The duties of the Tax Matters Member under Section 5.10(a) shall not apply with respect to notices, materials, discussions, proceedings, meetings, conferences, or hearings involving any issue concerning the Company’s income, gains, losses, deductions or credits if the tax adjustment attributable to such issue (assuming the then current aggregate tax rate) would be less than $100,000 except as otherwise required under Applicable Law.
(c)    The Tax Matters Member shall not extend the period of limitations or assessments without the consent of the other Members, which consent shall not be unreasonably withheld.
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(d)    The Tax Matters Member shall not file a petition or complaint in any court, or file any claim, amended return or request for an administrative adjustment with respect to company items, after any return has been filed, with respect to any issue concerning the Company’s income, gains, losses, deductions or credits if the tax adjustment attributable to such issue (assuming the then current aggregate tax rate) would be $100,000 or greater, unless agreed by the other Members. If the other Members do not agree, the position of the Tax Matters Member shall be followed if nationally recognized tax counsel acceptable to all Members issues an opinion that a reasonable basis exists for such position. Reasonable basis shall be given the meaning ascribed to it for purposes of applying Code Section 6662. The costs of the dispute shall be borne by the Company.
(e)    The Tax Matters Member shall not enter into any settlement agreement with the Internal Revenue Service or any state, local or foreign taxing authority, either before or after any audit of the applicable return is completed, with respect to any issue concerning the Company’s income, gains, losses, deductions or credits, unless any of the following apply:
(i)    the Managing Member agrees to the settlement;
(ii)    the tax effect of the issue if resolved adversely would be, and the tax effect of settling the issue is, proportionately the same for all Members (assuming each otherwise has substantial taxable income);
(iii)    the Tax Matters Member determines that the settlement of the issue is fair to the Members; or
(iv)    tax counsel acceptable to all Members determines that the settlement is fair to all Members and is one it would recommend to the Company if all Members were owned by the same person and each had substantial taxable income.
In all events, the costs incurred by the Tax Matters Member in performing its duties hereunder shall be borne by the Company.
(f)    The Tax Matters Member may request extensions to file any tax return or statement without the written consent of, but shall so inform, the other Members.
Section 5.11    Designation and Authority of Partnership Representative. With respect to tax returns filed for taxable years beginning on or after December 31, 2017, the Managing Member (or its designee) will be designated as the “partnership representative” in accordance with the rules prescribed pursuant to Section 6223 of the Code and shall have the sole authority to act on behalf of the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings. If at any time there is more than one Managing Member, the partnership representative shall be the Managing Member with the largest Percentage Interest following such admission (or its designee). The Managing Member (or its designee) shall exercise, in its sole discretion, any and all authority of the “partnership representative” under the Code, including, without limitation,
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(i) binding the Company and its Members with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code. In all events, the cost incurred by the partnership representative in performing its duties hereunder shall be borne by the Company. In accordance with Section 13.6, the Managing Member shall amend the provisions of this Agreement required to appropriately to reflect the proposal or promulgation of Treasury Regulations implementing the partnership audit, assessment and collection rules adopted by the Bipartisan Budget Act of 2015, including any amendments to those rules.
Section 5.12    Survival of Provisions
. To the fullest extent permitted by law, the provisions of this Agreement regarding the Company’s tax returns and Tax Matters Member shall survive the termination of the Company and the transfer of any Member’s interest in the Company and shall remain in effect for the period of time necessary to resolve any and all matters regarding the federal, state, local and foreign taxation of the Company and items of Company income, gain, loss, deduction and credit.
ARTICLE VI
DISTRIBUTIONS

Section 6.1    Distributions of Distributable Cash. Within forty (40) days following the end of each Quarter, the Company shall distribute to the Members an amount equal to 100% of Distributable Cash in the following order of priority:
(a)    First, to the Preferred Member, to the least extent necessary to reduce its Unpaid Preferred Return Balance to zero.
(b)    Thereafter, to the Common Members in accordance with their respective Percentage Interests.
Notwithstanding any other provision of this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Delaware Act or other Applicable Law.
Section 6.2    Liquidating Distributions. Notwithstanding any other provision of this Article VI (other than the last sentence of Section 6.1), distributions with respect to the Quarter in which a dissolution of the Company occurs shall be made in accordance with Article XII.
Section 6.3    Distribution in Kind. The Company shall not distribute to the Members any assets in kind unless approved by the Members in accordance with this Agreement. If cash and property in kind are to be distributed simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member, unless otherwise approved by the Members in accordance with this Agreement.
ARTICLE VII
BOOKS AND RECORDS
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Section 7.1    Books and Records; Examination. The Managing Member shall keep or cause to be kept such books of account and records with respect to the Company’s business as it may deem necessary and appropriate. Each Member and its duly authorized representatives shall have the right, for any purpose reasonably related to its interest in the Company, at any time to examine, or to appoint independent certified public accountants (the fees of which shall be paid by such Member) to examine, the books, records and accounts of the Company and its Subsidiaries, their operations and all other matters that such Member may wish to examine, including all documentation relating to actual or proposed transactions between the Company and any Member or any Affiliate of a Member. The Company’s books of account shall be kept using the method of accounting determined by the Managing Member.
Section 7.2    Reports. The Managing Member shall prepare and send to each Member (at the same time) promptly such financial information of the Company as a Member shall from time to time reasonably request, for any purpose reasonably related to its interest in the Company. The Managing Member shall, for any purpose reasonably related to a Member’s interest in the Company, permit examination and audit of the Company’s books and records by both the internal and independent auditors of its Members.
ARTICLE VIII
MANAGEMENT AND VOTING

Section 8.1    Management. The Managing Member shall conduct, direct and manage the business of the Company. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no Member shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted a managing member of a limited liability company under the Delaware Act or which are granted to the Managing Member under any other provision of this Agreement, the Managing Member, shall have full power and authority to do all things on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Company and to effectuate the purposes set forth in Section 2.4. The Company shall reimburse the Managing Member, on a monthly basis or such other basis as the Managing Member may determine, for all direct and indirect costs and expenses incurred by the Managing Member or payments made by the Managing Member, in its capacity as the managing member of the Company, for and on behalf of the Company. Except as provided in this Section 8.1, and elsewhere in this Agreement, the Managing Member shall not be compensated for its services as the managing member of the Company.
Section 8.2    Reserved.
Section 8.3    Reserved.
Section 8.4    Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member set forth in
    26

this Agreement. Neither a Member nor its Representative shall have the authority to bind the Company or any of its Subsidiaries.
Section 8.5    Reimbursement of the Managing Member. The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the Managing Member, to perform services for the Company or for the Managing Member in the discharge of its duties to the Company) and (ii) all other expenses allocable to the Company or otherwise incurred by the Managing Member or its Affiliates in connection with managing and operating the Company’s business and affairs (including expenses allocated to the Managing Member by its Affiliates). The Managing Member shall determine the expenses that are allocable to the Company. Reimbursements pursuant to this Section 8.5 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 10.3. Any allocation of expenses to the Company by the Managing Member in a manner consistent with its or its Affiliates’ past business practices shall be permitted by, and not constitute a breach of, this Agreement or any duty owed by the Managing Member to the Company, the Members, or any other Person bound by this Agreement.
ARTICLE IX
TRANSFER OF COMPANY INTERESTS

Section 9.1    Restrictions on Transfers.
(a)    General. Except as expressly provided by this Article IX, no Member shall transfer all or any part of its Company Interests to any Person without first obtaining the written approval of each of the other Members, which approval may be granted or withheld in their sole discretion.
(b)    Transfer by Operation of Law. In the event a Member shall be party to a merger, consolidation or similar business combination transaction with another Person or sell all or substantially all its assets to another Person, such Member may transfer all or part of its Company Interests to such other Person without the approval of any other Member.
(c)    Consequences of an Unpermitted Transfer. To the fullest extent permitted by law, any transfer of a Member’s Company Interest in violation of the applicable provisions of this Agreement shall be void.
Section 9.2    Conditions for Admission. No transferee of all or a portion of the Company Interests of any Member shall be admitted as a Member hereunder unless such Company Interests are transferred in compliance with the applicable provisions of this Agreement. Each such transferee shall have executed and delivered to the Company such instruments as the Managing Member deems necessary or appropriate in its sole discretion to effectuate the admission of such transferee as a Member and to confirm the agreement of such
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transferee to be bound by all the terms and provisions of this Agreement. The admission of a transferee shall be effective immediately prior to such transfer and, immediately following such admission, the transferor shall cease to be a Member (to the extent it transferred its entire Company Interest). If the Managing Member transfers its entire Member Interest in the Company, the transferee Managing Member, to the extent admitted as a substitute Managing Member, is hereby authorized to, and shall, continue the Company without dissolution.
Section 9.3    Allocations and Distributions. Subject to applicable Regulations, upon the transfer of all the Company Interests of a Member as herein provided, the Profit or Loss of the Company attributable to the Company Interests so transferred for the Fiscal Year in which such transfer occurs shall be allocated between the transferor and transferee as of the effective date of the assignment, and such allocation shall be based upon any permissible method as determined by the Managing Member that is provided for in Code Section 706 and the Regulations issued thereunder.
Section 9.4    Restriction on Resignation or Withdrawal. Except in connection with a transfer permitted pursuant to Section 9.1 or as contemplated by Section 12.1, no Member shall withdraw from the Company without the consent of each of the other Members. To the extent permitted by law, any purported withdrawal from the Company in violation of this Section 9.4 shall be null and void.
ARTICLE X
LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 10.1    Liability for Company Obligations. Except as otherwise required by the Delaware Act, the Liabilities of the Company shall be solely the Liabilities of the Company, and no Indemnitee (other than the Managing Member) shall be obligated personally for any such Liability of the Company solely by reason of being an Indemnitee.
Section 10.2    Disclaimer of Duties and Exculpation.
(a)    Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, no Indemnitee shall have any duty (fiduciary or otherwise) or obligation to the Company, the Members or to any other Person bound by this Agreement, and in taking, or refraining from taking, any action required or permitted under this Agreement or under Applicable Law, each Indemnitee shall be entitled to consider only such interests and factors as such Indemnitee deems advisable, including its own interests, and need not consider any interest of or factors affecting, any other Indemnitee or the Company notwithstanding any duty otherwise existing at law or in equity. To the extent that an Indemnitee is required or permitted under this Agreement to act in “good faith” or under another express standard, such Indemnitee shall act under such express standard and shall not be subject to any other or different standard under this Agreement or otherwise existing under Applicable Law or in equity.
(b)    The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and Liabilities of an Indemnitee otherwise
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existing under Applicable Law or in equity, are agreed by the Members to replace such other duties and Liabilities of such Indemnitee in their entirety, and no Indemnitee shall be liable to the Company, the Members or any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement.
(c)    To the fullest extent permitted by law, no Indemnitee shall be liable to the Company, the Members or any other Person bound by this Agreement for any cost, expense, loss, damage, claim or Liability incurred by reason of any act or omission performed or omitted by such Indemnitee in such capacity, whether or not such Person continues to be an Indemnitee at the time of such cost, expense, loss, damage, claim or Liability is incurred or imposed, if the Indemnitee acted in good faith reliance on the provisions of this Agreement, and, with respect to any criminal action or proceeding, such Indemnitee had no reasonable cause to believe its conduct was unlawful.
(d)    An Indemnitee shall be fully protected from liability to the Company, the Members and any other Person bound by this Agreement in acting or refraining from acting in good faith reliance upon the records of the Company and such other information, opinions, reports or statements presented to the Company by any Person as to any matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, Liabilities, Profits and Losses of the Company.
Section 10.3    Indemnification.
(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 10.3 shall be available to any Affiliate of the Company, or to any other Indemnitee, with respect to any such Affiliate’s obligations pursuant to the Transaction Documents. Any indemnification or advancement of expenses pursuant to this Section 10.3 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification or advancement of expenses and shall have no
    29

obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification or advancement of expenses.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is entitled to be indemnified pursuant to Section 10.3(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 10.3, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 10.3.
(c)    The indemnification provided by this Section 10.3 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee.
(d)    The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of the Managing Member, its Affiliates and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 10.3, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 10.3(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose subjectively believed by it not to be adverse to the interests of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is on behalf of and for the benefit of the Company and not adverse to the interests of the Company.
(f)    In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 10.3 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.
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(h)    The provisions of this Section 10.3 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 10.3 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 10.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
ARTICLE XI
CONFLICTS OF INTEREST

Section 11.1    Transactions with Affiliates. The Company and its Subsidiaries shall be permitted to enter into or renew or extend the term of any agreement or transaction with a Member or an Affiliate of a Member on such terms and conditions as the Managing Member shall approve in its sole discretion, without the approval of any other Member.
Section 11.2    Outside Activities. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or in equity, (a) the engaging in activities by any Indemnitee that are competitive with the business of the Company is hereby approved by all Members, (b) it shall not be a breach of any fiduciary duty or any other duty or obligation of a Member under this Agreement or otherwise existing under Applicable Law or in equity for such Indemnitee to engage in such activities in preference to or to the exclusion of the Company, (c) an Indemnitee shall have no obligation under this Agreement or as a result of any duty (including any fiduciary duty) otherwise existing under Applicable Law or in equity, to present business opportunities to the Company and (d) the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee; provided such Indemnitee does not engage in such activity as a result of or using confidential or proprietary information provided by or on behalf of the Company to such Indemnitee.
ARTICLE XII
DISSOLUTION AND TERMINATION

Section 12.1    Dissolution. The Company shall be dissolved and its business and affairs wound up upon the earliest to occur of any one of the following events:
(a)    at any time there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act;
(b)    the written consent of the Managing Member;
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(c)    an “event of withdrawal” (as defined in the Delaware Act) of the Managing Member; or
(d)    the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Delaware Act.
The bankruptcy, involuntary liquidation or dissolution of a Member shall cause that Member to cease to be a member of the Company. Notwithstanding the foregoing, the Company shall not be dissolved and its business and affairs shall not be wound up upon the occurrence of any event specified in clause (c) above if, at the time of occurrence of such event, there is at least one remaining Member (who is hereby authorized to, and shall, carry on the business of the Company), or if within ninety (90) days after the date on which such event occurs, the remaining Members elect in writing to continue the business of the Company and to the appointment, effective as of the date of such event, if required, of one or more additional Managing Members of the Company. Except as provided in this paragraph, and to the fullest extent permitted by the Delaware Act, the occurrence of an event that causes a Member to cease to be a Member of the Company shall not, in and of itself, cause the Company to be dissolved or its business or affairs to be wound up, and upon the occurrence of such an event, the business of the Company shall, to the extent permitted by the Delaware Act, continue without dissolution.
Section 12.2    Winding Up of Company. Upon dissolution, the Company’s business shall be wound up in an orderly manner. The Managing Member shall (unless the Managing Member (or, if no Managing Member, the remaining Members) elects to appoint a liquidating trustee) wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the Managing Member or liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the Managing Member or liquidating trustee shall determine to be not adverse to the interests of the Members or their successors-in-interest. The Managing Member or liquidating trustee shall take full account of the Company’s Liabilities and Property and shall cause the Property or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by Applicable Law, in the following order:
(a)    First, to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of all of the Company’s Liabilities (whether by payment or the making of reasonable provision for payment thereof to the extent required by Section 18-804 of the Delaware Act), other than Liabilities for distribution to Members under Section 18-601 or 18-604 of the Delaware Act;
(b)    Second, to the Members and former Members of the Company in satisfaction of Liabilities for distributions under Sections 18-601 or 18-604 of the Delaware Act; and
(c)    The balance, if any, to the Members as follows: (i) first, to the Preferred Member in an amount equal to its Unpaid Preferred Return Balance, (ii) second, to the Preferred Member in an amount equal to the Preferred Purchase Price, then (iii) to the Common Members
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in accordance with the positive balance in their respective Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.
Section 12.3    Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XII to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704- 1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.
Section 12.4    Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XII, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no actual dissolution and winding up under the Delaware Act has occurred, the Property shall not be liquidated, the Company’s debts and other Liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all its Property and Liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.
Section 12.5    Distribution of Property. In the event the Managing Member determines that it is necessary in connection with the winding up of the Company to make a distribution of property in kind, such property shall be transferred and conveyed to the Members so as to vest in each of them as a tenant in common an undivided interest in the whole of such property, but otherwise in accordance with Section 12.3.
Section 12.6    Termination of Company. The Company shall terminate when all assets of the Company, after payment of or due provision for all Liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Agreement, and the Certificate of Formation shall have been canceled in the manner provided by the Delaware Act.
ARTICLE XIII
MISCELLANEOUS

Section 13.1    Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be given either (a) in person, (b) by United States mail or (c) by expedited delivery service (charges prepaid) with proof of delivery. The Company’s address for notice shall be the principal place of business of the Company, as set forth in Section 2.3. The address for notices and other communications to the Managing Member
    33

shall be the address set forth in Section 2.3. The address for notices and other communications to any Member shall be the address set forth in or designated pursuant to Section 2.3. Addresses for notices and communications hereunder may be changed by the Company, the Managing Member or any Member, as applicable, giving notice in writing, stating its new address for notices, to the other. For purposes of the foregoing, any notice required or permitted to be given shall be deemed to be delivered and given on the date actually delivered to the address specified in this Section 13.1.
Section 13.2    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 13.3    Assignment. A Member shall not assign all or any of its rights, obligations or benefits under this Agreement to any other Person otherwise than (i) in connection with a transfer of its Company Interests pursuant to Article IX or (ii) with the prior written consent of each of the Managing Member, which consent may be withheld in such Managing Member’s sole discretion, and any attempted assignment not in compliance with Article IX or this Section 13.3 shall be void.
Section 13.4    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 13.5    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
Section 13.6    Amendment; Waiver.
(a)    Subject to Section 13.6(b), this Agreement (including any Exhibit hereto) of the Certificate of Formation may be amended, modified, supplemented or restated, and any provisions of this Agreement or the Certificate of Formation may be waived, in each case, only by the Managing Member (and without the approval of any other Member.
(b)    Any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of the Preferred Member shall also require the prior written consent of the Preferred Member.
Section 13.7    Severability. If any term, provision, covenant or restriction in this Agreement or the application thereof to any Person or circumstance, at any time or to any extent, is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid or unenforceable) shall in no way be affected, impaired or invalidated, and to the extent permitted by Applicable Law, any such term, provision, covenant or restriction shall be restricted in applicability or reformed to the minimum
    34

extent required for such to be enforceable. This provision shall be interpreted and enforced to give effect to the original written intent of the Members prior to the determination of such invalidity or unenforceability.
Section 13.8    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS HEREBY WAIVED BY EACH OF THE MEMBERS.
Section 13.9    No Bill for Accounting. To the fullest extent permitted by law, in no event shall any Member have any right to file a bill for an accounting or any similar proceeding.
Section 13.10    Waiver of Partition. Each Member hereby waives any right to partition of the Property.
Section 13.11    Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person (other than Indemnitees) other than the Members and their respective successors, legal representatives and permitted assigns any rights, remedies or basis for reliance upon, under or by reason of this Agreement.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.
MANAGING MEMBER:

OMP OPERATING LLC

By:
Name:     Michael H. Lou
Title:     President

Signature Page to
Third Amended and Restated Limited Liability Company Agreement of
Beartooth DevCo LLC

PREFERRED MEMBER:

OMP DEVCO HOLDINGS CORP.

By:
Name: Taylor L. Reid
Title:     Chief Executive Officer
Signature Page to
Third Amended and Restated Limited Liability Company Agreement of
Beartooth DevCo LLC

Exhibit A

Common Member(s)	Company Interest	Percentage Interest
OMP Operating LLC 1001 Fannin Street, Suite 1500 Houston, Texas 77002	Common Interest	100%

Exhibit A – Page 1

Exhibit B

Preferred Member
OMP DevCo Holdings Corp. 1001 Fannin Street, Suite 1500 Houston, Texas 77002

Exhibit B – Page 1

EXHIBIT C
FORM OF THIRD A&R BOBCAT LLC AGREEMENT
[See attached]

Exhibit B – Page 1

Final Form

BOBCAT DEVCO LLC
___________
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
___________
Dated as of [___], 2021

TABLE OF CONTENTS
    1

    2

Section 13.8 Governing Law	33
Section 13.9 No Bill for Accounting	33
Section 13.10 Waiver of Partition	33
Section 13.11 Third Parties	33
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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BOBCAT DEVCO LLC
This Third Amended and Restated Limited Liability Company Agreement of Bobcat DevCo LLC (the “Company”), dated as of [___], 2021 and effective as of January 1, 2021 (the “Effective Date”), is entered into by and between OMP Operating LLC, a Delaware limited liability company (“OMP Operating” or the “Managing Member”), and OMP DevCo Holdings Corp., a Delaware corporation (the “Preferred Member”). OMP Operating and the Preferred Member are each referred to herein as, a “Member” and collectively, as “Members” of the Company. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
RECITALS:
WHEREAS, Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), previously formed the Company as a limited liability company under the Delaware Limited Liability Company Act by filing a Certificate of Formation with the Secretary of State of the State of Delaware effective as of May 8, 2017.
WHEREAS, the Company was initially governed by that certain Limited Liability Company Agreement dated as of May 8, 2017 (the “Original LLC Agreement”).
WHEREAS, the Managing Member and OMS amended and restated the Original LLC Agreement in its entirety by executing that certain Amended and Restated Limited Liability Company Agreement dated as of September 25, 2017, which was amended by that certain Amendment No. 1 thereto dated as of November 7, 2017 (as amended, the “First Amended and Restated LLC Agreement”), and the Managing Member and OMS further amended and restated the First Amended and Restated LLC Agreement by executing that certain Second Amended and Restated Limited Liability Company Agreement dated as of February 22, 2019 (the “Second Amended and Restated LLC Agreement”), which governed the Company prior to the execution of this Agreement.
WHEREAS, in connection with that certain Contribution and Simplification Agreement, dated March 22, 2021 (the “Contribution and Simplification Agreement”), (a)(i) OMS contributed all of its interest in the Company to OMP in exchange for certain common units in OMP and cash and (ii) OMP then contributed such interests to OMP Operating and (b) the Preferred Member contributed the Preferred Purchase Price to the Company in exchange for Company Interests as described herein and (c) the Members now desire to amend and restate the Second Amended and Restated LLC Agreement in its entirety by executing this Second Amended and Restated Limited Liability Company Agreement of the Company.
NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Members hereby amend and restate the Second Amended and Restated LLC Agreement in its entirety and hereby enter into this Agreement:
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ARTICLE I
DEFINITIONS AND CONSTRUCTION

Section 1.1    Definitions. The following terms have the following meanings when used in this Agreement.
“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:
(i)    Credit to such Capital Account any amounts which such Member is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(ii)    Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Allocation Year.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” means this Third Amended and Restated Limited Liability Company Agreement of Bobcat DevCo LLC, as it may be amended, supplemented or restated from time to time.
“Allocation Year” means (a) each calendar year ending on December 31st or (b) any portion thereof for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article V.
“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each
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case as amended (including all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.
“Call Notice” is defined in Section 4.4(a).
“Capital Account” means, with respect to any Member, the Capital Account established and maintained for such Member in accordance with the following provisions:
(i)    To each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 5.3 or Section 5.4 and (C) the amount of any Liabilities of the Company assumed by such Member or that are secured by any Property distributed to such Member;
(ii)    To each Member’s Capital Account there shall be debited (A) the amount of cash and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Losses and any items in the nature of deduction, expense or loss which are specially allocated to such Member pursuant to Section 5.3 or Section 5.4 and (C) the amount of any Liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company;
(iii)    In the event a Company Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; and
(iv)    In determining the amount of any Liability for purposes of subparagraphs (i) and (ii) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Tax Matters Member shall determine in good faith and on a commercially reasonable basis that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Tax Matters Member may amend this Agreement without the consent of any other Member notwithstanding any other provision of this Agreement (including Section 13.6) to make such modification; provided that the Tax Matters Member shall promptly give each other Member written notice of such modification. The Tax Matters Member also shall, in good faith and on a commercially reasonable basis, (A) make any adjustments to the Capital Accounts that are necessary or appropriate to maintain equality
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between the aggregate Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (B) make any appropriate modifications to the Capital Accounts in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
“Capital Contributions” means, with respect to any Member, (i) the amount of cash, cash equivalents or the initial Gross Asset Value of any Property (other than cash) contributed or deemed contributed to the Company by such Member or (ii) current distributions that a Member is entitled to receive but otherwise waives.
“Capital Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its subsidiaries in accordance with GAAP.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Common Interest” means the Company Interests other than the Preferred Interest.
“Common Member” means those Person(s) listed on Exhibit A holding a Common Interest.
“Company” is defined in the introductory paragraph.
“Company Interest” means any equity interest, including any class or series of equity interest, in the Company, which shall include any Member Interests.
“Contribution and Simplification Agreement” is defined in the Recitals.
“Default Contribution” is defined in Section 4.7(a).
“Default Interest Amount” is defined in Section 4.7(c).
“Default Interest Rate” means the lesser of (a) eight percent (8%) per annum and (b) the maximum rate of interest permitted by Applicable Law.
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
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“Delinquent Member” is defined in Section 4.7(a).
“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Allocation Year for federal income tax purposes, except that (i) if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at the beginning of such Allocation Year and such difference is being eliminated by use of the “remedial allocation method” as defined in Regulations Section 1.704-3(d), Depreciation for such Allocation Year shall equal the amount of book basis recovered for such period under the rules prescribed in Regulations Section 1.704-3(d) and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.
“Disqualified Capital Stock” means any Member Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Member Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Member Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part.
“Distributable Cash” means, with respect to any Quarter: (i) the sum of all cash and cash equivalents of the Company and its Subsidiaries on hand at the end of such Quarter; less (ii) the amount of any cash reserves established by the Managing Member to (A) provide for the proper conduct of the business of the Company and its Subsidiaries (including reserves for future capital or operating expenditures and for anticipated future credit needs of the Company and its Subsidiaries) subsequent to such Quarter; and (B) comply with Applicable Law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any of its Subsidiaries is a party or by which any of them is bound or any of their respective assets are subject.
“Effective Date” is defined in the introductory paragraph.
“First Amended and Restated LLC Agreement” is defined in the Recitals.
“Fiscal Year” means a calendar year ending December 31.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority
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exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
    “Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rule of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(i)    The initial Gross Asset Value of any Property contributed by a Member to the Company shall be the gross fair market value of such asset as agreed to by each Member or, in the absence of any such agreement, as determined by the Managing Member;
(ii)    The Gross Asset Values of all items of Property shall be adjusted to equal their respective fair market values as determined by the Managing Member as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, (B) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company, (C) the issuance of additional Company Interests as consideration for the provision of services, (D) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than pursuant to Section 708(b)(1)(B) of the Code), (E) the issuance of a Noncompensatory Option, or (F) any other event to the extent determined by the Members to be necessary to properly reflect the Gross Asset Values in accordance with the standards set forth in Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that in the event of the issuance of an interest in the Company pursuant to the exercise of a Noncompensatory Option where the right to share in Company capital represented by the Company interest differs from the consideration paid to acquire and exercise the Noncompensatory Option, the Gross Asset Value of each Property immediately after the issuance of the Company interest shall be adjusted upward or downward to reflect any unrealized gain or unrealized loss attributable to the Property and the Capital Accounts of the Members shall be adjusted in a manner consistent with Regulations Section 1.704-1(b)(2)(iv)(s); and provided further, however, if any Noncompensatory Options are outstanding upon the occurrence of an event described in this paragraph (ii)(A) through (ii)(F), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2);
(iii)    The Gross Asset Value of any item of Property distributed to any Member shall be adjusted to equal the fair market value of such item on the date of distribution as determined by the Managing Member; and
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(iv)    The Gross Asset Value of each item of Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of Profits and Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), subparagraph (ii) or subparagraph (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
“Guarantees” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person or in any manner providing for the payment of any Indebtedness or other obligation of any other Person or otherwise protecting the holder of such Indebtedness or other obligations against loss (whether arising by virtue of organizational agreements, by obtaining letters of credit, by agreement to keep-well, to take-or-pay or to purchase assets, goods, securities or services, or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Indebtedness” means any of the following: (i) all obligations for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (ii) all obligations (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (iii) all accounts payable and all accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services; (iv) all obligations under Capital Leases; (v) all obligations under Synthetic Leases; (vi) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of the Company, whether or not such Indebtedness is assumed by the Company; (vii) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by the Company or in which the Company otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (viii) all obligations or undertakings to maintain or cause to be maintained the financial position or covenants of others to purchase the Indebtedness or Property of others; (ix) obligations to deliver commodities, goods or services, including, without limitation, hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (x) obligations to pay for goods or services even if such goods or services are not actually received or utilized (other than firm transportation or storage, or drilling contracts); (xi) any Indebtedness of a partnership for which the Company is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (xii)
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Disqualified Capital Stock; and (xiii) the undischarged balance of any production payment created by the Company or for the creation of which the Company directly or indirectly received payment. The Indebtedness shall include all obligations of the character described above to the extent the Company remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of the Company under GAAP.
“Indemnitee” means (i) any Member, (ii) any Person who is or was an Affiliate of a Member, (iii) any Person who is or was a member, manager, partner, director, officer, fiduciary or trustee of a Member or any Affiliate of a Member, (iv) any Person who is or was serving at the request of a Member or any Affiliate of a Member as a member, manager, partner, director, officer, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (v) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the business and affairs of the Company and its Subsidiaries.
“IPO Date” means the date of the closing of the initial public offering of common units representing limited partner interests in OMP.
“Liability” means any Indebtedness, obligation or other liability, whether arising under Applicable Law, contract or otherwise, known or unknown, fixed or contingent, real or potential, tangible or intangible, now existing or hereafter arising.
    “Lien” means any interest in any Property securing an obligation owed to, or a claim by, a Person other than the Company or its Subsidiaries.
“Make-Up Contribution” is defined in Section 4.7(c).
“Managing Member” is defined in the Preamble, provided that such term shall also include such entity’s successors and permitted assigns that are admitted to the Company as managing member and any additional managing member of the Company, each in its capacity as managing member of the Company.
“Member” is defined in the introductory paragraph, provided that such term shall also include such entity’s successors and permitted assigns that are admitted as a member of the Company and each additional Person who becomes a member of the Company pursuant to the terms of this Agreement, in each case, in such Person’s capacity as a member of the Company.
“Member Interest” means an equity interest of a Member in the Company and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member pursuant to the terms and provisions of this Agreement.
“Member Nonrecourse Debt” is defined in Regulations Section 1.704-2(b)(4).
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“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
“Member Nonrecourse Deductions” is defined in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
“Minimum Gain” is defined in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“NDP Amount” is defined in Section 4.7(b).
“Noncompensatory Option” is defined in Regulations Section 1.721-2(f).
“Nonrecourse Deductions” is defined in Regulations Section 1.704-2(b)(1) and 1.704-2(c).
“Nonrecourse Liability” is defined in Regulations Section 1.704-2(b)(3).
“OMP” means Oasis Midstream Partners LP, a Delaware limited partnership.
“OMP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of OMP, dated on or about the date hereof, and entered into in connection with the Contribution and Simplification Agreement, as it may be amended, modified, supplemented or restated from time to time, or any successor agreement.
“OMP Operating” is defined in the introductory paragraph.
“OMS” is defined in the Recitals.
“Original LLC Agreement” is defined in the Recitals.
“Percentage Interest” means, with respect to any Common Member, the percentage interest set forth opposite such Common Member’s name on Exhibit A attached hereto as adjusted pursuant to Section 3.2. In the event of an adjustment to the respective Percentage Interests of the Common Members (other than an adjustment pursuant to Section 3.2(a)), each Common Member’s Percentage Interest shall be redetermined and shall be equal to such Common Member’s Redetermined Percentage Interest. In the event any Company Interest is transferred in accordance with the provisions of this Agreement, the transferee of such interest shall succeed to the Percentage Interest of his transferor to the extent it relates to the transferred interest.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, Governmental Authority or political subdivision thereof or other entity.
“Preferred Member” has the meaning set forth in the introductory paragraph.
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“Preferred Purchase Price ” means $5,900,000.
“Preferred Return” means an amount that accrues in respect of the Preferred Member’s Preferred Purchase Price at a 6% per annum rate on the Preferred Purchase Price from the Effective Date until the liquidation of the Preferred Interest. The Preferred Return shall be cumulative and shall compound annually.
“Profits” and “Losses” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):
(i)    The Company shall be treated as owning directly its proportionate share (as determined by the Managing Member) of any other partnership, limited liability company, unincorporated business or other entity classified as a partnership or disregarded entity for U.S. federal income tax purposes of which the Company is, directly or indirectly, a partner, member or other equity-holder;
(ii)    Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;
(iii)    Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses, shall be subtracted from such taxable income or loss;
(iv)    In the event the Gross Asset Value of any item of Property is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the item of Property) or an item of loss (if the adjustment decreases the Gross Asset Value of the item of Property) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;
(v)    Gain or loss resulting from any disposition of any Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the item of Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;
(vi)    In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;
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(vii)    To the extent an adjustment to the adjusted tax basis of any item of Property pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Company Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Property) or loss (if the adjustment decreases such basis) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits or Losses; and
(viii)    Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.3 or Section 5.4 shall not be taken into account in computing Profits or Losses.
The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.3 and Section 5.4 shall be determined by applying rules analogous to those set forth in subparagraph (i) through subparagraph (viii) above. For the avoidance of doubt, any guaranteed payment that accrues with respect to an Allocation Year will be treated as an item of deduction of the Company for purposes of computing Profits and Losses in accordance with the provisions of Regulations Section 1.707-1(c).
“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company or, with respect to the fiscal quarter of the Company which includes the IPO Date, the portion of such fiscal quarter from and after the IPO Date.
“Redetermined Percentage Interest” means, with respect to any Common Member, the percentage obtained by dividing (A) the sum of (i) the product of (x) such Common Member’s Percentage Interest (as determined prior to any redetermination) and (y) the aggregate Gross Asset Values of the Company’s Property (determined after giving effect to the adjustment to the Gross Asset Values of the Company’s Property pursuant to subparagraph (ii) of the definition of Gross Asset Value that is made in connection with the event giving rise to such redetermination), plus (ii) the amount of the Capital Contribution made by the Common Member at such time by (B) the sum of (i) the aggregate Gross Asset Values of the Company’s Property (determined after giving effect to the adjustment to the Gross Asset Values of the Company’s Property pursuant to subparagraph (ii) of the definition of Gross Asset Value that is made in connection with the event giving rise to such redetermination), plus (ii) the aggregate amount of the Capital Contributions made by the Common Members at such time. Notwithstanding the foregoing or any other provision of this Agreement, the Common Members may agree to a fixed aggregate Gross Asset Value of the Company’s Property to be applicable to calculations of Redetermined Percentage Interests and without adjustment for an agreed upon period of time.
“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
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“Regulatory Allocations” is defined in Section 5.4.
“Required Contribution” is defined in Section 4.4(a).
“Required Contribution Amount” means the aggregate amount of the Capital Contributions determined to be necessary by the Managing Member with respect to a Required Contribution.
“Second Amended and Restated LLC Agreement” is defined in the Recitals.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
    “Synthetic Leases” means all leases that shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Company (whether contingently or otherwise) for the payment of rent thereunder and that were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Tax Matters Member” is defined in Section 5.9(a).
“Transaction Documents” is defined in the OMP Partnership Agreement.
“Treasury Regulation” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute proposed or final Treasury Regulations.
“Unpaid Preferred Return Balance” means, for the Preferred Member, the cumulative accrued Preferred Return on the Preferred Purchase Price less all amounts distributed by the Company to the Preferred Member in payment thereof pursuant to Section 6.1(a).
Section 1.2    Construction
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. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation” and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Agreement by the Managing Member, any action taken pursuant thereto and any determination made by the Managing Member in good faith shall, in each case, be conclusive and binding on all Members, each other Person who acquires an interest in a Company Interest and all other Persons for all purposes.
ARTICLE II
BUSINESS PURPOSE AND TERM OF THE COMPANY

Section 2.1    Formation. The Company was previously formed as a limited liability company by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act and the execution of the Original LLC Agreement. This Agreement amends and restates the Second Amended and Restated LLC Agreement, as amended, in its entirety. Except as expressly provided in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Company Interests shall constitute personal property of the owner thereof for all purposes.
Section 2.2    Name. The name of the Company shall be “Bobcat DevCo LLC”. Subject to Applicable Law, the Company’s business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words “Limited Liability Company,” “L.L.C.,” “Ltd.” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may, without the consent of any Member, amend this Agreement and the Certificate of Formation to change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 1001 Fannin Street, Suite 1500, Houston, Texas 77002, or such other place as the Managing Member may from time to time designate by notice to the
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Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The address of the Managing Member shall be the address set forth on Exhibit A, or such other place as the Managing Member may from time to time designate by notice to the Members. The address of each additional Member shall be the place such Member designates from time to time by notice to the Managing Member.
Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to engage directly or indirectly in any business activity that is approved by the Managing Member and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act; provided, however, that the Managing Member shall not cause the Company to engage, directly or indirectly, in any business activity that the Managing Member determines would be reasonably likely to cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes. To the fullest extent permitted by law, the Managing Member shall have no duty or obligation to propose or approve the conduct by the Company of any business and may decline to do so free of any fiduciary duty or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Managing Member in determining whether to propose or approve the conduct by the Company of any business shall be permitted to do so in its sole and absolute discretion.
Section 2.5    Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.
Section 2.6    Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.
Section 2.7    Title to Property. Title to Property, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Property or any portion thereof. Title to any or all of the Property may be held in the name of the Company, the Managing Member, one or more Affiliates of the Managing Member or one or more nominees of the Managing Member or its Affiliates, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Property for which record title is held in the name of the Managing Member or one or more Affiliates of the Managing Member or one or more nominees of the Managing Member or its Affiliates shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the
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provisions of this Agreement; provided, however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor Managing Member. All Property shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Property is held.
ARTICLE III
MEMBERS

Section 3.1    Members; Percentage Interests. The Members are comprised of the Preferred Member and the Common Members. The name(s) of the Common Members, their respective Percentage Interests, and the type of Company Interest held by such Common Member are set forth on Exhibit A to this Agreement. The Preferred Member is listed on Exhibit B to this Agreement.
Section 3.2    Adjustments in Percentage Interests. The respective Percentage Interests of the Common Members shall be adjusted in accordance with the definition of Percentage Interest (a) at the time of any transfer of all or a portion of such Member’s Company Interest pursuant to Section 9.1, (b)  at the time of the admission of each new Member in accordance with this Agreement, and (c) at the time any Default Contribution or Make-Up Contribution is made pursuant to Section 4.7, in each case to take into account such transfer, issuance, admission of a new Member or capital contribution. The Managing Member shall amend Exhibit A to this Agreement to reflect any such adjustment without the consent of any other Member.
Section 3.3    Determination of Fair Market Value. The methodology for determining fair market value under any provision of this Agreement, including for the purposes of adjusting the Gross Asset Value of any Company Property pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, shall be determined in good faith by the Managing Member.
Section 3.4    Limitation of Liability. The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
ARTICLE IV
CAPITAL CONTRIBUTIONS

Section 4.1    Capitalization of the Company. The Company is authorized to issue two classes of Membership Interests consisting of the Common Interest and the Preferred Interest.
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The Company Interests shall be designated as Member Interests, having such rights, powers, preferences and designations as set forth in this Agreement.
Section 4.2    Additional Capital Contributions. The Common Members shall make additional Capital Contributions to the Company at such times and in such amounts as determined by the Managing Member in accordance with this Agreement.
Section 4.3    Withdrawal of Capital; Interest. No Member may withdraw capital or receive any distributions from the Company except as specifically provided herein. No interest shall accrue or be payable by the Company on any Capital Contributions.
Section 4.4    Required Pro Rata Capital Contributions.
(a)    Notwithstanding anything in Section 4.2 to the contrary, whenever the Managing Member determines in good faith that additional Capital Contributions in cash from the Common Members are necessary to fund the Company’s operations, the Managing Member may issue a notice to each Common Member (a “Call Notice”) for an additional Capital Contribution by each Common Member (a “Required Contribution”) in an amount equal to such Common Member’s pro rata portion (based on the Percentage Interests of the Members) of the Required Contribution Amount.
(b)    All Call Notices shall be expressed in U.S. dollars and shall state the date on which the Required Contribution is due and the bank(s) or account(s) to which the Required Contribution is to be made. Each Call Notice shall specify in reasonable detail (i) the purpose(s) for which such Required Contribution is required, (ii) the Required Contribution Amount and (iii) each Common Member’s portion of the Required Contribution Amount. Each Common Member shall contribute its Required Contribution within fifteen (15) Business Days of the date of delivery of the relevant Call Notice. The Company shall use the proceeds of such Required Contributions exclusively for the purpose specified in the relevant Call Notice.
Section 4.5    Reserved.
Section 4.6    Reserved.
Section 4.7    Failure to Contribute.
(a)    If a Member fails to contribute all or any portion of a Required Contribution that such Member (a “Delinquent Member”) is required to make as provided in this Agreement, then, while such Member is a Delinquent Member, each non-Delinquent Member may (but shall have no obligation to) elect to fund all or any portion of the Delinquent Member’s Required Contribution as a Capital Contribution pursuant to this Section 4.7 (a “Default Contribution”). If a non-Delinquent Member so desires to fund such amount, such non-Delinquent Member shall so notify each of the other non-Delinquent Members, who shall have five (5) days thereafter to elect to participate in such funding.
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(b)    The portion that each participating non-Delinquent Member may fund as a Capital Contribution pursuant to this Section 4.7 (the “NDP Amount”) shall be equal to the product of (x) the delinquent amount of such Required Contribution multiplied by (y) a fraction, the numerator of which shall be the Percentage Interest then held by such participating non-Delinquent Member and the denominator of which shall be the aggregate Percentage Interest held by all such participating non-Delinquent Members; provided, that if any participating non-Delinquent Member elects to fund less than its full allocation of such amount, the fully participating non-Delinquent Members shall be entitled to take up such shortfall (allocated, as necessary, based on their respective Percentage Interests). Upon such funding as a Capital Contribution, the Percentage Interest of each Member shall be adjusted as set forth in the definition of Percentage Interest.
(c)    Notwithstanding anything in this Section 4.7 to the contrary, the Delinquent Member may cure such delinquency (i) by contributing its Required Contribution prior to the Capital Contribution being made by another Member or (ii) on or before the sixtieth (60th) day following the date that the participating non-Delinquent Member(s) satisfied the Required Contribution by making a Capital Contribution to the Company in an amount equal to the Required Contribution (a “Make-Up Contribution”) and paying to each participating non-Delinquent Member an amount equal to its respective NDP Amount multiplied by the Default Interest Rate for the period from the date such participating non-Delinquent Member funded its NDP Amount to the date that the Delinquent Member makes its Make-Up Contribution (the “Default Interest Amount”). If a Delinquent Member cures its delinquency pursuant to Section 4.7(c)(ii) by making a Make-Up Contribution and paying the Default Interest Amount, then (A) first, the Company shall distribute to each existing Member that is a participating non-Delinquent Member the NDP Amount that such participating non-Delinquent Member funded pursuant to Section 4.7(b), (B) second, the respective Capital Accounts and Percentage Interests of the Members shall be adjusted with all necessary increases or decreases to return the Members’ Percentage Interests status quo ante application of Section 4.7(b) and (C) third, the Percentage Interest of each Member shall be adjusted as set forth in the definition of Percentage Interest. If the delinquency is remedied (i) by the Delinquent Member making its Required Contribution or Make-Up Contribution pursuant to this Section 4.7(c) or (ii) by funding by the non-Delinquent Member(s) as a Capital Contribution pursuant to Section 4.7(b), the Delinquent Member shall no longer be deemed to be a Delinquent Member with respect to the unfunded Required Contribution.
ARTICLE V
ALLOCATIONS AND OTHER TAX MATTERS

Section 5.1    Profits. After giving effect to the special allocations set forth in Section 5.3 and Section 5.4, Profits for any Allocation Year shall be allocated among the Members as follows:
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(a)    First, to the Preferred Member until it has been allocated a cumulative amount pursuant to this Section 5.1(a) equal to the cumulative Losses allocated to the Preferred Member pursuant to Section 5.2(b);
(b)    Second, Profits for any Allocation Year subsequent to an Allocation Year for which the limitation set forth in Section 5.2(a) was applicable shall be allocated to reverse any Losses allocated to the Common Members pursuant to the second sentence of Section 5.2(a) and in proportion to how such Loses were allocated; and
(c)    Thereafter, 100% to the Common Members in proportion to their respective Percentage Interests.
Section 5.2    Losses. After giving effect to the special allocations set forth in Section 5.3 and Section 5.4, Losses for any Allocation Year shall be allocated among the Members as follows:
(a)    First, 100% to the Common Members in proportion to their respective Percentage Interests; provided, however, the Losses allocated pursuant to this Section 5.2(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Common Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Common Members would have Adjusted Capital Account Deficits as a result of an allocation of Losses pursuant to this Section 5.2(a), Losses that would otherwise be allocated to a Common Member pursuant to this Section 5.2(a) but for the limitation set forth in this Section 5.2(a) shall be allocated to the remaining Common Members in proportion to their relative Percentage Interests; and
(b)    Thereafter, any remaining Losses shall be allocated to the Preferred Member.
Section 5.3    Special Allocations. The following special allocations shall be made in the following order:
(a)    Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Minimum Gain during any Allocation Year, each Common Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Common Member’s share of the net decrease in Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Common Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(g)(2). This Section 5.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
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(b)    Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Common Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Common Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)    Qualified Income Offset. In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 5.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.3(c) were not in this Agreement.
(d)    Gross Income Allocation. In the event that any Common Member has an Adjusted Capital Account Deficit at the end of any Allocation Year, each such Common Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.3(d) shall be made only if and to the extent that such Common Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if Section 5.3(c) and this Section 5.3(d) were not in this Agreement.
(e)    Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be allocated among the Common Members in proportion to their respective Percentage Interests.
(f)    Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Common Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
(g)    Nonrecourse Liabilities. Nonrecourse Liabilities of the Company described in Regulations Section 1.752-3(a)(3) shall be allocated among the Common Members
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in the manner chosen by the Tax Matters Member and consistent with such section of the Regulations.
(h)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Property, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Common Member in complete liquidation of such Common Member’s Company Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Common Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Common Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(i)    Special Final Allocation. For any Allocation Year of the Company that includes a dissolution of the Company pursuant to Section 12.1, to the extent the ratio of the Capital Account balances of the Common Members is not equal to the ratio of the Percentage Interests of the Common Members, Profits and Losses for such Allocation Year (and to the extent necessary, any items of gross income, gain, loss and expense includable in the computation of Profits and Losses) shall be allocated among the Common Members for such Allocation Year, in such a manner as shall cause the ratio of the Capital Accounts of the Common Members (as adjusted to reflect all Regulatory Allocations and all distributions prior to the dissolution of the Company) to equal, as nearly as possible, the ratio of the Percentage Interests of the Common Members.
(j)    Preferred Income Allocation. For any Allocation Year, a pro rata portion of each item of gross income and gain shall be allocated to the Preferred Member until it has been allocated a cumulative amount pursuant to this Section 5.3(j) equal to the cumulative distributions to the Preferred Member pursuant to Sections 6.1(a) and 12.2(c)(i).
Section 5.4    Curative Allocations. The allocations set forth in Section 5.3 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, the Regulatory Allocations shall be offset either with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.4. Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Tax Matters Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Common Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Common Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 5.1, Section 5.2 and Section 5.3 (other than the Regulatory Allocations). In exercising its discretion under this Section 5.4, the Tax Matters Member shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.
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Section 5.5    Other Allocation Rules.
(a)    Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article V as of the last day of each Fiscal Year; provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of the Company’s assets are adjusted pursuant to subparagraph (ii) of the definition of “Gross Asset Value” in Section 1.1.
(b)    For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily proration basis by the Tax Matters Member under Code Section 706 and the Regulations thereunder.
Section 5.6    Tax Allocations: Code Section 704(c).
(a)    Except as otherwise provided in this Section 5.6, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Article V. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Common Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). Such allocation shall be made in accordance with the “remedial method” described by Regulations Section 1.704-3(d).
(b)    In the event the Gross Asset Value of any Property is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such Property shall take account of any variation between the adjusted basis of such Property for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Such allocation shall be made in accordance with the “remedial method” described by Regulations Section 1.704-3(d).
(c)    In accordance with Regulations Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Common Members upon the sale or other taxable disposition of any Property shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.6(c), be characterized as “recapture income” in the same proportions and to the same extent as such Common Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as “recapture income.”
(d)    Any elections or other decisions relating to such allocations shall be made by the Tax Matters Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any
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Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
Section 5.7    Tax Elections.
(a)    The Members intend that the Company be treated as a partnership or a “disregarded entity” for federal income tax purposes. Accordingly, neither the Tax Matters Member nor any Member shall file any election or return on its own behalf or on behalf of the Company that is inconsistent with that intent.
(b)    The Company shall make the election under Code Section 754 in accordance with the applicable Regulations issued thereunder, subject to the reservation of the right to seek to revoke any such election upon the Tax Matters Member’s determination that such revocation is in the best interests of the Members.
(c)    Any elections or other decisions relating to tax matters that are not expressly provided herein, shall be made jointly by the Members in any manner that reasonably reflects the purpose and intention of this Agreement.
Section 5.8    Tax Returns.
(a)    The Company shall cause to be prepared and timely filed all federal, state, local and foreign income tax returns and reports required to be filed by the Company and its subsidiaries. The Company shall provide copies of all the Company’s federal, state, local and foreign tax returns (and any schedules or other required filings related to such returns) that reflect items of income, gain, deduction, loss or credit that flow to separate Member returns, to the Members for their review and comment prior to filing, except as otherwise agreed by the Members. The Members agree in good faith to resolve any difference in the tax treatment of any item affecting such returns and schedules. However, if the Members are unable to resolve the dispute, the position of the Tax Matters Member shall be followed if nationally recognized tax counsel acceptable to the Member provides an opinion that substantial authority exists for such position. Substantial authority shall be given the meaning ascribed to it for purposes of applying Code Section 6662. If the Members are unable to resolve the dispute prior to the due date for filing the return, including approved extensions, the position of the Tax Matters Member shall be followed, and amended returns shall be filed if necessary at such time the dispute is resolved. The costs of the dispute shall be borne by the Company. The Members agree to file their separate federal income tax returns in a manner consistent with the Company’s return, the provisions of this Agreement and in accordance with Applicable Law.
(b)    The Company shall elect the most rapid method of depreciation and amortization allowed under Applicable Law, unless the Members agree otherwise.
(c)    The Members shall provide each other with copies of all correspondence or summaries of other communications with the Internal Revenue Service or any state, local or foreign taxing authority (other than routine correspondence and communications) regarding the tax treatment of the Company’s operations. No Member shall enter into settlement negotiations
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with the Internal Revenue Service or any state, local or foreign taxing authority with respect to any issue concerning the Company’s income, gains, losses, deductions or credits if the tax adjustment attributable to such issue (assuming the then current aggregate tax rate) would be $100,000 or greater, without first giving reasonable advance notice of such intended action to the other Members.
Section 5.9    Tax Matters Member.
(a)    The Managing Member shall be the “Tax Matters Member” of the Company within the meaning of Section 6231(a)(7) of the Code, and shall act in any similar capacity under the Applicable Law of any state, local or foreign jurisdiction, but only with respect to returns for which items of income, gain, loss, deduction or credit flow to the separate returns of the Members. If at any time there is more than one Managing Member, the Tax Matters Member shall be the Managing Member with the largest Percentage Interest following such admission.
(b)    The Tax Matters Member shall incur no Liability (except as a result of the gross negligence or willful misconduct of the Tax Matters Member) to the Company or the other Members including, but not limited to, Liability for any additional taxes, interest or penalties owed by the other Members due to adjustments of Company items of income, gain, loss, deduction or credit at the Company level.
Section 5.10    Duties of Tax Matters Member.
(a)    Except as provided in Section 5.10(b), the Tax Matters Member shall cooperate with the other Members and shall promptly provide the other Members with copies of notices or other materials from, and inform the other Members of discussions engaged with, the Internal Revenue Service or any state, local or foreign taxing authority and shall provide the other Members with notice of all scheduled proceedings, including meetings with agents of the Internal Revenue Service or any state, local or foreign taxing authority, technical advice conferences, appellate hearings, and similar conferences and hearings, as soon as possible after receiving notice of the scheduling of such proceedings, but in any case prior to the date of such scheduled proceedings.
(b)    The duties of the Tax Matters Member under Section 5.10(a) shall not apply with respect to notices, materials, discussions, proceedings, meetings, conferences, or hearings involving any issue concerning the Company’s income, gains, losses, deductions or credits if the tax adjustment attributable to such issue (assuming the then current aggregate tax rate) would be less than $100,000 except as otherwise required under Applicable Law.
(c)    The Tax Matters Member shall not extend the period of limitations or assessments without the consent of the other Members, which consent shall not be unreasonably withheld.
(d)    The Tax Matters Member shall not file a petition or complaint in any court, or file any claim, amended return or request for an administrative adjustment with respect
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to company items, after any return has been filed, with respect to any issue concerning the Company’s income, gains, losses, deductions or credits if the tax adjustment attributable to such issue (assuming the then current aggregate tax rate) would be $100,000 or greater, unless agreed by the other Members. If the other Members do not agree, the position of the Tax Matters Member shall be followed if nationally recognized tax counsel acceptable to all Members issues an opinion that a reasonable basis exists for such position. Reasonable basis shall be given the meaning ascribed to it for purposes of applying Code Section 6662. The costs of the dispute shall be borne by the Company.
(e)    The Tax Matters Member shall not enter into any settlement agreement with the Internal Revenue Service or any state, local or foreign taxing authority, either before or after any audit of the applicable return is completed, with respect to any issue concerning the Company’s income, gains, losses, deductions or credits, unless any of the following apply:
(i)    the Managing Member agrees to the settlement;
(ii)    the tax effect of the issue if resolved adversely would be, and the tax effect of settling the issue is, proportionately the same for all Members (assuming each otherwise has substantial taxable income);
(iii)    the Tax Matters Member determines that the settlement of the issue is fair to the Members; or
(iv)    tax counsel acceptable to all Members determines that the settlement is fair to all Members and is one it would recommend to the Company if all Members were owned by the same person and each had substantial taxable income.
In all events, the costs incurred by the Tax Matters Member in performing its duties hereunder shall be borne by the Company.
(f)    The Tax Matters Member may request extensions to file any tax return or statement without the written consent of, but shall so inform, the other Members.
Section 5.11    Designation and Authority of Partnership Representative. With respect to tax returns filed for taxable years beginning on or after December 31, 2017, the Managing Member (or its designee) will be designated as the “partnership representative” in accordance with the rules prescribed pursuant to Section 6223 of the Code and shall have the sole authority to act on behalf of the Company in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings. If at any time there is more than one Managing Member, the partnership representative shall be the Managing Member with the largest Percentage Interest following such admission (or its designee). The Managing Member (or its designee) shall exercise, in its sole discretion, any and all authority of the “partnership representative” under the Code, including, without limitation, (i) binding the Company and its Members with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code. In all events, the cost
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incurred by the partnership representative in performing its duties hereunder shall be borne by the Company. In accordance with Section 13.6, the Managing Member shall amend the provisions of this Agreement required to appropriately to reflect the proposal or promulgation of Treasury Regulations implementing the partnership audit, assessment and collection rules adopted by the Bipartisan Budget Act of 2015, including any amendments to those rules.
Section 5.12    Survival of Provisions. To the fullest extent permitted by law, the provisions of this Agreement regarding the Company’s tax returns and Tax Matters Member shall survive the termination of the Company and the transfer of any Member’s interest in the Company and shall remain in effect for the period of time necessary to resolve any and all matters regarding the federal, state, local and foreign taxation of the Company and items of Company income, gain, loss, deduction and credit.
ARTICLE VI
DISTRIBUTIONS

Section 6.1    Distributions of Distributable Cash. Within forty (40) days following the end of each Quarter, the Company shall distribute to the Members an amount equal to 100% of Distributable Cash in the following order of priority:
(a)    First, to the Preferred Member, to the least extent necessary to reduce its Unpaid Preferred Return Balance to zero.
(b)    Thereafter, to the Common Members in accordance with their respective Percentage Interests.
Notwithstanding any other provision of this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Delaware Act or other Applicable Law.
Section 6.2    Liquidating Distributions. Notwithstanding any other provision of this Article VI (other than the last sentence of Section 6.1), distributions with respect to the Quarter in which a dissolution of the Company occurs shall be made in accordance with Article XII.
Section 6.3    Distribution in Kind. The Company shall not distribute to the Members any assets in kind unless approved by the Members in accordance with this Agreement. If cash and property in kind are to be distributed simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member, unless otherwise approved by the Members in accordance with this Agreement.
ARTICLE VII
BOOKS AND RECORDS

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Section 7.1    Books and Records; Examination. The Managing Member shall keep or cause to be kept such books of account and records with respect to the Company’s business as it may deem necessary and appropriate. Each Member and its duly authorized representatives shall have the right, for any purpose reasonably related to its interest in the Company, at any time to examine, or to appoint independent certified public accountants (the fees of which shall be paid by such Member) to examine, the books, records and accounts of the Company and its Subsidiaries, their operations and all other matters that such Member may wish to examine, including all documentation relating to actual or proposed transactions between the Company and any Member or any Affiliate of a Member. The Company’s books of account shall be kept using the method of accounting determined by the Managing Member.
Section 7.2    Reports. The Managing Member shall prepare and send to each Member (at the same time) promptly such financial information of the Company as a Member shall from time to time reasonably request, for any purpose reasonably related to its interest in the Company. The Managing Member shall, for any purpose reasonably related to a Member’s interest in the Company, permit examination and audit of the Company’s books and records by both the internal and independent auditors of its Members.
ARTICLE VIII
MANAGEMENT AND VOTING

Section 8.1    Management. The Managing Member shall conduct, direct and manage the business of the Company. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member, and no Member shall have any management power over the business and affairs of the Company. In addition to the powers now or hereafter granted a managing member of a limited liability company under the Delaware Act or which are granted to the Managing Member under any other provision of this Agreement, the Managing Member, shall have full power and authority to do all things on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Company and to effectuate the purposes set forth in Section 2.4. The Company shall reimburse the Managing Member, on a monthly basis or such other basis as the Managing Member may determine, for all direct and indirect costs and expenses incurred by the Managing Member or payments made by the Managing Member, in its capacity as the managing member of the Company, for and on behalf of the Company. Except as provided in this Section 8.1, and elsewhere in this Agreement, the Managing Member shall not be compensated for its services as the managing member of the Company.
Section 8.2    Reserved.
Section 8.3    Reserved.
Section 8.4    Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member set forth in
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this Agreement. Neither a Member nor its Representative shall have the authority to bind the Company or any of its Subsidiaries.
Section 8.5    Reimbursement of the Managing Member. The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Company (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the Managing Member, to perform services for the Company or for the Managing Member in the discharge of its duties to the Company) and (ii) all other expenses allocable to the Company or otherwise incurred by the Managing Member or its Affiliates in connection with managing and operating the Company’s business and affairs (including expenses allocated to the Managing Member by its Affiliates). The Managing Member shall determine the expenses that are allocable to the Company. Reimbursements pursuant to this Section 8.5 shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 10.3. Any allocation of expenses to the Company by the Managing Member in a manner consistent with its or its Affiliates’ past business practices shall be permitted by, and not constitute a breach of, this Agreement or any duty owed by the Managing Member to the Company, the Members, or any other Person bound by this Agreement.
ARTICLE IX
TRANSFER OF COMPANY INTERESTS

Section 9.1    Restrictions on Transfers.
(a)    General. Except as expressly provided by this Article IX, no Member shall transfer all or any part of its Company Interests to any Person without first obtaining the written approval of each of the other Members, which approval may be granted or withheld in their sole discretion.
(b)    Transfer by Operation of Law. In the event a Member shall be party to a merger, consolidation or similar business combination transaction with another Person or sell all or substantially all its assets to another Person, such Member may transfer all or part of its Company Interests to such other Person without the approval of any other Member.
(c)    Consequences of an Unpermitted Transfer. To the fullest extent permitted by law, any transfer of a Member’s Company Interest in violation of the applicable provisions of this Agreement shall be void.
Section 9.2    Conditions for Admission. No transferee of all or a portion of the Company Interests of any Member shall be admitted as a Member hereunder unless such Company Interests are transferred in compliance with the applicable provisions of this Agreement. Each such transferee shall have executed and delivered to the Company such instruments as the Managing Member deems necessary or appropriate in its sole discretion to effectuate the admission of such transferee as a Member and to confirm the agreement of such
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transferee to be bound by all the terms and provisions of this Agreement. The admission of a transferee shall be effective immediately prior to such transfer and, immediately following such admission, the transferor shall cease to be a Member (to the extent it transferred its entire Company Interest). If the Managing Member transfers its entire Member Interest in the Company, the transferee Managing Member, to the extent admitted as a substitute Managing Member, is hereby authorized to, and shall, continue the Company without dissolution.
Section 9.3    Allocations and Distributions. Subject to applicable Regulations, upon the transfer of all the Company Interests of a Member as herein provided, the Profit or Loss of the Company attributable to the Company Interests so transferred for the Fiscal Year in which such transfer occurs shall be allocated between the transferor and transferee as of the effective date of the assignment, and such allocation shall be based upon any permissible method as determined by the Managing Member that is provided for in Code Section 706 and the Regulations issued thereunder.
Section 9.4    Restriction on Resignation or Withdrawal. Except in connection with a transfer permitted pursuant to Section 9.1 or as contemplated by Section 12.1, no Member shall withdraw from the Company without the consent of each of the other Members. To the extent permitted by law, any purported withdrawal from the Company in violation of this Section 9.4 shall be null and void.
ARTICLE X
LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 10.1    Liability for Company Obligations. Except as otherwise required by the Delaware Act, the Liabilities of the Company shall be solely the Liabilities of the Company, and no Indemnitee (other than the Managing Member) shall be obligated personally for any such Liability of the Company solely by reason of being an Indemnitee.
Section 10.2    Disclaimer of Duties and Exculpation.
(a)    Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, no Indemnitee shall have any duty (fiduciary or otherwise) or obligation to the Company, the Members or to any other Person bound by this Agreement, and in taking, or refraining from taking, any action required or permitted under this Agreement or under Applicable Law, each Indemnitee shall be entitled to consider only such interests and factors as such Indemnitee deems advisable, including its own interests, and need not consider any interest of or factors affecting, any other Indemnitee or the Company notwithstanding any duty otherwise existing at law or in equity. To the extent that an Indemnitee is required or permitted under this Agreement to act in “good faith” or under another express standard, such Indemnitee shall act under such express standard and shall not be subject to any other or different standard under this Agreement or otherwise existing under Applicable Law or in equity.
(b)    The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and Liabilities of an Indemnitee otherwise
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existing under Applicable Law or in equity, are agreed by the Members to replace such other duties and Liabilities of such Indemnitee in their entirety, and no Indemnitee shall be liable to the Company, the Members or any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement.
(c)    To the fullest extent permitted by law, no Indemnitee shall be liable to the Company, the Members or any other Person bound by this Agreement for any cost, expense, loss, damage, claim or Liability incurred by reason of any act or omission performed or omitted by such Indemnitee in such capacity, whether or not such Person continues to be an Indemnitee at the time of such cost, expense, loss, damage, claim or Liability is incurred or imposed, if the Indemnitee acted in good faith reliance on the provisions of this Agreement, and, with respect to any criminal action or proceeding, such Indemnitee had no reasonable cause to believe its conduct was unlawful.
(d)    An Indemnitee shall be fully protected from liability to the Company, the Members and any other Person bound by this Agreement in acting or refraining from acting in good faith reliance upon the records of the Company and such other information, opinions, reports or statements presented to the Company by any Person as to any matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, Liabilities, Profits and Losses of the Company.
Section 10.3    Indemnification.
(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in intentional fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 10.3 shall be available to any Affiliate of the Company, or to any other Indemnitee, with respect to any such Affiliate’s obligations pursuant to the Transaction Documents. Any indemnification or advancement of expenses pursuant to this Section 10.3 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification or advancement of expenses and shall have no
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obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification or advancement of expenses.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is entitled to be indemnified pursuant to Section 10.3(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 10.3, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 10.3.
(c)    The indemnification provided by this Section 10.3 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, executors and administrators of the Indemnitee.
(d)    The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of the Managing Member, its Affiliates and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 10.3, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of Section 10.3(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose subjectively believed by it not to be adverse to the interests of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is on behalf of and for the benefit of the Company and not adverse to the interests of the Company.
(f)    In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 10.3 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.
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(h)    The provisions of this Section 10.3 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 10.3 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 10.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
ARTICLE XI
CONFLICTS OF INTEREST

Section 11.1    Transactions with Affiliates. The Company and its Subsidiaries shall be permitted to enter into or renew or extend the term of any agreement or transaction with a Member or an Affiliate of a Member on such terms and conditions as the Managing Member shall approve in its sole discretion, without the approval of any other Member.
Section 11.2    Outside Activities. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or in equity, (a) the engaging in activities by any Indemnitee that are competitive with the business of the Company is hereby approved by all Members, (b) it shall not be a breach of any fiduciary duty or any other duty or obligation of a Member under this Agreement or otherwise existing under Applicable Law or in equity for such Indemnitee to engage in such activities in preference to or to the exclusion of the Company, (c) an Indemnitee shall have no obligation under this Agreement or as a result of any duty (including any fiduciary duty) otherwise existing under Applicable Law or in equity, to present business opportunities to the Company and (d) the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee; provided such Indemnitee does not engage in such activity as a result of or using confidential or proprietary information provided by or on behalf of the Company to such Indemnitee.
ARTICLE XII
DISSOLUTION AND TERMINATION

Section 12.1    Dissolution. The Company shall be dissolved and its business and affairs wound up upon the earliest to occur of any one of the following events:
(a)    at any time there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act;
(b)    the written consent of the Managing Member;
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(c)    an “event of withdrawal” (as defined in the Delaware Act) of the Managing Member; or
(d)    the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Delaware Act.
The bankruptcy, involuntary liquidation or dissolution of a Member shall cause that Member to cease to be a member of the Company. Notwithstanding the foregoing, the Company shall not be dissolved and its business and affairs shall not be wound up upon the occurrence of any event specified in clause (c) above if, at the time of occurrence of such event, there is at least one remaining Member (who is hereby authorized to, and shall, carry on the business of the Company), or if within ninety (90) days after the date on which such event occurs, the remaining Members elect in writing to continue the business of the Company and to the appointment, effective as of the date of such event, if required, of one or more additional Managing Members of the Company. Except as provided in this paragraph, and to the fullest extent permitted by the Delaware Act, the occurrence of an event that causes a Member to cease to be a Member of the Company shall not, in and of itself, cause the Company to be dissolved or its business or affairs to be wound up, and upon the occurrence of such an event, the business of the Company shall, to the extent permitted by the Delaware Act, continue without dissolution.
Section 12.2    Winding Up of Company. Upon dissolution, the Company’s business shall be wound up in an orderly manner. The Managing Member shall (unless the Managing Member (or, if no Managing Member, the remaining Members) elects to appoint a liquidating trustee) wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the Managing Member or liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the Managing Member or liquidating trustee shall determine to be not adverse to the interests of the Members or their successors-in-interest. The Managing Member or liquidating trustee shall take full account of the Company’s Liabilities and Property and shall cause the Property or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by Applicable Law, in the following order:
(a)    First, to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of all of the Company’s Liabilities (whether by payment or the making of reasonable provision for payment thereof to the extent required by Section 18-804 of the Delaware Act), other than Liabilities for distribution to Members under Section 18-601 or 18-604 of the Delaware Act;
(b)    Second, to the Members and former Members of the Company in satisfaction of Liabilities for distributions under Sections 18-601 or 18-604 of the Delaware Act; and
(c)    The balance, if any, to the Members as follows: (i) first, to the Preferred Member in an amount equal to its Unpaid Preferred Return Balance, (ii) second, to the Preferred Member in an amount equal to the Preferred Purchase Price, then (iii) to the Common Members
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in accordance with the positive balance in their respective Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.
Section 12.3    Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XII to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704- 1(b)(2)(ii)(b)(2). If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.
Section 12.4    Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XII, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no actual dissolution and winding up under the Delaware Act has occurred, the Property shall not be liquidated, the Company’s debts and other Liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all its Property and Liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.
Section 12.5    Distribution of Property. In the event the Managing Member determines that it is necessary in connection with the winding up of the Company to make a distribution of property in kind, such property shall be transferred and conveyed to the Members so as to vest in each of them as a tenant in common an undivided interest in the whole of such property, but otherwise in accordance with Section 12.3.
Section 12.6    Termination of Company. The Company shall terminate when all assets of the Company, after payment of or due provision for all Liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Agreement, and the Certificate of Formation shall have been canceled in the manner provided by the Delaware Act.
ARTICLE XIII
MISCELLANEOUS

Section 13.1    Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be given either (a) in person, (b) by United States mail or (c) by expedited delivery service (charges prepaid) with proof of delivery. The Company’s address for notice shall be the principal place of business of the Company, as set forth in Section 2.3. The address for notices and other communications to the Managing Member
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shall be the address set forth in Section 2.3. The address for notices and other communications to any Member shall be the address set forth in or designated pursuant to Section 2.3. Addresses for notices and communications hereunder may be changed by the Company, the Managing Member or any Member, as applicable, giving notice in writing, stating its new address for notices, to the other. For purposes of the foregoing, any notice required or permitted to be given shall be deemed to be delivered and given on the date actually delivered to the address specified in this Section 13.1.
Section 13.2    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 13.3    Assignment. A Member shall not assign all or any of its rights, obligations or benefits under this Agreement to any other Person otherwise than (i) in connection with a transfer of its Company Interests pursuant to Article IX or (ii) with the prior written consent of each of the Managing Member, which consent may be withheld in such Managing Member’s sole discretion, and any attempted assignment not in compliance with Article IX or this Section 13.3 shall be void.
Section 13.4    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 13.5    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
Section 13.6    Amendment; Waiver.
(a)    Subject to Section 13.6(b), this Agreement (including any Exhibit hereto) of the Certificate of Formation may be amended, modified, supplemented or restated, and any provisions of this Agreement or the Certificate of Formation may be waived, in each case, only by the Managing Member (and without the approval of any other Member.
(b)    Any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of the Preferred Member shall also require the prior written consent of the Preferred Member.
Section 13.7    Severability. If any term, provision, covenant or restriction in this Agreement or the application thereof to any Person or circumstance, at any time or to any extent, is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid or unenforceable) shall in no way be affected, impaired or invalidated, and to the extent permitted by Applicable Law, any such term, provision, covenant or restriction shall be restricted in applicability or reformed to the minimum
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extent required for such to be enforceable. This provision shall be interpreted and enforced to give effect to the original written intent of the Members prior to the determination of such invalidity or unenforceability.
Section 13.8    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT, OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS HEREBY WAIVED BY EACH OF THE MEMBERS.
Section 13.9    No Bill for Accounting. To the fullest extent permitted by law, in no event shall any Member have any right to file a bill for an accounting or any similar proceeding.
Section 13.10    Waiver of Partition. Each Member hereby waives any right to partition of the Property.
Section 13.11    Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person (other than Indemnitees) other than the Members and their respective successors, legal representatives and permitted assigns any rights, remedies or basis for reliance upon, under or by reason of this Agreement.
[Signature pages follow]
    35

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.
MANAGING MEMBER:

OMP OPERATING LLC

By:
Name:     Michael H. Lou
Title:     President

Signature Page to
Third Amended and Restated Limited Liability Company Agreement of
Bobcat DevCo LLC

PREFERRED MEMBER:

OMP DEVCO HOLDINGS CORP.

By:
Name: Taylor L. Reid
Title:     Chief Executive Officer
Signature Page to
Third Amended and Restated Limited Liability Company Agreement of
Bobcat DevCo LLC

Exhibit A

Common Member(s)	Company Interest	Percentage Interest
OMP Operating LLC 1001 Fannin Street, Suite 1500 Houston, Texas 77002	Common Interest	100%

Exhibit A – Page 1

Exhibit B

Preferred Member
OMP DevCo Holdings Corp. 1001 Fannin Street, Suite 1500 Houston, Texas 77002

Exhibit B – Page 1

EXHIBIT D
FORM OF SECOND A&R PARTNERSHIP AGREEMENT
[See attached]

Final Form

    SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF OASIS MIDSTREAM PARTNERS LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF OASIS MIDSTREAM PARTNERS LP

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF OASIS MIDSTREAM PARTNERS LP dated as of [__], 2021 is entered into by and between OMP GP LLC, a Delaware limited liability company, as the General Partner, and OMS Holdings LLC, a Delaware limited liability company, as the Organizational Limited Partner, together with any other Persons who are or become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
WHEREAS, the Partnership and the General Partner have entered into that certain Contribution and Simplification Agreement, dated as of March 22, 2021 (the “Contribution and Simplification Agreement”), pursuant to which, among other things, (i) the Incentive Distribution Rights held by the General Partner will be automatically converted into Common Units and (ii) the Incentive Distribution Rights will be cancelled;
WHEREAS, the General Partner desires to amend and restate the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 25, 2017 (the “A&R LPA”) to, among other things, reflect the transactions contemplated by the Contribution and Simplification Agreement;
WHEREAS, Section 13.1(d) of the A&R LPA permits the General Partner, without the approval of any Partner, to amend the A&R LPA of the Partnership to reflect any change that, in the discretion of the General Partner, does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect.
NOW, THEREFORE, the General Partner, pursuant to its authority under Section 13.1(d), does hereby amend and restate the A&R LPA, effective as of [___], 2021, to provide, in its entirety, as follows:
Article I
DEFINITIONS

Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“A&R LPA” has the meaning ascribed to such term in the preamble.
“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account at the end of each taxable period of the Partnership, after giving effect to the following adjustments:

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

(a) Credit to such Capital Account any amounts which such Partner is (i) obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or (ii) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(b) Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.3(d).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).
“Agreed Value” of (a)  a Contributed Property means the fair market value of such property at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case as determined by the General Partner.
“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.
“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Bad Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was adverse to the interest of the Partnership.
“Beartooth DevCo” means Beartooth DevCo LLC, a Delaware limited liability company.
“Board of Directors” means the board of directors of the General Partner.
“Bobcat DevCo” means Bobcat DevCo LLC, a Delaware limited liability company.
“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.3 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.3. The “Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.
“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions).
“Carrying Value” means (a) with respect to a Contributed Property or an Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and other cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property, and (b) with respect to any other Partnership property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.3(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner is liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.
“Certificate” means a certificate in such form (including in global form if permitted by applicable rules and regulations) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Partnership Interests.
“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.
“Citizenship Eligibility Trigger” is defined in Section 4.8(a)(ii).
“claim” (as used in Section 7.12(c)) is defined in Section 7.12(c).
“Closing” shall have the meaning ascribed to such term in the Contribution and Simplification Agreement.
“Closing Date” means the first date on which Common Units were issued and delivered by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.
“Closing Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interests of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.
“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor law thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Combined Interest” is defined in Section 11.3(a).

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Commission” means the United States Securities and Exchange Commission.
“Common Unit” means a Partnership Interest having the rights and obligations specified with respect to Common Units in this Agreement.
“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more directors, each of whom is determined by the Board of Directors, after reasonable inquiry, (a) to not be an officer or employee of the General Partner (b) to not be an officer or employee of any Affiliate of the General Partner or a director of any Affiliate of the General Partner (other than any Group Member), (c) to not be a holder of any ownership interest in the General Partner or any of its Affiliates, including any Group Member, that would be likely to have an adverse impact on the ability of such director to act in an independent manner with respect to the matter submitted to the Conflicts Committee, other than Common Units and awards that are granted to such director under the LTIP, and (d) to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Partnership Interests is listed or admitted to trading.
“Contributed Property” means each property, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.3(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
“Contribution Agreement” means that certain Contribution Agreement, by and among Oasis, the Organizational Limited Partner, the General Partner, the Partnership and OMP Operating, dated as of September 25, 2017 together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.
“Contribution and Simplification Agreement” has the meaning ascribed to such term in the preamble.
“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(xi).
“Current Market Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.
“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.
“Derivative Instruments” means options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative instruments (other than equity interests in the Partnership) relating to, convertible into or exchangeable for Partnership Interests.
“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
“Eligibility Certificate” is defined in Section 4.8(b).
“Eligible Holder” means a Limited Partner , or type of Limited Partners, whose (a) U.S. federal income tax status (or lack of proof thereof), in the determination of the General Partner, does not create and is not reasonably likely to create a substantial risk of the adverse effect described in Section 4.8(a)(i) or (b) nationality, citizenship or other related status does not, in the determination of the General Partner, create a substantial risk of cancellation or forfeiture as described in Section 4.8(a)(ii). The General Partner may adopt policies and procedures for determining whether types or categories of Persons are or are not Eligible Holders. The General Partner may determine that certain Persons, or types or categories of Persons, are Eligible Holders based on its determination that (i) their U.S. federal income tax status, nationality, citizenship or other related status (or lack of proof thereof) is unlikely to create the substantial risk referenced or (ii) it is in the best interest of the Partnership to permit such Persons or types or categories of Persons to own Partnership Interests notwithstanding any such risk. Any such determination may be changed by the General Partner from time to time in its discretion, and any Limited Partner may be treated as an Ineligible Holder notwithstanding that it was in a type or category of Persons determined by the General Partner to be Eligible Holders at the time such Limited Partner acquired its Limited Partner Interest.
“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (a) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units, or (b) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.
“Event of Withdrawal” is defined in Section 11.1(a).
“Excess Distribution” is defined in Section 6.1(c)(iii).
“Excess Distribution Unit” is defined in Section 6.1(c)(iii).
“General Partner” means OMP GP LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Partnership, in their capacities as general partner of the Partnership (except as the context otherwise requires).
“General Partner Interest” means the management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.
“Good Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such determination, action or omission was not taken in Bad Faith.
“Gross Liability Value” means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.
“Group” means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.
“Group Member” means a member of the Partnership Group.
“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
“Holder” as used in Section 7.12, is defined in Section 7.12(a).
“Incentive Distribution Right” means the non-voting Limited Partner Interest that, prior to the Closing and effectiveness of the Contribution and Simplification Agreement and this Agreement, was held by the General Partner and pursuant to which the General Partner was entitled to certain incentive distributions under the A&R LPA.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Indemnified Persons” is defined in Section 7.12(c).
“Indemnitee” means (a) any General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of any Group Member, a General Partner, any Departing General Partner or any of their respective Affiliates, (e) any Person who is or was serving at the request of a General Partner, any Departing General Partner or any of their respective Affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (f) any Person who controls a General Partner or Departing General Partner and (g) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Partnership Group’s business and affairs.
“Ineligible Holder” is defined in Section 4.8(c).
“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.
“Limited Partner” means, unless the context otherwise requires, each Person that is a limited partner of the Partnership at the effective time of this Agreement, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership.
“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, or other Partnership Interests or a combination thereof or interest therein (but excluding Derivative Instruments), and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner hereunder.
“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.
“LTIP” means benefit plans, programs and practices adopted by the General Partner pursuant to Section 7.5(c).
“Merger Agreement” is defined in Section 14.1.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

successor to such Section) of the Securities Exchange Act) that the General Partner shall designate as a National Securities Exchange for purposes of this Agreement.
“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.3(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.
“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3 and shall not include any items specially allocated under Section 6.1(c).
“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3 and shall not include any items specially allocated under Section 6.1(c).
“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).
“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
“Notice of Election to Purchase” is defined in Section 15.1(c).
“Oasis” means Oasis Petroleum Inc., a Delaware corporation.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the Closing Date, among Oasis, Oasis Petroleum LLC, OMS Holdings, LLC, OMS, General Partner and the Partnership, as such may be amended, supplemented or restated from time to time.
“OMS” means Oasis Midstream Services LLC.
“OMP Operating” means OMP Operating LLC.
“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.
“Organizational Limited Partner” means OMS Holdings LLC, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.
“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Partnership Interests of any class, none of the Partnership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (a) any Person or Group who acquired 20% or more of the Partnership Interests of any class directly from the General Partner or its Affiliates (other than the Partnership), (b) any Person or Group who acquired 20% or more of the Partnership Interests of any class directly or indirectly from a Person or Group described in clause (a) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (c) any Person or Group who acquired 20% or more of any Partnership Interests issued by the Partnership provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, provided, however, that Restricted Common Units shall not be treated as Outstanding for purposes of Section 6.1.
“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.
“Partners” means the General Partner and the Limited Partners.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Partnership” means Oasis Midstream Partners LP, a Delaware limited partnership.
“Partnership Group” means, collectively, the Partnership and its Subsidiaries.
“Partnership Interest” means any class or series of equity interest (or, in the case of the General Partner, management interest) in the Partnership, which shall include any General Partner Interest and Limited Partner Interests but shall exclude all Derivative Instruments.
“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).
“Percentage Interest” means as of any date of determination and as to any Unitholder with respect to Units, the quotient obtained by dividing (a) the number of Outstanding Units held by such Unitholder by (b) the total number of Outstanding Units. The Percentage Interest with respect to the General Partner Interest shall at all times be zero.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.
“Privately Placed Units” means any Common Units issued for cash or property other than pursuant to a public offering.
“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests and (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests.
“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the fiscal quarter of the Partnership in which the Closing Date occurs, the portion of such fiscal quarter after the Closing Date.
“Rate Eligibility Trigger” is defined in Section 4.8(a)(i).
“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent as of the closing of business on a particular Business Day, or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the closing of business on such Business Day.
“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.
“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-217976) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units.
“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(c)(i), Section 6.1(c)(ii), Section 6.1(c)(iv), Section 6.1(c)(v), Section 6.1(c)(vi), Section 6.1(c)(vii) or Section 6.1(c)(ix).
“Restricted Common Unit” means a Common Unit that was granted to the holder thereof in connection with such holder’s performance of services for the Partnership and (a) that remains subject to a “substantial risk of forfeiture” within the mean of Section 83 of the Code and (b) with respect to which no election was made pursuant to Section 83(b) of the Code. As set forth in the final proviso in the definition of “Outstanding,” Restricted Common Units are not treated as Outstanding for purposes of Section 6.1. Upon the lapse of the “substantial risk of forfeiture” with respect to a Restricted Common Unit, for U.S. federal income tax purposes such Common Unit will be treated as having been newly issued in consideration for the performance of services and will thereafter be considered to be Outstanding for purposes of Section 6.1.
“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.3(d).
“Secondment Agreement” means that certain Services and Secondment Agreement, dated as of September 25, 2017 by and among Oasis, and the Partnership, as such agreement may be amended supplemented or restated from time to time.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.
“Special Approval” means approval by a majority of the members of the Conflicts Committee or, if the Conflicts Committee has only one member, the sole member of the Conflicts Committee.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. For the avoidance of doubt, Bighorn DevCo LLC, Bobcat DevCo and Beartooth DevCo shall be deemed Subsidiaries of the Partnership.
“Surviving Business Entity” is defined in Section 14.2(b)(ii).
“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted to trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.
“transfer” is defined in Section 4.4(a).
“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the Partnership to act as registrar and transfer agent for any class of Partnership Interests; provided, that if no Transfer Agent is specifically designated for any class of Partnership Interests, the General Partner shall act in such capacity.
“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.
“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.
“Underwriting Agreement” means that certain Underwriting Agreement, dated as of September 20, 2017, among the Underwriters, the Partnership, the General Partner and the other parties thereto, providing for the purchase of Common Units by the Underwriters.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units but shall not include the General Partner Interest.
“Unitholders” means the Record Holders of Units.
“Unit Majority” means a majority of the Outstanding Common Units voting as a class.
“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date).
“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.3(d)).
“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates as an “Unrestricted Person” for purposes of this Agreement.
“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.
“Withdrawal Opinion of Counsel” is defined in Section 11.1(b).
Section 1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation.  Any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.
Article II
ORGANIZATION

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 2.1    Formation. The Partnership was previous formed as a limited partnership pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.
Section 2.2    Name. The name of the Partnership shall be “Oasis Midstream Partners LP.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 1001 Fannin Street, Suite 1500, Houston, Texas 77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 1001 Fannin Street, Suite 1500, Houston, Texas 77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.
Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner, in its sole discretion, and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Partnership Group of any business.
Section 2.5    Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 2.6    Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.
Section 2.7    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.
Article III
RIGHTS OF LIMITED PARTNERS

Section 3.1    Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
Section 3.2    Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be considered participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 3.3    Outside Activities of the Limited Partners. Subject to the provisions of Section 7.6, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, each Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.
Section 3.4    Rights of Limited Partners.
(a)    Each Limited Partner shall have the right, for a purpose that is reasonably related, as determined by the General Partner, to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense, to obtain:
(i)    true and full information regarding the status of the business and financial condition of the Partnership (provided that the requirements of this Section 3.4(a)(i) shall be satisfied if the Limited Partner is furnished the Partnership’s most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the Commission pursuant to Section 13 of the Securities Exchange Act);
(ii)    a current list of the name and last known business, residence or mailing address of each Record Holder; and
(iii)    a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.
(b)    The rights pursuant to Section 3.4(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners to receive any information either pursuant to Section 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(a).
(c)    The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Article IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1    Certificates. Notwithstanding anything to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by certificates. Any Certificates that are issued shall be executed on behalf of the Partnership by the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. No Certificate for a class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Partnership Interests; provided, however, that if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership.
Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.
(a)    If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests as the Certificate so surrendered.
(b)    The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:
(i)    makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;
(ii)    requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(iii)    if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
(iv)    satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

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Second Amended and Restated Agreement of Limited Partnership

If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.
(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
Section 4.3    Record Holders. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Partnership Interest and (b) bound by this Agreement and shall have the rights and obligations of a Partner hereunder as, and to the extent, provided herein.
Section 4.4    Transfer Generally.
(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall mean a transaction by which the holder of a Partnership Interest assigns such Partnership Interest to another Person who is or becomes a Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void.
(c)    Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of any Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in such Partner and the term “transfer” shall not mean any such disposition.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 4.5    Registration and Transfer of Limited Partner Interests.
(a)    The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests.
(b)    The Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions hereof, the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.
(c)    By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 4.5 and except as provided in Section 4.8, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) acknowledges and agrees to the provisions of Section 10.1(a).
(d)    Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable.
(e)    The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.
Section 4.6    Transfer of the General Partner’s General Partner Interest.
(a)    The General Partner may at its option transfer all or any part of its General Partner Interest without approval from any other Partner.
(b)    Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Opinion of Counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest held by the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.
Section 4.7    Restrictions on Transfers.
(a)    Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).
(b)    The General Partner may impose restrictions on the transfer of Partnership Interests if it determines, with the advice of counsel, that such restrictions are necessary or advisable to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes (to the extent not already so treated) or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of a majority of the Outstanding Limited Partner Interests of such class, other than any amendment pursuant to this Section 4.7(b).
(c)    Nothing contained in this Agreement, other than Section 4.7(a), shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.
Section 4.8    Eligibility Certificates; Ineligible Holders.
(a)    If at any time the General Partner determines, with the advice of counsel, that:

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

(i)    the U.S. federal income tax status (or lack of proof of the U.S. federal income tax status) of one or more Limited Partners (or type of Limited Partners) or their owners creates or is reasonably likely to create a substantial risk of an adverse effect on the rates that can be charged to customers by any Group Member with respect to assets that are subject to regulation by the Federal Energy Regulatory Commission or similar regulatory body (a “Rate Eligibility Trigger”); or
(ii)    the nationality, citizenship or other related status (or lack of proof thereof) of one or more Limited Partners (or type of Limited Partners) or their owners creates or is reasonably likely to create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest under any federal, state or local law or regulation (a “Citizenship Eligibility Trigger”);
then, the General Partner may adopt such amendments to this Agreement as it determines to be necessary or appropriate to (x) in the case of a Rate Eligibility Trigger, obtain such proof of the U.S. federal income tax status of the Limited Partners and, to the extent relevant, their owners, as the General Partner determines to be necessary or appropriate to reduce the risk of occurrence of a material adverse effect on the rates that can be charged to customers by any Group Member or (y) in the case of a Citizenship Eligibility Trigger, obtain such proof of the nationality, citizenship or other related status of the Limited Partners and, to the extent relevant, their owners as the General Partner determines to be necessary or appropriate to eliminate or mitigate the risk of cancellation or forfeiture of any properties or interests therein.
(b)    Such amendments may include provisions requiring all Partners to certify as to their (and their owners’) status as Eligible Holders upon demand and on a regular basis, as determined by the General Partner, and may require transferees of Units to so certify prior to being admitted to the Partnership as Partners (any such required certificate, an “Eligibility Certificate”).
(c)    Such amendments may provide that any Partner who fails to furnish to the General Partner within a reasonable period requested proof of its (and its owners’) status as an Eligible Holder or if upon receipt of such Eligibility Certificate or other requested information the General Partner determines that a Limited Partner (or its owner) is not an Eligible Holder (an “Ineligible Holder”), the Partnership Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the General Partner shall be substituted and treated as the owner of all Partnership Interests owned by an Ineligible Holder.
(d)    The General Partner shall, in exercising voting rights in respect of Partnership Interests held by it on behalf of Ineligible Holders, cast such votes in the same manner and in the same ratios as the votes of Partners (including the General Partner and its Affiliates) in respect of Partnership Interests other than those of Ineligible Holders are cast.
(e)    Upon dissolution of the Partnership, an Ineligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

thereof, and the Partnership shall provide cash in exchange for an assignment of the Ineligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for purposes hereof as a purchase by the Partnership from the Ineligible Holder of the portion of his Partnership Interest representing his right to receive his share of such distribution in kind.
(f)    At any time after he can and does certify that he has become an Eligible Holder, an Ineligible Holder may, upon application to the General Partner, request that with respect to any Partnership Interests of such Ineligible Holder not redeemed pursuant to Section 4.9, such Ineligible Holder be admitted as a Partner, and upon approval of the General Partner, such Ineligible Holder shall be admitted as a Partner and shall no longer constitute an Ineligible Holder and the General Partner shall cease to be deemed to be the owner in respect of such Ineligible Holder’s Partnership Interests.
Section 4.9    Redemption of Partnership Interests of Ineligible Holders.
(a)    If at any time a Partner fails to furnish an Eligibility Certificate or other information requested within the period of time specified in amendments adopted pursuant to Section 4.8 or if upon receipt of such Eligibility Certificate, the General Partner determines, with the advice of counsel, that a Partner is an Ineligible Holder, the Partnership may, unless the Partner establishes to the satisfaction of the General Partner that such Partner is an Eligible Holder or has transferred his Limited Partner Interests to a Person who is an Eligible Holder and who furnishes an Eligibility Certificate to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Partner as follows:
(i)    The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Partner, at his last address designated on the records of the Partnership or the Transfer Agent, as applicable, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.
(ii)    The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Partnership Interests of the class to be so redeemed multiplied by the number of Partnership Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

(iii)    The Partner or his duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Partner at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).
(iv)    After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.
(b)    The provisions of this Section 4.9 shall also be applicable to Partnership Interests held by a Partner as nominee of a Person determined to be an Ineligible Holder.
(c)    Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Partnership Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Partnership Interest certifies to the satisfaction of the General Partner that he is an Eligible Holder. If the transferee fails to make such certification, such redemption will be effected from the transferee on the original redemption date.
Article V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1    Conversion of Incentive Distribution Rights.
On the date hereof, pursuant to the Contribution and Simplification Agreement and this Agreement, the Incentive Distribution Rights held by the General Partner are automatically converted into [__] Common Units. Effective immediately following the aforementioned transactions, the Incentive Distribution Rights shall no longer exist. The general partner interest in the Partnership held by the General Partner shall remain a non-economic general partner interest.
Section 5.2    Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 5.3    Capital Accounts.
(a)    The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee, agent or representative in any case in which the nominee, agent or representative has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by the Partner with respect to such Partnership Interest and (ii) all items of Partnership income and gain computed in accordance with Section 5.3(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to the Partner with respect to such Partnership Interest, provided that the Capital Account of a Partner shall not be reduced by the amount of any distribution made with respect to Restricted Common Units held by such Partner, and (y) all items of Partnership deduction and loss computed in accordance with Section 5.3(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.
(b)    For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
(i)    Solely for purposes of this Section 5.3, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement) of all property owned by (A) any other Group Member that is classified as a partnership for U.S. federal income tax purposes and (B) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.
(ii)    All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.
(iii)    The computation of all items of income, gain, loss and deduction shall be made (A) except as otherwise provided in this Agreement and in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), without regard to any election under Section 754 of the Code that may be made by the Partnership, and (B) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are

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Second Amended and Restated Agreement of Limited Partnership

not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.
(iv)    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
(v)    In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.3(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.
(vi)    Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the property’s Carrying Value as of such date.
(vii)    Any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property or Adjusted Property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.
(viii)    The Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to the Carrying Values of Partnership property. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).
(c)    Except as otherwise provided in this Section 5.3(c), a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.
(d)    (i)    Consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Interests as consideration for the provision of services (including upon the lapse of a “substantial risk of forfeiture” with respect to a Restricted Common Unit), the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property; provided, however, that in the event of the issuance of a Partnership Interest pursuant

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. If, upon the occurrence of a Revaluation Event described in this Section 5.3(d), a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time and the value of Partnership Liabilities. The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate). Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.
(ii)    In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution other than one made pursuant to Section 12.4, be determined in the same manner as that provided in Section 5.3(d)(i) or (B)in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 5.4    Issuances of Additional Partnership Interests and Derivative Instruments.
(a)    The Partnership may issue additional Partnership Interests and Derivative Instruments for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.
(b)    Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.
(c)    The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Instruments pursuant to this Section 5.4, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) reflecting admission of such additional Limited Partners in the books and records of the Partnership as the Record Holders of such Limited Partner Interests and (iv) all additional issuances of Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.
(d)    No fractional Units shall be issued by the Partnership.
Section 5.5    Limited Preemptive Right.
Except as provided in this Section 5.5 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests. The determination by the General Partner to exercise (or refrain from exercising) its right pursuant to the immediately preceding sentence shall be a determination made in its individual capacity.
Section 5.6    Splits and Combinations.
(a)    The Partnership may make a distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests. Upon any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event (subject to the effect of Section 5.6(d)), and any amounts calculated on a per Unit basis or stated as a number of Units shall be proportionately adjusted retroactive to the beginning of the Partnership.
(b)    Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not more than 10 days prior to the date of such notice.
(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)    The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.6(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).
Section 5.7    Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act.
Section 5.8    Deemed Capital Contributions

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

. Consistent with the principles of Treasury Regulation Section 1.83-6(d), if any Partner (or its successor) transfers property (including cash) to any employee or other service provider of the Partnership Group and such Partner is not entitled to be reimbursed by (or otherwise elects not to seek reimbursement from) the Partnership for the value of such property, then for tax purposes, (a) such property shall be treated as having been contributed to the Partnership by such Partner and (b) immediately thereafter the Partnership shall be treated as having transferred such property to the employee or other service provider.
Article VI
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1    Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.3(b)) for each taxable period shall be allocated among the Partners as provided herein below. As set forth in the definition of “Outstanding,” Restricted Common Units shall not be considered to be Outstanding Common Units for the purposes of this Section 6.1 and references herein to Unitholders holding Common Units shall be to such Unitholders solely with respect to their Common Units other than Restricted Common Units.
(a)    Net Income. Net Income for each taxable period (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Income for such taxable period) shall be allocated as follows:
(i)    First, to the General Partner until the aggregate amount of Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated to the General Partner pursuant to Section 6.1(b)(ii) for all previous taxable periods; and
(ii)    Second, the balance, if any, 100% to the Unitholders, Pro Rata.
(b)    Net Loss. Net Loss for each taxable period (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period) shall be allocated as follows:
(i)    First, to the Unitholders, Pro Rata; provided, that Net Loss shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account); and
(ii)    Second, the balance, if any, 100% to the General Partner.
(c)    Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for each taxable period in the following order:

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

(i)    Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(c), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of gross income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Section 6.1(c)(vi) and Section 6.1(c)(vii)). This Section 6.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)    Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(c), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of gross income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than Section 6.1(c)(i) and other than an allocation pursuant to Section 6.1(c)(vi) and Section 6.1(c)(vii), with respect to such taxable period. This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii)    Priority Allocations. If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) with respect to a Unit for a taxable period exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit for the same taxable period (the amount of the excess, an “Excess Distribution” and the Unit with respect to which the greater distribution is paid, an “Excess Distribution Unit”), then there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(c)(iii) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution.
(iv)    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement.
(v)    Gross Income Allocation. In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(c)(iv) and this Section 6.1(c)(v) were not in this Agreement.
(vi)    Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized to revise the prescribed ratio to the numerically closest ratio that satisfies such requirements.
(vii)    Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.
(viii)    Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated first, to any Partner that contributed property to the Partnership in proportion to and to the extent of the amount by which each such Partner’s share of any Section 704(c) built-in gains exceeds such Partner’s share of Nonrecourse Built-in Gain, and second, among the Partners Pro Rata; provided, however¸ that pursuant to Temporary Treasury Regulation Section 1.707-5T(a)(2)(i), liabilities

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

shall be allocated for the purposes of Treasury Regulation Section 1.707-5 in accordance with the Partners’ interests in the Partnership’s profits, as determined by the General Partner.
(ix)    Certain Distributions Subject to Section 734(b). To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) taken into account pursuant to Section 5.3, and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
(x)    Economic Uniformity; Changes in Law.
(A)    Prior to making any allocations pursuant to Section 5.3(b), if a Revaluation Event occurs, then any remaining Unrealized Gains and Unrealized Losses shall be allocated to the holders of (1) Outstanding Privately Placed Units, Pro Rata, or (2) Outstanding Common Units (other than Privately Placed Units), Pro Rata, as applicable, in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to each Privately Placed Unit equaling the Per Unit Capital Amount for each Common Unit.
(B)    For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (1) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (2) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (3) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof) that are publicly traded as a single class. The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(c)(x)(B) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Outstanding Limited Partner Interests or the Partnership.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

(xi)    Curative Allocation.
(A)    Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. In exercising its discretion under this Section 6.1(c)(xi)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(c)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.
(B)    The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(c)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.
(xii)    Allocations Regarding Certain Payments Made to Employees and Other Service Providers. Consistent with the principles of Treasury Regulation Section 1.83-6(d), if any Partner (or its successor) transfers property (including cash) to any employee or other service provider of the Partnership Group and such Partner is not entitled to be reimbursed by (or otherwise elects not to seek reimbursement from) the Partnership for the value of such property, then any items of deduction or loss resulting from or attributable to such transfer shall be allocated to the Partner (or its successor) that made such transfer and such Partner shall be deemed to have contributed such property to the Partnership pursuant to Section 5.8.
Section 6.2    Allocations for Tax Purposes.
(a)    Except as otherwise provided herein, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.
(b)    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Partners

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.1(c)(x)(B)); provided, that in all events, the General Partner shall apply the “remedial allocation method” in accordance with the principles of Treasury Regulation Section 1.704-3(d).
(c)    The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.
(d)    In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(e)    All items of income, gain, loss, deduction and credit recognized by the Partnership for U.S. federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
(f)    Each item of Partnership income, gain, loss and deduction shall, for U.S. federal income tax purposes, be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income, gain, loss or deduction as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which Partnership Interests are listed or admitted to trading on the first Business Day of the month in which such item is recognized for federal income tax purposes. The General Partner

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.
(g)    Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.
(h)    If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).
Section 6.3    Distributions; Characterization of Distributions; Distributions to Record Holders.
(a)    The General Partner may adopt a cash distribution policy, which it may change from time to time without amendment to this Agreement. Distributions will be made as and when declared by the General Partner.
(b)    All distributions required to be made under this Agreement or otherwise made by the Partnership shall be made subject to Sections 17-607 and 17-804 of the Delaware Act.
(c)    Notwithstanding Section 6.3(b), in the event of the dissolution and liquidation of the Partnership, all Partnership assets shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
(d)    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
(e)    The General Partner may cause the Partnership to make special distributions of cash or cash equivalents in connection with contributions of assets by Partners or by Persons who shall become Partners by virtue of such contribution. Such distributions shall not be subject to Section 6.1(c)(iii). Notwithstanding anything to the contrary set forth in this Agreement (including Section 6.1(c)(iii)), no Partner shall receive an allocation of income (including gross income) or gain as a result of receiving a distribution described in this Section 6.3(e).
Article VII
MANAGEMENT AND OPERATION OF BUSINESS

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 7.1    Management.
(a)    The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other Persons, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no other Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:
(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Interests, and the incurring of any other obligations;
(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 or Article XIV);
(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;
(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);
(vi)    the distribution of cash or cash equivalents by the Partnership;

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

(vii)    the selection, employment, retention and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership Group and the determination of their compensation and other terms of employment or hiring;
(viii)    the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;
(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);
(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;
(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii)    the entrance into listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange;
(xiii)    the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Instruments;
(xiv)    the undertaking of any action in connection with the Partnership’s participation in the management of any Group Member; and
(xv)    the entrance into agreements with any of its Affiliates, including agreements to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.
(b)    Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Contribution Agreement, the Secondment Agreement, the Omnibus Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (in the case of each agreement other than this Agreement, without giving effect to any amendments, supplements or restatements after the date hereof); (ii) agrees that the General Partner (on its own behalf or on behalf of the

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Second Amended and Restated Agreement of Limited Partnership

Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests or are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.
Section 7.2    Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement.
Section 7.3    Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Partner.
Section 7.4    Restrictions on the General Partner’s Authority. Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the

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Second Amended and Restated Agreement of Limited Partnership

Partnership Group and shall not apply to any sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.
Section 7.5    Reimbursement of the General Partner.
(a)    Except as may be otherwise provided in the Omnibus Agreement or the Secondment Agreement, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person (including Affiliates of the General Partner) to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.
(b)    The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment for such management fee of such management fee or fees exceeds the amount of such fee or fees.
(c)    The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership benefit plans, programs and practices (including plans, programs and practices involving the issuance of Partnership Interests), or cause the Partnership to issue Partnership Interests in connection with, or pursuant to, any benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates, any Group Member or their Affiliates, or any of them, in each case for the benefit of employees, officers, consultants and directors of the General Partner or its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests that the General Partner or such Affiliates are obligated to provide to any employees, officers, consultants and directors pursuant to any such benefit plans, programs or practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests purchased by the General Partner or such Affiliates, from the Partnership or otherwise, to fulfill awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.5(a). Any and all obligations of the General Partner under any benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.5(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

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Second Amended and Restated Agreement of Limited Partnership

Section 7.6    Outside Activities.
(a)    The General Partner, for so long as it is the General Partner of the Partnership, shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (i) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement, (ii) the acquiring, owning or disposing of debt securities or equity interests in any Group Member or (iii) the direct or indirect provision of management, advisory, and administrative services to its Affiliates or to other Persons.
(b)    Each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member. No such business interest or activity shall constitute a breach of this Agreement, any fiduciary or other duty existing at law, in equity or otherwise, or obligation of any type whatsoever to the Partnership or other Group Member, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement.
(c)    Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to any Group Member, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership or other Group Member, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member.
(d)    The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise expressly provided in Section 7.11, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Interests acquired by them.
Section 7.7    Indemnification.
(a)    To the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or

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Second Amended and Restated Agreement of Limited Partnership

investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in Bad Faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is entitled to be indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified; provided, that no advancement of expenses shall be required unless Partnership receives an undertaking by or on behalf of the Indemnitee to repay such advancements if such a final and non-appealable judgment shall determine that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.
(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably

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Second Amended and Restated Agreement of Limited Partnership

believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.
(f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.8    Limitation of Liability of Indemnitees.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, any Group Member Agreement, or under the Delaware Act or any other law, rule or regulation or at equity, no Indemnitee shall be liable for monetary damages or otherwise to the Partnership, to another Partner, to any other Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of its or any of any other Indemnitee’s determinations, act(s) or omission(s) in their capacities as Indemnitees; provided however, that an Indemnitee shall be liable for losses or liabilities sustained or incurred by the Partnership, the other Partners, any other Persons who acquire an interest in a Partnership Interest or any other Person bound by this Agreement, if it is determined by a final and non-appealable judgment entered by a court of competent jurisdiction that such losses or liabilities were the result of the conduct of that Indemnitee engaged in by it in Bad Faith or with respect to any criminal conduct, with the knowledge that its conduct was unlawful.
(b)    The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner if such appointment was not made in Bad Faith.

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Second Amended and Restated Agreement of Limited Partnership

(c)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, to the Partners, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership , to any Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement for its reliance on the provisions of this Agreement.
(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
(a)    Whenever the General Partner, acting in its capacity as the general partner of the Partnership, or the Board of Directors or any committee of the Board of Directors (including the Conflicts Committee) or any Affiliates of the General Partner cause the General Partner to make a determination or take or omit to take any action in such capacity, whether or not under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, then, unless another lesser standard is provided for in this Agreement, the General Partner, the Board of Directors, such committee or such Affiliates, shall not make such determination, or take or omit to take such action, in Bad Faith. The foregoing and other lesser standards provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the General Partner, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any Affiliate of the General Partner and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed), under this Agreement any Group Member Agreement or any other agreement contemplated hereby, or under the Delaware Act or any other law, rule or regulation or at equity. Any such determination, action or omission by the General Partner, the Board of Directors of the General Partner or any committee thereof (including the Conflicts Committee) or of any Affiliates of the General Partner, will for all purposes be presumed to have been in Good Faith. In any proceeding brought by or on behalf of the Partnership, any Limited Partner, or any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement, challenging such determination, act or omission, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in Good Faith.
(b)    Whenever the General Partner makes a determination or takes or omits to take any action, or any of its Affiliates causes it to do so, not acting in its capacity as the general partner of the Partnership, whether or not under this Agreement, any Group Member Agreement

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Second Amended and Restated Agreement of Limited Partnership

or any other agreement contemplated hereby, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or omit to take such action free of any fiduciary duty or duty of Good Faith, or other duty or obligation existing at law, in equity or otherwise whatsoever to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in Good Faith or pursuant to any fiduciary or other duty or standard imposed by this Agreement, any Group Member Agreement or any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.
(c)    For purposes of Sections 7.9(a) and (b) of this Agreement, “acting in its capacity as the general partner of the Partnership” means and is solely limited to, the General Partner exercising its authority as a general partner under this Agreement, other than when it is “acting in its individual capacity.” For purposes of this Agreement, “acting in its individual capacity” means: (i) any action by the General Partner or its Affiliates other than through the exercise of the General Partner of its authority as a general partner under this Agreement; and (ii) any action or inaction by the General Partner by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by: (A) the phrase “at the option of the General Partner,” (B) the phrase “in its sole discretion” or “in its discretion” or (C) some variation of the phrases set forth in clauses (A) and (B). For the avoidance of doubt, whenever the General Partner votes, acquires Partnership Interests or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be and be deemed to be “acting in its individual capacity.”
(d)    Whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement on the other hand, the General Partner may in its discretion (i) submit any resolution, course of action with respect to or causing such conflict of interest or transaction for Special Approval or for approval by the vote of a majority of the Common Units (excluding Common Units owned by the General Partner or its Affiliates) or (ii) adopt a resolution or course of action that has not received Special Approval or Unitholder approval. The General Partner is not required in connection with its resolution of any conflict of interest to seek Special Approval or Unitholder approval of such resolution and may determine not to do so in its sole discretion. If any resolution, course of action or transaction: (i) receives Special Approval; or (ii) receives approval of a majority of the Common Units (excluding Common Units owned by the General Partner or its Affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by the Partnership, all the Partners, each Person who acquires an interest in a Partnership Interest and each other Person who is bound by this Agreement, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any fiduciary or other duty or obligation existing at law, in equity or otherwise.

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Second Amended and Restated Agreement of Limited Partnership

(e)    Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates or any other Indemnitee shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts or transactions shall be in its sole discretion.
(f)    The Partners, and each Person who acquires an interest in a Partnership Interest or is otherwise bound by this Agreement hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.
(g)    For the avoidance of doubt, whenever the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee), the officers of the General Partner or any Affiliates of the General Partner make a determination on behalf of the General Partner, or cause the General Partner to take or omit to take any action, whether in the General Partner’s capacity as the General Partner or in its individual capacity, the standards of care applicable to the General Partner shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the General Partner hereunder, including waivers and modifications of duties, protections and presumptions, as if such Persons were the General Partner hereunder.
Section 7.10    Other Matters Concerning the General Partner.
(a)    The General Partner may rely, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in Good Faith and in accordance with such advice or opinion.
(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its or the Partnership’s duly authorized officers, a duly appointed attorney or attorneys-in-fact.
(d)    No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners existing hereunder, or existing at law, in equity or otherwise, by reason of the fact that the purpose or effect of such borrowing

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Second Amended and Restated Agreement of Limited Partnership

is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners).
Section 7.11    Purchase or Sale of Partnership Interests. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests. As long as any Partnership Interests are held by any Group Member, such Partnership Interests shall not be entitled to any vote and shall not be considered to be Outstanding.
Section 7.12    Registration Rights of the General Partner and its Affiliates.
(a)    If (i) the General Partner or any of its Affiliates (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Interests that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Interests (the “Holder”) to dispose of the number of Partnership Interests it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Interests covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Interests specified by the Holder; provided, however, that the Partnership shall not be required to effect more than two registrations pursuant to this Section 7.12(a) in any twelve-month period; and provided further, however, that if the General Partner determines that a postponement of the requested registration would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Interests subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Interests in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

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Second Amended and Restated Agreement of Limited Partnership

(b)    If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of Partnership Interests for cash (other than an offering relating solely to a benefit plan), the Partnership shall use all commercially reasonable efforts to include such number or amount of Partnership Interests held by any Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take any action to so include the Partnership Interests of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of Partnership Interests pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder that in their opinion the inclusion of all or some of the Holder’s Partnership Interests would adversely and materially affect the timing or success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Interests held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
(c)    If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Interests were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or issuer free writing prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information

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Second Amended and Restated Agreement of Limited Partnership

furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.
(d)    The provisions of Section 7.12(a) and Section 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Interests with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Interests for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.
(e)    The rights to cause the Partnership to register Partnership Interests pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Interests, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Interests with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.
(f)    Any request to register Partnership Interests pursuant to this Section 7.12 shall (i) specify the Partnership Interests intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Interests for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Interests, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Interests.
Section 7.13    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available to such Person or Partner to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
Article VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1    Records and Accounting.
(a)    The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Interests, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.
(b)    The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.
Section 8.2    Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.
Section 8.3    Reports.
(a)    As soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means, to each Record Holder of a Unit or other Partnership Interest as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner, and such other information as may be required by applicable law, regulation or rule of

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.
(b)    As soon as practicable, but in no event later than 50 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means to each Record Holder of a Unit or other Partnership Interest, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.
(c)    The General Partner shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Partnership.
Article IX
TAX MATTERS

Section 9.1    Tax Returns and Information. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal, state and local income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable period ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.
Section 9.2    Tax Elections.
(a)    The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest Closing Price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

transfer is deemed to occur pursuant to Section 6.2(f) without regard to the actual price paid by such transferee.
(b)    Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.
Section 9.3    Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231(a)(7) of the Code as in effect prior to the enactment of the Bipartisan Budget Act of 2015), and the “partnership representative” (as defined in Section 6223 of the Code following the enactment of the Bipartisan Budget Act of 2015) and is authorized to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. In its capacity as “partnership representative,” the General Partner shall exercise any and all authority of the “partnership representative” under the Code, including, without limitation, (a) binding the Partnership and its Partners with respect to tax matters and (b) determining whether to make any available election under Section 6226 of the Code, which permits the Partnership to pass any tax adjustment through to the persons who were partners of the Partnership in the year to which the adjustment relates and irrespective of whether such persons are partners of the Partnership at the time the election under Section 6226 of the Code is made. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably requested by the General Partner in its capacity as “partnership representative.” Each Partner agrees that notice of or updates regarding tax controversies shall be deemed conclusively to have been given or made by the General Partner if the Partnership has either (x) filed the information for which notice is required with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such information is publicly available on such system or (y) made the information for which notice is required available on any publicly available website maintained by the Partnership, whether or not such Partner remains a Partner in the Partnership at the time such information is made publicly available. Notwithstanding anything herein to the contrary, nothing in this provision shall obligate the “partnership representative” to provide notice to the Partners other than as required by the Bipartisan Budget Act of 2015. The General Partner may amend the provisions of this Agreement as it determines appropriate in response to any amendment to the provisions of Subchapter C of Chapter 63 of Subtitle F of the Code or the promulgation of regulations or publication of other administrative guidance thereunder.
Section 9.4    Withholding; Tax Payments.
(a)    The General Partner may treat taxes paid by the Partnership on behalf of, all or less than all of the Partners, either as a distribution of cash to such Partners or as a general expense of the Partnership, as determined appropriate under the circumstances by the General Partner.
(b)    Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income or from a distribution to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 or Section 12.4(c) in the amount of such withholding from such Partner.
Article X
ADMISSION OF PARTNERS

Section 10.1    Admission of Limited Partners.
(a)    By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.8, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred or issued, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is an Ineligible Holder shall be determined in accordance with Section 4.8.
(b)    The name and mailing address of each Record Holder shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).
(c)    Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 10.2    Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.
Section 10.3    Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.
Article XI
WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1    Withdrawal of the General Partner.
(a)    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);
(i)    The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;
(ii)    The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;
(iii)    The General Partner is removed pursuant to Section 11.2;
(iv)    The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

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Second Amended and Restated Agreement of Limited Partnership

(v)    A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or
(vi)    (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; and (D) if the General Partner is a natural person, his death or adjudication of incompetency.
If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B) or (C) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.
(b)    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in such notice or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), a Unit Majority may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership, and, to the extent applicable, the other Group Members, without dissolution. If, prior to the effective date of the General Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed), the Partnership shall be dissolved in accordance with Section 12.1 unless the business of the Partnership is continued pursuant to Section 12.2. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 11.2    Removal of the General Partner. The General Partner may not be removed unless the removal is for Cause and such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Common Units, voting as a class (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.
Section 11.3    Interest of Departing General Partner and Successor General Partner.
(a)    In the event of the removal or withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement, if the successor General Partner is elected in accordance with the terms of Section 11.1, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates’ general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.5, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

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Second Amended and Restated Agreement of Limited Partnership

For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Units, including the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, the value of the General Partner Interest and other factors it may deem relevant.
(b)    If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (and its Affiliates, if applicable) shall become a Limited Partner and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the Departing General Partner (and its Affiliates, if applicable) contributed the Combined Interest to the Partnership in exchange for the newly issued Common Units.
Section 11.4    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.
Article XII
DISSOLUTION AND LIQUIDATION

Section 12.1    Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:
(a)    an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;
(b)    an election to dissolve the Partnership by the General Partner that is approved by a Unit Majority;
(c)    the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or
(d)    at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.
Section 12.2    Continuation of the Business of the Partnership After Dissolution. Upon (a) an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:
(i)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;
(ii)    if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and
(iii)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;
provided, that the right of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability under the Delaware Act of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).
Section 12.3    Liquidator. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.
Section 12.4    Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:
(a)    The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.
(b)    Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
(c)    All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).
Section 12.5    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 12.6    Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.
Section 12.7    Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.
Section 12.8    Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable period of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.
Article XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1    Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

(a)    a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;
(b)    admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;
(c)    a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;
(d)    a change that the General Partner determines (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.6 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
(e)    a change in the fiscal year or taxable period of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;
(f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(g)    an amendment that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Interests and Derivative Instruments pursuant to Section 5.4;

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Second Amended and Restated Agreement of Limited Partnership

(h)    any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;
(i)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;
(j)    an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 or Section 7.1(a);
(k)    a merger, conveyance or conversion pursuant to Section 14.3(d); or
(l)    any other amendments substantially similar to the foregoing.
Section 13.2    Amendment Procedures. Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole discretion. An amendment shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or 13.3, a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has either (a) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such amendment is publicly available on such system or (b) made such amendment available on any publicly available website maintained by the Partnership.
Section 13.3    Amendment Requirements.
(a)    Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no provision of this Agreement (other than Section 11.2 or Section 13.4) that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) or requires a vote or approval of Partners (or a subset of Partners) holding a specified Percentage Interest to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing or increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or increased, as applicable, or the affirmative vote of Partners whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced or increased, as applicable.

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Second Amended and Restated Agreement of Limited Partnership

(b)    Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner to the Partnership (including requiring any holder of a class of Partnership Interests to make additional Capital Contributions to the Partnership) any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.
(c)    Except as provided in Section 14.3 or Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. If the General Partner determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Partnership Interests, as compared to other classes of Partnership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.
(d)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Percentage Interests of all Limited Partners voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.
(e)    Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of Partners (including the General Partner and its Affiliates) holding at least 90% of the Percentage Interests of all Limited Partners.
Section 13.4    Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed. No business may be brought by any Limited Partner before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 17.1. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
Section 13.5    Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 17.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.
Section 13.6    Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (i) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (ii) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.
Section 13.7    Postponement and Adjournment. Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Limited Partner vote shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted

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Second Amended and Restated Agreement of Limited Partnership

at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.
Section 13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes. The transaction of business at any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.
Section 13.9    Quorum and Voting. The holders of a majority, by Percentage Interest, of Partnership Interests of the class or classes for which a meeting has been called (including Partnership Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Partners of such class or classes unless any such action by the Partners requires approval by holders of a greater Percentage Interest, in which case the quorum shall be such greater Percentage Interest. At any meeting of the Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Partners holding Partnership Interests that, in the aggregate, represent a majority of the Percentage Interest of those present in person or by proxy at such meeting shall be deemed to constitute the act of all Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Partners holding Partnership Interests that in the aggregate represent at least such greater or different percentage shall be required; provided, however, that if, as a matter of law or provision of this Agreement, approval by plurality vote of Partners (or any class thereof) is required to approve any action, no minimum quorum shall be required. The Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by Partners holding the required Percentage Interest specified in this Agreement.
Section 13.10    Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the

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Second Amended and Restated Agreement of Limited Partnership

conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.
Section 13.11    Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage, by Percentage Interest, of the Partnership Interests of the class or classes for which a meeting has been called (including Partnership Interests deemed owned by the General Partner), as the case may be, that would be necessary to authorize or take such action at a meeting at which all the Limited Partners entitled to vote at such meeting were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner and (b) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the holders of the requisite percentage of Units acting by written consent without a meeting.
Section 13.12    Right to Vote and Related Matters.
(a)    Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.
(b)    With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the

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Second Amended and Restated Agreement of Limited Partnership

foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
Article XIV
MERGER OR CONSOLIDATION

Section 14.1    Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.
Section 14.2    Procedure for Merger or Consolidation.
(a)    Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner, in declining to consent to a merger or consolidation, may act in its sole discretion.
(b)    If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:
(i)    the name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;
(ii)    the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
(iii)    the terms and conditions of the proposed merger or consolidation;
(iv)    the manner and basis of exchanging or converting the equity interests of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, then the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which

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Second Amended and Restated Agreement of Limited Partnership

the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of equity interests represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
(v)    a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or limited liability company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
(vi)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain and stated in the certificate of merger); and
(vii)    such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.
Section 14.3    Approval by Limited Partners.
(a)    Except as provided in Sections 14.3(d) and 14.3(e), the General Partner, upon its approval of the Merger Agreement shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.
(b)    Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.
(c)    Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

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Second Amended and Restated Agreement of Limited Partnership

(d)    Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already treated as such), (ii) the sole purpose of such merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.
(e)    Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Partnership Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Partnership Interest of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests Outstanding immediately prior to the effective date of such merger or consolidation.
(f)    Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.
Section 14.4    Certificate of Merger. Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.
Section 14.5    Effect of Merger or Consolidation.
(a)    At the effective time of the certificate of merger:

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Second Amended and Restated Agreement of Limited Partnership

(i)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
Article XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1    Right to Acquire Limited Partner Interests.
(a)    Notwithstanding any other provision of this Agreement but subject to Section 15.1(b), if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (i) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(c) is mailed and (ii) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(c) is mailed.
(b)    Notwithstanding the provisions of Section 15.1(a), if the issuance of the New OMP Common Units and IDR Conversion Common Units pursuant to the Contribution and Simplification Agreement cause the General Partner and its Affiliates to hold more than 70% of the total Limited Partner Interests of any class then Outstanding as of the Closing Date, then, for so long as the General Partner and its Affiliates hold more than 70% of the total Limited Partner Interests of any class then Outstanding, the threshold amount of “80% of the total Limited Partner Interests of any class then Outstanding” under Section 15.1(a) shall instead be deemed to be a percentage amount of the total Limited Partner Interests of any class then Outstanding equal to the Closing Date Percentage Interest plus 10%. For purposes of this Section 15.1(c), the term “Closing Date Percentage Interest” means the percentage amount of the total Limited

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Second Amended and Restated Agreement of Limited Partnership

Partner Interests of any class then Outstanding held by the General Partner and its Affiliates immediately following the Closing on the Closing Date. If, after the Closing Date, the General Party and its Affiliates hold 70% or less of the total Limited Partner Interests then Outstanding, then the provisions of this Section 15.1(b) shall no longer apply. For purposes of this Section 15.1(c), the terms “New OMP Common Units,” “IDR Conversion Common Units” and “Closing Date” shall each have the meaning ascribed to such term in the Contribution and Simplification Agreement.
(c)    If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in the case of Limited Partner Interests evidenced by Certificates, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests in the case of Limited Partner Interests evidenced by Certificates, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests.

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Second Amended and Restated Agreement of Limited Partnership

(d)    In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.
Article XVI
CORPORATE TREATMENT

Section 16.1    Corporate or Entity Treatment. The General Partner shall take such actions as it determines are necessary or appropriate to preserve the status of the Partnership as a partnership for U.S. federal (or applicable state and local) income tax purposes. Notwithstanding the foregoing, if, in connection with the enactment of U.S. federal income tax legislation or a change in the official interpretation of existing U.S. federal income tax legislation by a governmental authority, the General Partner determines that the Partnership should no longer be characterized as a partnership for U.S. federal or applicable state and local income tax purposes, or that the Partnership Interests held by some or all of the Partners should be converted into or exchanged for interests in a newly formed entity taxed as a corporation or an entity taxable at the entity level for U.S. federal (or applicable state and local) income tax purposes whose sole asset is Partnership Interests, then the General Partner may, without Limited Partner approval, take such steps, if any, as it determines are necessary or appropriate to (a) cause the Partnership to be treated as, or confirm that the Partnership will be treated as, an entity taxable as a corporation or as an entity taxable at the entity level for U.S. federal (or applicable state and local) income tax purposes, whether by election of the Partnership or conversion of the Partnership or by any other means or methods, or (b) cause Partnership Interests held by some or all of the Partners to be converted into or exchanged for interests in a newly formed entity taxable as a corporation or an entity taxable at the entity level for U.S. federal (or applicable state and local) income tax purposes whose sole asset is Partnership Interests and, in either case, the first sentence of this Section 16.1 shall no longer apply; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to make such determination or take such steps and may, in its sole discretion, decline to do so; provided, further, that the General Partner may determine that it is necessary or appropriate for certain Partners to retain their Partnership Interests and not be converted or exchanged for interest in a newly formed entity. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner, with full power of substitution, the true and lawful attorney-in-fact and agent of such Limited Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all instruments, documents and certificates, and take any other actions, that may from time to time be necessary or appropriate to effectuate a transaction permitted by this Section 16.1. The foregoing power of attorney shall be irrevocable and is a power coupled with an interest and shall survive and not be affected by the subsequent death, disability, incapacity, dissolution, termination of existence or bankruptcy of, or any other event concerning, a Limited Partner.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Article XVII
GENERAL PROVISIONS

Section 17.1    Addresses and Notices; Written Communications.
(a)    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 17.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 17.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
(b)    The terms “in writing”, “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 17.2    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 17.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 17.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 17.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 17.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 17.7    Third-Party Beneficiaries. Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.
Section 17.8    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) without execution hereof.
Section 17.9    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
(a)    Each of the Partners and each Person holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):
(i)    irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a fiduciary or other duty owed by any director, officer, or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;
(ii)    irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;
(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;
(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;
(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law;
(vi)    IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and
(vii)    agrees that if such Partner or Person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding, then such Partner or Person shall be obligated to reimburse the Partnership and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding.

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

Section 17.10    Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 17.11    Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.
Section 17.12    Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on Certificates representing Units is expressly permitted by this Agreement.
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OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
GENERAL PARTNER:

OMP GP LLC

By:
Name: Taylor L. Reid
Title: Chief Executive Officer

ORGANIZATIONAL LIMITED PARTNER:

OMS HOLDINGS LLC

By:
Name: Taylor L. Reid
Title: Chief Executive Officer

OASIS MIDSTREAM PARTNERS LP
Second Amended and Restated Agreement of Limited Partnership

EXHIBIT E
FORM OF SECOND A&R GENERAL PARTNER LLC AGREEMENT
[See attached]

Final Form

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
OMP GP LLC

Second Amended and Restated Limited Liability Company Agreement
of
OMP GP LLC

1

Second Amended and Restated Limited Liability Company Agreement
of
OMP GP LLC

2

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
OMP GP LLC
THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of OMP GP LLC (the “Company”), dated as of  [____], 2021 (the “Effective Date”) is entered into by the Member of the Company, which amends and restates that certain Amended and Restated Limited Liability Company Agreement dated May 22, 2017 (the “Prior LLC Agreement”).
RECITALS:
WHEREAS, OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), formed the Company as a limited liability company under the Act by filing a Certificate of Formation with the Secretary of State of the State of Delaware effective as of June 25, 2014;
WHEREAS, the Company is party to that certain Contribution and Simplification Agreement, dated March 22, 2021, by and among, the Company, OMS Holdings, Oasis Midstream Services LLC, a Delaware limited liability company, the Partnership, OMP Operating LLC, a Delaware limited liability company, OMP DevCo Holdings Corp., a Delaware corporation, Beartooth DevCo LLC, a Delaware limited liability company, Bobcat DevCo LLC, a Delaware limited liability company, and for the purposes of Section 7.3, Section 7.4, Article VIII and Article X thereof, Oasis Petroleum, Inc., a Delaware corporation (the “Contribution Agreement”), pursuant to which, among other things, the Company will cause the Incentive Distribution Rights (as defined in the Contribution Agreement) to be converted into Common Units (the “IDR Conversion”);
WHEREAS, pursuant to the terms of the Contribution Agreement, OMS Holdings Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of OMS Holdings, merged with and into the Company, with the Company surviving the merger (the “GP Merger”);
WHEREAS, pursuant to the terms of the Contribution Agreement, at the GP Merger Effective Time (as defined in the Contribution Agreement), (i) each Unit of the Company issued and outstanding immediately prior to the GP Merger Effective Time automatically converted into, and thereafter represents the right to receive the IDR Conversion Common Units (as defined in the Contribution Agreement) on a pro rata basis, (ii) the IDR Conversion Common Units were distributed to the holders of the Class B Units (as defined in the Prior LLC Agreement) in the Company in redemption of such Class B Units (the “Class B Conversion”), and (iii) OMS Holdings thereafter owns all of the issued and outstanding membership interests in the Company and is the sole Member; and
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WHEREAS, in connection with the foregoing, OMS Holdings, as the sole Member, now desires to amend and restate the Prior LLC Agreement in its entirety by executing this Agreement, effective on the Effective Date, to reflect the agreement of the Company and the Member as set forth herein.
NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Member hereby enters into this Agreement:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries’ controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of OMP GP LLC, as it may be amended, supplemented or restated from time to time. This Agreement constitutes a “limited liability company agreement” as such term is defined in the Act.
“Board” means the board of directors of the Company.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Formation may be amended, supplemented or restated from time to time.
“Chairman” has the meaning assigned to such term in Section 5.2(d).
“Class B Conversion” has the meaning given to such term in the Recitals.
“Common Units” has the meaning assigned to such term in the Partnership Agreement.
“Company” means OMP GP LLC, a Delaware limited liability company, and any successors thereto. For the avoidance of doubt, references in this Agreement to the Company shall not include the Partnership or any of its Subsidiaries.
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“Company Group” means Oasis Petroleum, Inc., the Company, the Partnership and any of their respective Subsidiaries.
“Contribution Agreement” has the meaning given to such term in the Recitals.
“Directors” has the meaning assigned to such term in Section 5.1.
“Effective Date” has the meaning given to such term in the Preamble.
“GP Merger” has the meaning given to such term in the Recitals.
“Group Member” means a member of the Company Group.
“IDR Conversion” has the meaning given to such term in the Recitals.
“Indemnitee” means (a) the Member; (b) any Person who is or was an Affiliate of the Company; (c) any Person who is or was a member, partner, director, officer, fiduciary or trustee of the Company, any Group Member or the Partnership; (d) any Person who is or was serving at the request of the Member as a member, partner, director, officer, fiduciary or trustee of another Person, in each case, acting in such capacity, provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (e) any Person the Company designates as an “Indemnitee” for purposes of this Agreement.
“Independent Director” has the meaning assigned to such term in Section 5.2(c)(ii).
“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority.
“Member” means OMS Holdings.
“Officer” has the meaning given to such term in Section 6.1(a).
“OMS Holdings” has the meaning given to such term in the Recitals.
“Partners” has the meaning assigned to such term in the Partnership Agreement.
“Partnership” means Oasis Midstream Partners LP, a Delaware limited partnership.
“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Oasis Midstream Partners LP, as it may be amended, supplemented or restated from time to time.
“Partnership Interest” means an interest in the Partnership, which shall include any general partner interest and limited partner interests but shall exclude any options, rights, warrants, appreciation rights tracking and phantom interests, and other economic interests relating to an equity interest in the Partnership.
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“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Prior LLC Agreement” has the meaning given to such term in the Preamble.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership, directly or indirectly, at the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
Section 1.2    Construction.
(a)    Unless the context requires otherwise: (i) capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Partnership Agreement; (ii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (iii) references to Articles and Sections refer to Articles and Sections of this Agreement; and (iv) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.
(b)    A reference to any Person includes such Person’s successors and permitted assigns.
ARTICLE II
ORGANIZATION
Section 2.1    Formation.
On June 25, 2014, OMS Holdings formed the Company as a limited liability company pursuant to the provisions of the Act by virtue of the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.
Section 2.2    Name. The name of the Company shall be “OMP GP LLC”. The Company’s business may be conducted under any other name or names deemed necessary or appropriate by the Board in its discretion, including, if consented to by the Board, the name of the Partnership. The words “Limited Liability Company,” “L.L.C.” or “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board in its discretion may change the name of the
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Company at any time and from time to time and shall promptly notify the Member of such change.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.
Unless and until changed by the Board, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 1001 Fannin Street, Suite 1500, Houston, Texas 77002, or such other place as the Board may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board deems necessary or appropriate.
Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to (a) serve as the general partner of the Partnership and, in connection therewith, to exercise all rights conferred upon the Company as the general partner of the Partnership in accordance with the Partnership Agreement; (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Company is permitted to engage in and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Member and that lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (d) guarantee, mortgage, pledge or encumber any or all of its assets in connection with any indebtedness of any Affiliate of the Company and (e) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the Partnership or any Subsidiary of the Partnership.
Section 2.5    Powers.
The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.
Section 2.6    Term.
The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Act and shall continue in existence in perpetuity or until the dissolution of the Company in accordance with the provisions of ARTICLE VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.
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Section 2.7    Title to Company Assets.
Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Member shall not have any ownership interest in such Company assets or any portion thereof.
ARTICLE III
MEMBER; MEMBERSHIP INTERESTS; VOTING

Section 3.1    The Member; Membership Interests.
OMS Holdings shall be the sole member of the Company, and all of the membership interests in the Company shall be held by OMS Holdings.
Section 3.2    Limited Liability; No Liability.
Except as otherwise provided under the non-waivable provisions of the Act, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and the Member in its capacity as such shall be liable personally for any debts, liabilities, contracts or other obligations of the Company, except to the extent set forth in any non-waivable provision of the Act or in any separate written instrument signed by the Member.  The Member shall not have any responsibility or obligation to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, except as expressly provided in this Agreement or required by any non-waivable provision of the Act.
Section 3.3    Voting.
Unless otherwise granted to the Board by this Agreement, the Directors shall not have any voting or management rights with respect to the Company, and the Member shall possess all voting rights in all matters relating to the Company, including, without limitation, the amendment of this Agreement (subject to Section 10.2), any merger, consolidation or conversion of the Company, any sale of all or substantially all of the assets of the Company and the termination, dissolution and liquidation of the Company. The Member may act by written consent without a meeting with respect to any action it could act upon at a meeting.
ARTICLE IV
DISTRIBUTIONS

Section 4.1    Distributions.
The Company shall make distributions of cash or other assets to the Member at the times and in the manner that the Member deems appropriate and as permitted by applicable Law.
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ARTICLE V
MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1    Establishment of the Board.
The number of directors (the “Directors”) constituting the board of directors of the Company shall be at least three and not more than twelve, unless otherwise fixed from time to time pursuant to action by the Member. The Directors shall be elected or approved by the Member. The Directors shall serve as Directors of the Company for their term of office established pursuant to Section 5.3.
Section 5.2    The Board; Delegation of Authority and Duties.
(a)    The Member and Board. Except as otherwise provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, which shall possess all rights and powers which are possessed by “managers” under the Act and otherwise by applicable law, pursuant to Section 18-402 of the Act, subject to the provisions of this Agreement. Except as otherwise provided for herein, the Member hereby consents to the exercise by the Board of all such powers and rights conferred on it by the Act or otherwise by applicable law with respect to the management and control of the Company.
(b)    Delegation by the Board. The Board shall have the power and authority to delegate to one or more other Persons the Board’s rights and powers to manage and control the business and affairs of the Company, including delegating such rights and powers of the Board to agents and employees of the Company (including Officers). The Board may authorize any Person (including, without limitation, the Member, or any Director or Officer) to enter into any document on behalf of the Company and perform the obligations of the Company thereunder.
(c)    Committees.
(i)    The Board may establish committees of the Board and may delegate any of its responsibilities to such committees.
(ii)    The Board shall have an audit committee comprised of at least three Directors, all of whom shall be Independent Directors. Such audit committee shall establish a written audit committee charter in accordance with the rules of the principal national securities exchange on which a class of Partnership Interests of the Partnership are listed or admitted to trading, as amended from time to time. “Independent Director” shall mean Directors meeting independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder and by the national securities exchange on which any class of Partnership Interests of the Partnership are listed or admitted to trading.
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(d)    Chairman of the Board. The Board may elect a chairman (the “Chairman”) of the Board. The Chairman of the Board, if elected, shall be a member of the Board and shall preside at all meetings of the Board and of the partners of the Partnership. The Chairman of the Board shall not be an Officer by virtue of being the Chairman of the Board but may otherwise be an Officer. The Chairman of the Board may be removed either with or without cause at any time by the affirmative vote of a majority of the Board. No removal or resignation as Chairman of the Board shall affect such Chairman’s status as a Director.
Section 5.3    Term of Office.
Once designated pursuant to Section 5.1, a Director shall continue in office until the removal of such Director in accordance with the provisions of this Agreement or until the earlier death or resignation of such Director. Any Director may resign at any time by giving written notice of such Director’s resignation to the Board. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of such Director’s resignation shall not be necessary to make such resignation effective. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause shall be filled by the Member. Notwithstanding anything herein or under applicable law to the contrary, any Director may be removed at any time with or without cause by the Member.
Section 5.4    Meetings of the Board and Committees.
(a)    Meetings. The Board (or any committee of the Board) shall meet at such time and at such place as the Chairman of the Board (or the chairman of such committee) may designate. If no Chairman has been elected or is serving, the Board shall meet at such time and such place as a majority of the Directors may designate. Written notice of all regular meetings of the Board (or any committee of the Board) must be given to all Directors (or all members of such committee) at least two days prior to the regular meeting of the Board (or such committee). Special meetings of the Board (or any committee of the Board) shall be held at the request of the Chairman, a majority of the Directors (or a majority of the members of such committee) or the Member upon at least two days (if the meeting is to be held in person) or twenty-four hours (if the meeting is to be held telephonically) oral or written notice to the Directors (or the members of such committee) or upon such shorter notice as may be approved by the Directors (or the members of such committee), which approval may be given before or after the relevant meeting to which the notice relates. All notices and other communications to be given to Directors (or members of a committee) shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram, as an attachment to an electronic mail message or facsimile, and shall be directed to the address, electronic mail address or facsimile number as such Director (or member of a committee) shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board (or committee) need be specified in the notice of such meeting. Any Director (or member of such committee) may waive the requirement of such notice as to such Director (or such member).
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(b)    Conduct of Meetings. Any meeting of the Board (or any committee of the Board) may be held in person or by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
(c)    Quorum. Fifty percent or more of all Directors (or members of a committee of the Board), present in person or participating in accordance with Section 5.4(b), shall constitute a quorum for the transaction of business, but if at any meeting of the Board (or committee) there shall be less than a quorum present, a majority of the Directors (or members of a committee) present may adjourn the meeting without further notice. The Directors (or members of a committee) present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors (or members of a committee) to leave less than a quorum; provided, however, that only the acts of the Directors (or members of a committee) meeting the requirements of Section 5.5 shall be deemed to be acts of the Board (or such committee).
Section 5.5    Voting.
Except as otherwise provided in this Agreement, the effectiveness of any vote, consent or other action of the Board (or any committee) in respect of any matter shall require either (a) the presence of a quorum and the affirmative vote of at least a majority of the Directors (or members of such committee) present or (b) the written consent (in lieu of meeting) of the Directors (or members of such committee) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the Board (or any committee) at which all Directors (or members of such committee) entitled to vote thereon were present and voted. Any Director may vote in person or by proxy (pursuant to a power of attorney) on any matter that is to be voted on by the Board at a meeting thereof.
Section 5.6    Responsibility and Authority of the Board.
(a)    General. Except as otherwise provided in this Agreement, the relative authority and functions of the Board, on the one hand, and the Officers, on the other hand, shall be identical to the relative authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are set forth in Section 6.1 hereof and as are specified by the Board from time to time. Accordingly, except as otherwise specifically provided in this Agreement, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers who shall be agents of the Company. In addition to the powers and authorities expressly conferred on the Board by this Agreement, the Board may exercise all such powers of the Company and do all such acts and things as are not restricted by this Agreement, the Partnership Agreement, the Act or applicable law.
(b)    Member Consent Required for Extraordinary Matters. Notwithstanding anything herein to the contrary, the Board will not take any action without approval of the Member with respect to an extraordinary matter that would have, or would reasonably be expected to have, a material effect, directly or indirectly, on the Member’s interests in the
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Company. The type of extraordinary matter referred to in the prior sentence which requires approval of the Member shall include, but not be limited to, the following: (i) commencement of any action relating to bankruptcy, insolvency, reorganization or relief of debtors by the Company or a material Subsidiary thereof; (ii) a merger, consolidation, recapitalization or similar transaction involving the Company, the Partnership or a material Subsidiary thereof; (iii) a sale, exchange or other transfer not in the ordinary course of business of a substantial portion of the assets of the Partnership or a material Subsidiary of the Partnership, viewed on a consolidated basis, in one or a series of related transactions; (iv) dissolution or liquidation of the Company or the Partnership; and (v) a material amendment of the Partnership Agreement. An extraordinary matter will be deemed approved by the Member if the Board receives a written, facsimile or electronic instruction evidencing such approval from the Member or if a majority of the Directors that do not qualify as Independent Directors because of their affiliation with the Member approve such matter. To the fullest extent permitted by law, a Director, acting as such, shall have no duty, responsibility or liability to the Member with respect to any action by the Board approved by the Member.
(c)    Member-Managed Decisions.
Notwithstanding anything herein to the contrary, the Member shall have exclusive authority over the internal business and affairs of the Company that do not relate to management and control of the Partnership and its subsidiaries. For illustrative purposes, the internal business and affairs of the Company where the Member shall have exclusive authority include (i) the amount and timing of distributions paid by the Company, (ii) the issuance or repurchase of any equity interests in the Company, (iii) the prosecution, settlement or management of any claim made directly against the Company, (iv) the decision to sell, convey, transfer or pledge any asset of the Company, (v) the decision to amend, modify or waive any rights relating to the assets of the Company and (vi) the decision to enter into any agreement to incur an obligation of the Company other than an agreement entered into for and on behalf of the Partnership for which the Company is liable exclusively by virtue of the Company’s capacity as general partner of the Partnership or of any of its Affiliates.
In addition, notwithstanding anything herein to the contrary, the Member shall have exclusive authority to cause the Company to exercise the rights of the Company as general partner of the Partnership (or those exercisable after the Company ceases to be the general partner of the Partnership) where (1) the Company makes a determination or takes or declines to take any other action in its individual capacity under the Partnership Agreement, as opposed to its capacity as the general partner of the Partnership or (2) where the Partnership Agreement permits the Company to make a determination or take or decline to take any other action in its sole discretion. For illustrative purposes, a list of provisions where the Company would be acting in its individual capacity or is permitted to act in its sole discretion is contained in Exhibit A hereto.
Section 5.7    Devotion of Time.
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The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company (except, to the extent appropriate, in their capacity as employees of the Company).
Section 5.8    Certificate of Formation.
The Member caused the Certificate of Formation to be filed with the Secretary of State of the State of Delaware as required by the Act and certain other certificates or documents it determined in its discretion to be necessary or appropriate for the qualification and operation of the Company in certain other states. The Board shall use all reasonable efforts to cause to be filed such additional certificates or documents as may be determined by the Board to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Board to be necessary or appropriate, the Board shall cause the Officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property.
Section 5.9    Benefit Plans.
The Board may propose and adopt on behalf of the Company employee benefit plans, employee programs and employee practices, or cause the Partnership to issue Partnership Interests, in connection with or pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by any Group Member or any Affiliate thereof, in each case for the benefit of employees of the Company, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of any Group Member.
Section 5.10    Indemnification.
(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.10, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 5.10 shall be made only out of the assets of the
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Company, it being agreed that the Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.10(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 5.10, that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 5.10.
(c)    The indemnification provided by this Section 5.10 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(d)    The Company may purchase and maintain (or reimburse the Member or its Affiliates for the cost of) insurance, on behalf of the Directors, the Officers, the Member, its Affiliates, the Indemnitees and such other Persons as the Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 5.10, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 5.10(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.
(f)    In no event may an Indemnitee subject the Member to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.10 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
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(h)    The provisions of this Section 5.10 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 5.10 shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 5.10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 5.11    Liability of Indemnitees.
(a)    Notwithstanding anything to the contrary set forth in this Agreement or the Partnership Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Member or any other Persons who have acquired interests in the Company, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
(b)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.
(c)    Any amendment, modification or repeal of this Section 5.11 shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 5.11 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 5.12    Reliance by Third Parties.
Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that any Officer authorized by the Board to act for and on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with any such Officer as if it were the Company’s sole party in interest, both legally and beneficially. The Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of any such Officer in connection with any such dealing. In no event shall any Person dealing with any such Officer or its representatives be
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obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of any such Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by any Officer authorized by the Board shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of and in the name of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.
Section 5.13    Other Business of Member.Existing Business Ventures. The Member, each Director and their respective Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or the Partnership, and the Company, the Partnership, the Directors and the Member shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or the Partnership, shall not be deemed wrongful or improper or a breach of any duty.
(b)    Business Opportunities. None of the Member, any Director or any of their respective Affiliates shall be obligated to present any particular investment opportunity to the Company or the Partnership even if such opportunity is of a character that the Company, the Partnership or any of their respective Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and the Member, each Director or any of their respective Affiliates shall have the right to take for such Person’s own account (individually or as a Member, Partner or fiduciary) or to recommend to others any such particular investment opportunity, and any such action shall not constitute a breach of any duty or otherwise existing at law in equity or otherwise.
ARTICLE VI
OFFICERS

Section 6.1    Officers.
(a)    Generally. The Board shall appoint agents of the Company, referred to as “Officers” of the Company as described in this Section 6.1, who shall be responsible for the day-to-day business affairs of the Company, subject to the overall direction and control of the Board. Unless provided otherwise by the Board, the Officers shall have the titles, power, authority and duties described below in this Section 6.1.
(b)    Titles and Number. Such Officers may include, in the Board’s discretion, a Chief Executive Officer, one or more Presidents, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and any other Officers appointed pursuant to this Section 6.1. Any Person may hold two or more offices.
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(i)    Chief Executive Officer. The Board shall elect one individual to serve as the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company. In general, the Chief Executive Officer, subject to the direction and supervision of the Board, shall be primarily responsible for the general management of the business of the Company and the Partnership and for implementing the policies and directives of the Board. The Chief Executive Officer shall have general and active management and control of the affairs and business and general supervision of the Company, and the Partnership and its subsidiaries, and its officers, agents and employees, and shall perform all duties incident to the office of Chief Executive Officer of the Company and such other duties as may be prescribed from time to time by the Board. Each Chief Executive Officer shall have the nonexclusive authority to sign on behalf of the Company any deeds, mortgages, leases, bonds, notes, certificates, contracts or other instruments, except in cases where the execution thereof shall be expressly delegated by the Board or by this Agreement to some other Officer or agent of the Company or shall be required by law to be otherwise executed. In the absence of the Chairman, or the Vice Chairman, if there is one, or in the event of the Chairman’s inability or refusal to act, the Chief Executive Officer shall perform the duties of the Chairman, and the Chief Executive Officer, when so acting, shall have all of the powers of the Chairman.
(ii)    President. The Board shall elect one or more individuals to serve as President. In general, each President, subject to the direction and supervision of the Board and the Chief Executive Officer, shall have general and active management and control of the affairs and business and general supervision of the Company, and the Partnership and its subsidiaries, and its officers, agents and employees, and shall perform all duties incident to the office of President of the Company and such other duties as may be prescribed from time to time by the Board. Each President shall have the nonexclusive authority to sign on behalf of the Company any deeds, mortgages, leases, bonds, notes, certificates, contracts or other instruments, except in cases where the execution thereof shall be expressly delegated by the Board or by this Agreement to some other Officer or agent of the Company or shall be required by law to be otherwise executed. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s inability or refusal to act, a President shall perform the duties of the Chief Executive Officer, and each President, when so acting, shall have all of the powers of the Chief Executive Officer.
(iii)    Vice Presidents. The Board, in its discretion, may elect one or more Vice Presidents. If a President does not have the role of chief financial officer of the Company, to have responsibility to oversee the financial operations of the Company, and the Partnership and its Subsidiaries, the Board shall elect one or more individuals to serve as Vice Presidents and chief financial officers. In the absence of any President or in the event of a President’s inability or refusal to act, the Vice President (or in the event there is more than one Vice President,
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the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of a President, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon a President. Each Vice President shall perform such other duties as from time to time may be assigned by the Chief Executive Officer, a President or the Board.
(iv)    Secretary and Assistant Secretaries. The Board, in its discretion, may elect a Secretary and one or more Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board, of the Member and of the Partners of the Partnership, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to such Person by this Agreement, the Board, the Chief Executive Officer or a President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer’s absence or inability or refusal to act.
(v)    Treasurer and Assistant Treasurers. The Board, in its discretion, may elect a Treasurer and one or more Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Agreement, the Board, the Chief Executive Officer or a President. The Treasurer, subject to the order of the Board, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to such office and shall perform such other duties and have such other powers as this Agreement, the Board, the Chief Executive Officer or a President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer’s absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Company. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Chief Executive Officer or such other Officer as the Board shall select, shall have the powers and duties conferred upon the Treasurer.
(c)    Other Officers and Agents. The Board may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
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(d)    Appointment and Term of Office. The Officers shall be appointed by the Board at such time and for such terms as the Board shall determine. Any Officer may be removed, with or without cause, only by the Board. Vacancies in any office may be filled only by the Board.
(e)    Powers of Attorney. The Board may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.
(f)    Officers’ Delegation of Authority. Unless otherwise provided by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.
Section 6.2    Compensation.
The Officers shall receive such compensation for their services as may be designated by the Board or any committee thereof established for the purpose of setting compensation.
ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1    Records and Accounting.
The Board shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business. The books of account of the Company shall be (a) maintained on the basis of a fiscal year that is the calendar year and (b) maintained on an accrual basis in accordance with U.S. GAAP, consistently applied.
Section 7.2    Reports.
With respect to each calendar year, the Board shall prepare, or cause to be prepared, and deliver, or cause to be delivered, to the Member within 120 days after the end of such calendar year, a profit and loss statement and a statement of cash flows for such year and a balance sheet as of the end of such year.
Section 7.3    Bank Accounts.
Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.
ARTICLE VIII
DISSOLUTION AND LIQUIDATION

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Section 8.1    Dissolution.
(a)    The Company shall be of perpetual duration; however, the Company shall dissolve, and its affairs shall be wound up, upon:
(i)    an election to dissolve the Company by the Member;
(ii)    the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or
(iii)    a merger or consolidation under the Act where the Company is not the surviving entity in such merger or consolidation.
(b)    No other event shall cause a dissolution of the Company.
Section 8.2    Effect of Dissolution.
Except as otherwise provided in this Agreement, upon the dissolution of the Company, the Member shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Member shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining fair value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.3, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.
Section 8.3    Application of Proceeds.
Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the following order of priority:
(a)    First, to the payment of debts and liabilities of the Company (including to the Member to the extent permitted by applicable law) and the expenses of liquidation;
(b)    Second, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an escrow agent appointed by the Member, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided; and
(c)    Thereafter, to the Member, which liquidating distribution may be made to the Member in cash or in kind, or partly in cash and partly in kind.
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ARTICLE IX
TAXES

Section 9.1    Tax Returns.
The Company shall prepare and timely file all U.S. federal, state and local and foreign tax returns required to be filed by the Company.
Section 9.2    Tax Classification.
It is the intention of the Member that the Company be disregarded as an entity separate from the Member for U.S. federal income tax purposes.
ARTICLE X
GENERAL PROVISIONS

Section 10.1    Addresses and Notices.
Any notice, demand, request, report or proxy materials required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice to the Company shall be deemed given if received by the Chief Executive Officer at the principal office of the Company designated pursuant to Section 2.3. The Company may rely and shall be protected in relying on any notice or other document from the Member or other Person if believed by it to be genuine.
If to the Member:
    OMP GP LLC
1001 Fannin Street, Suite 1500
Houston, Texas 77002
Attention: General Counsel
Facsimile: (281) 404-9704

Section 10.2    Amendment.
This Agreement may not be amended, supplemented or restated except through a written instrument signed by the Member.
Section 10.3    Creditors.
None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
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Section 10.4    Applicable Law; Submission to Jurisdiction.
This Agreement is governed by and shall be construed in accordance with the Laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the Law of another jurisdiction. The Company and the Member (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the State of Texas located in Harris County, Texas and to the federal courts located in Harris County, Texas, for the purpose of any suit, action or other proceeding arising out or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the above described courts and (c) hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above described courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. THE MEMBER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE MEMBER AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE MEMBER TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE BETWEEN THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.
Section 10.5    Invalidity of Provisions.
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
Section 10.6    Third Party Beneficiaries.
The Member agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.
[The Remainder of this Page Is Intentionally Blank]
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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

OMS HOLDINGS LLC

By:
Name: Nickolas J. Lorentzatos
Title: Executive Vice President, General Counsel and Corporate Secretary

Signature Page to
Second Amended and Restated
Limited Liability Company Agreement of
OMP GP LLC

EXHIBIT A
The following are provisions of the Partnership Agreement where the Company is permitted to act in its sole discretion or would be acting in its individual capacity. Capitalized terms used but not defined in this Exhibit A have the meanings assigned to them in the Partnership Agreement.
(a)    Section 2.4 (“Purpose and Business”), with respect to decisions to propose or approve the conduct by the Partnership of any business;
(b)    Sections 4.6(a) and (b) (“Transfer of the General Partner’s General Partner Interest”), solely with respect to the decision by the Company to transfer its general partner interest in the Partnership;
(c)    Section 5.5 (“Limited Preemptive Right”);
(d)    Section 7.6(d) (relating to the right of the Company and its Affiliates to purchase Units or other Partnership Securities and exercise rights related thereto);
(e)    Section 7.7 (“Indemnification”), solely with respect to any decision by the Company to exercise its rights as an “Indemnitee”;
(f)    Section 7.12 (“Registration Rights of the General Partner and its Affiliates”), solely with respect to any decision to exercise registration rights of the Company;
(g)    Section 11.1 (“Withdrawal of the General Partner”), solely with respect to the decision by the Company to withdraw as General Partner of the Partnership and to giving notices required thereunder;
(h)    Section 11.3(a) and (b) (“Interest of Departing General Partner and Successor General Partner”);
(i)    Section 13.2 (“Amendment Procedures”); and
(j)    Section 15.1 (“Right to Acquire Limited Partner Interests”).
OMP GP LLC
Second Amended and Restated Limited Liability Company Agreement
Exhibit A-1